EXHIBIT 2.1









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                          AGREEMENT AND PLANS OF MERGER

                                 BY AND BETWEEN

                         WALNUT FINANCIAL SERVICES, INC.

                                       AND

                                   THCG, INC.,

                                       AND

                                  BY AND AMONG

                                   THCG, INC.,

                          TOWER HILL ACQUISITION CORP.,

                                       AND

                           TOWER HILL SECURITIES, INC.




                           DATED AS OF AUGUST 5, 1999

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                          AGREEMENT AND PLANS OF MERGER

         AGREEMENT AND PLANS OF MERGER, dated as of August 5, 1999 (this "AGREEMENT"), by and between Walnut Financial Services, Inc., a Utah corporation ("Walnut"), and THCG, Inc., a Delaware corporation and a wholly-owned subsidiary of Walnut ("THCG"), and by and among THCG, Tower Hill Acquisition Corp., a New York corporation and a wholly-owned subsidiary of THCG ("NEWCO" and together with Walnut and THCG, the "WALNUT ENTITIES"), and Tower Hill Securities, Inc., a New York corporation (the "Company"). Certain other capitalized terms used in this Agreement have the meanings given them in Section 8.11.

         WHEREAS, the respective boards of directors of Walnut and THCG, deeming it advisable and for the respective benefit of Walnut and THCG and their stockholders, have approved this Agreement pursuant to which, among other things, Walnut will be merged with and into THCG ("MERGER 1") on the terms and conditions contained herein and in accordance with the Revised Business Corporation Act of the State of Utah (the "UBCA") and the General Corporation Law of the State of Delaware (the "DGCL");

         WHEREAS, the respective boards of directors of THCG, Newco and the Company, deeming it advisable and for the respective benefit of THCG, Newco and the Company, and their stockholders, have approved this Agreement pursuant to which, among other things, Newco will be merged with and into the Company ("MERGER 2" and, together with Merger 1, the "MERGERS") on the terms and conditions contained herein and in accordance with the Business Corporation Law of the State of New York (the "NYBCL");

         WHEREAS, the parties hereto intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as plans of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder, and that the transactions contemplated by this Agreement be undertaken pursuant to such plans;

         WHEREAS, pursuant to the Mergers, each outstanding share of common stock, par value $0.01 per share, of Walnut (the "WALNUT COMMON STOCK") and each outstanding share of common stock, par value $0.10 per share, of the Company (the "COMPANY COMMON STOCK") shall be automatically converted into the right to receive the consideration specified in Article 2 upon the terms and conditions hereinafter set forth;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of each of the Walnut Entities and the Company to enter into this Agreement, Walnut has agreed to the issuance of Walnut Common Stock in a private placement transaction, the conversion of certain debt into equity of Walnut, the conversion of certain accrued compensation into equity of Walnut and certain other related transactions as specified in Section 5.6;

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         WHEREAS, the Walnut Entities and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe various conditions to the Mergers;

         NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Walnut Entities and the Company hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGERS

SECTION 1.1  The Mergers.

         (a) Upon the terms and subject to the conditions of this Agreement, at the First Effective Time and in accordance with the UBCA and the DGCL, Walnut shall be merged with and into THCG. Following Merger 1, the separate corporate existence of Walnut shall cease and THCG shall continue as the surviving corporation ("SURVIVING CORPORATION 1") under the name "THCG, Inc."

         (b) Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time and in accordance with the NYBCL, Newco shall be merged with and into the Company. Following Merger 2, the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation ("SURVIVING CORPORATION 2") under the name "Tower Hill Securities, Inc."

SECTION 1.2 Closing. The closing of the transactions contemplated hereby shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "CLOSING") as soon as practicable after all of the conditions to the Closing set forth in Article 6 have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE."

SECTION 1.3 Effective Time.

         (a) Simultaneously with the Closing, the parties hereto shall cause Merger 1 to be consummated by (i) filing a certificate of merger (the "FIRST CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the UBCA and the DGCL, and (ii) making all other filings or recordings required under the UBCA and the DGCL. Merger 1 shall become effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware or at such subsequent time as the parties shall agree and shall be specified in the First Certificate of Merger (the date and time Merger 1 becomes effective being the "FIRST EFFECTIVE TIME").

         (b) Immediately after the First Effective Time, the parties hereto shall cause Merger 2 to be consummated by (i) filing a certificate of merger (the "SECOND CERTIFICATE OF

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
MERGER") in such form as is required by and executed in accordance with the relevant provisions of the NYBCL, and (ii) making all other filings or recordings required under the NYBCL. Merger 2 shall become effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of New York or at such subsequent time as the parties shall agree and shall be specified in the Second Certificate of Merger (the date and time Merger 2 becomes effective being the "SECOND EFFECTIVE TIME" and, together with the First Effective Time, the "EFFECTIVE TIME OF THE MERGERS").

SECTION 1.4 Certificate of Incorporation.

         (a) At the First Effective Time, the certificate of incorporation of THCG, as in effect immediately prior to the First Effective Time, shall be the certificate of incorporation of Surviving Corporation 1, unless and until thereafter changed or amended as provided therein or in accordance with applicable Law.

         (b) At the Second Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Second Effective Time, shall be the certificate of incorporation of Surviving Corporation 2, unless and until thereafter changed or amended as provided therein or in accordance with applicable Law.

SECTION 1.5 By-laws.

         (a) At the First Effective Time, the by-laws of THCG, as in effect immediately prior to the First Effective Time, shall be the by-laws of Surviving Corporation 1, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of Surviving Corporation 1 or by applicable Law.

         (b) At the Second Effective Time, the by-laws of the Company, as in effect immediately prior to the Second Effective Time, shall be the by-laws of Surviving Corporation 2, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of Surviving Corporation 2 or by applicable Law.

SECTION 1.6 Directors and Officers

         (a) Subject to Section 5.22, at the First Effective Time, the directors of THCG immediately preceding the First Effective Time shall become the directors of Surviving Corporation 1 to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified. At the First Effective Time, the officers of THCG immediately preceding the First Effective Time shall become the officers of Surviving Corporation 1 until the Second Effective Time or until the earlier of their death, resignation or removal or until their respective successors are duly elected or qualified. At the Second Effective Time, all of the current officers of THCG shall resign and the individuals identified on Schedule 1.6(a) shall become the officers of Surviving Corporation 1 to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

         (b) At the Second Effective Time, the directors of the Company immediately preceding the Second Effective Time shall become the directors of Surviving Corporation 2 to

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serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified. At the Second Effective Time, the officers of the Company immediately preceding the Second Effective Time shall become the officers of Surviving Corporation 2 until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.


                                    ARTICLE 2

                         CONVERSION OF CAPITAL STOCK OF
                          THE CONSTITUENT CORPORATIONS

SECTION 2.1 Merger 1. As of the First Effective Time by virtue of Merger 1 and without any action on the part of the holder of any shares of Walnut Common Stock or any shares of capital stock of THCG:

         (a) Conversion of Capital Stock of Walnut. Each share of Walnut Common Stock issued and outstanding immediately prior to the First Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of Surviving Corporation 1 (the "THCG COMMON STOCK").

         (b) Walnut Stock Options. Prior to the First Effective Time, each Option outstanding at the First Effective Time to purchase shares of Walnut Common Stock (a "WALNUT OPTION") under the Amended and Restated Walnut Financial Services, Inc. 1994 Incentive Stock Option Plan and the Walnut Capital Corporation 1987 Stock Option Plan, as amended (the "WALNUT OPTION PLANS"), other than the Walnut Options listed on Schedule 2.1(b)(i) (the "CONVERTED WALNUT OPTIONS"), shall be purchased for the amount set forth on Schedule 2.1(b)(ii), which amount equals the value of said Walnut Options as determined using a Black-Scholes valuation. As of the First Effective Time, each of the Converted Walnut Options shall be assumed by THCG and shall be converted into and shall constitute an Option to purchase, for the same exercise price per share and on the same terms and conditions as are contained in such Walnut Option on the date hereof, one fully paid and non-assessable share of THCG Common Stock. As soon as practicable following the First Effective Time, THCG will cause to be delivered to each holder of an outstanding Converted Walnut Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Converted Walnut Option shall continue in effect on the same terms and conditions.
         (c) Conversion of Capital Stock of THCG. Each share of THCG Common Stock issued and outstanding immediately prior to the First Effective Time and held by Walnut shall be cancelled and retired and cease to exist, without any conversion thereof.

         (d) Treasury Shares. Each share of Walnut Common Stock and THCG Common Stock held in treasury by Walnut and THCG, respectively, immediately prior to the First Effective Time shall be cancelled and retired and cease to exist, without any conversion thereof.

SECTION 2.2 Merger 2. At the Second Effective Time, by virtue of Merger 2 and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Newco:


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         (a)   Conversion of Capital Stock of Newco. Each share of common stock of Newco, par value $0.10 per share (the "NEWCO COMMON STOCK"), issued and outstanding immediately prior to the Second Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.10 per share, of Surviving Corporation 2.

         (b) Conversion of Company Common Stock. Subject to the provisions of Sections 2.3(c), (h), (i), (j) and (k), each share of Company Common Stock issued and outstanding immediately prior to the Second Effective Time shall be converted into 37,228.145 shares of THCG Common Stock, plus an additional number of shares of THCG Common Stock equal to one percent of the number of restricted shares of THCG Common Stock intended to be granted to Shai Novik pursuant to
Section 2.2(c) and which do not vest and are forfeited in accordance with the terms and conditions thereof; provided that upon such forfeiture and transfer to the holders of Company Common Stock, such shares shall no longer be restricted.

         (c) Conversion of Novik Options. As of the Second Effective Time, each outstanding Option to purchase shares of Company Common Stock that is held by Shai Novik (the "NOVIK OPTIONS"), which Novik Options are the only Options outstanding to purchase shares of Company Common Stock, shall be cancelled. It is intended that Shai Novik shall receive a grant of 372,281.45 restricted shares of THCG Common Stock under the THCG Stock Incentive Plan pursuant to his employment agreement with THCG attached hereto as Exhibit C-2. The restricted shares of THCG Common Stock will be subject to the terms and conditions contained in a restricted stock agreement, in form and content reasonably satisfactory to Walnut, including provisions that such shares shall be restricted as to transferability and subject to forfeiture and shall become transferable and vested in the same proportions and at the same time as the Novik Options were scheduled to become exercisable. At the Second Effective Time, Shai Novik shall deliver to THCG a copy of the agreement evidencing the Novik Options, marked "cancelled," against receipt of a certificate for such restricted shares.

         (d) Treasury Shares. Each share of Company Common Stock and Company Preferred Stock and each share of Newco Common Stock held in treasury by the Company and Newco, respectively, immediately prior to the Second Effective Time shall be cancelled and retired and cease to exist, without any conversion thereof.

SECTION 2.3 Exchange of Certificates.

         (a) Exchange Agent. Prior to the Effective Time of the Mergers, Walnut shall appoint Corporate Stock Transfer to act as exchange agent (the "EXCHANGE AGENT") in the Mergers.

         (b) THCG to Provide Common Stock. Promptly after the First Effective Time, THCG shall deposit with the Exchange Agent, for exchange in accordance with this Article 2, the aggregate number of shares of THCG Common Stock issuable pursuant to Section 2.1(a) in exchange for the issued and outstanding shares of Walnut Common Stock. Promptly after the Second Effective Time, THCG shall deposit with the Exchange Agent, for exchange in accordance with this
Article 2, the aggregate number of shares of THCG Common Stock

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issuable pursuant to Section 2.2(b) in exchange for the issued and outstanding shares of the Company Common Stock and the Novik Options, respectively.

         (c) Exchange Procedures. Within three business days after the Effective Time of the Mergers, the Exchange Agent shall cause to be delivered to each holder of record of (i) a certificate or certificates which immediately prior to the First Effective Time represented outstanding shares of Walnut Common Stock and (ii) a certificate or certificates which immediately prior to the Second Effective Time represented outstanding shares of Company Common Stock (collectively, the "OLD CERTIFICATES") whose shares were converted into the right to receive THCG Common Stock pursuant to Sections 2.1(a) and 2.2(b), respectively, (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as THCG may reasonably specify), and (y) instructions to effect the surrender of the Old Certificates for certificates evidencing shares of THCG Common Stock. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by such instructions, the holder of such Old Certificates shall be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of THCG Common Stock to which such holder is entitled pursuant to Sections 2.1(a) and 2.2(b), and the Old Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Old Certificate that, prior to the Effective Time of the Mergers, evidenced shares of Walnut Common Stock or Company Common Stock will be deemed from and after the Effective Time of the Mergers, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of THCG Common Stock into which such shares of Walnut Common Stock or Company Common Stock shall have been so converted pursuant to Sections 2.1(a) and 2.2(b).

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions or payments declared or made after the Effective Time of the Mergers with respect to shares of THCG Common Stock with a record date after the Effective Time of the Mergers will be paid to the holder of any unsurrendered Old Certificate with respect to the shares of THCG Common Stock evidenced thereby until the holder of record of such Old Certificate shall surrender such Old Certificate pursuant to this Section 2.3. Subject to applicable Law, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates evidencing whole shares of THCG Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time of the Mergers theretofore paid with respect to such whole shares of THCG Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of THCG Common Stock is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Old Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer pursuant to this
Section 2.3, and that the Person requesting such transfer will have paid to THCG or any agent designated by it any fees or transfer or other Taxes required by reason of the issuance of a certificate for shares of THCG Common Stock in any name other than that of the registered holder of the Old


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

Certificate surrendered, or established to the satisfaction of THCG or any agent designated by it that such fees and Taxes have been paid or are not payable.

         (f)   No Liability. Notwithstanding anything to the contrary in this
Section 2.3, none of the Exchange Agent, Surviving Corporation 1, Surviving Corporation 2 or any party hereto shall be liable to any holder of shares of Walnut Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (g) No Further Ownership Rights in Walnut Common Stock or Company Common Stock. All shares of THCG Common Stock issued upon the surrender for exchange of shares of Walnut Common Stock or Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Walnut Common Stock or Company Common Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Old Certificates are presented to Surviving Corporation 1 or Surviving Corporation 2 or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Section 2.3.

         (h) Lost, Stolen or Destroyed Certificates. In the event any Old Certificates evidencing shares of Walnut Common Stock or Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing certificates in respect of the shares of THCG Common Stock evidenced thereby, such affidavits and indemnities and bonds in support thereof as it may reasonably require with respect to such loss, theft or destruction.

         (i) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Walnut Common Stock or Company Common Stock outstanding immediately prior to the Effective Time of the Mergers held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 16-10a-1301 of the UBCA or Section 910 of the NYBCL and as of the Effective Time of the Mergers has not withdrawn or lost such right to appraisal ("DISSENTING SHARES") shall not be converted into or represent a right to receive THCG Common Stock pursuant to Sections 2.1(a) and 2.2(b), but the holder shall only be entitled to such rights as are granted by said Sections of the UBCA or NYBCL. If a holder of shares of Walnut Common Stock or Company Common Stock who demands appraisal of those shares under the UBCA or NYBCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time of the Mergers or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive THCG Common Stock as provided in Sections 2.1(a) and 2.2(b), without interest, upon compliance with the provisions, and subject to the limitations, of Section 2.3. Walnut and the Company shall give each other (i) prompt notice of any written demands for appraisal of any shares of Walnut Common Stock or Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the UBCA or NYBCL and received by either Walnut or the Company relating to stockholders' rights of appraisal. Walnut and the Company shall not, except with the prior written consent of the other, voluntarily make any payment with respect to any demands for appraisals of Walnut Common Stock or Company Common Stock, offer to settle or settle any such demands or approve any

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 withdrawal of any such demands.

         (j) Withholding Rights. THCG or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Walnut Common Stock or Company Common Stock such amounts as THCG or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by THCG or the Exchange Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Walnut Common Stock or Company Common Stock in respect of which such deduction and withholding was made by THCG or the Exchange Agent.

         (k) No Fractional Shares. Notwithstanding any provision of this Agreement to the contrary, neither certificates nor scrip for fractional shares of THCG Common Stock shall be issued in connection with the Mergers, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of THCG Common Stock pursuant to the provisions of 2.2(b) and 2.2(c) shall receive one whole share of THCG Common Stock in respect of such fraction. If more than one Old Certificate shall be surrendered for the account of the same Company Stockholder, the number of whole shares of THCG Common Stock for which such Old Certificates shall be exchanged pursuant to Section 2.3 shall be computed on the basis of the aggregate number of shares of Company Common Stock evidenced by such Old Certificates.

SECTION 2.4 Tax Consequences. It is intended by the parties hereto that the Mergers shall each constitute a reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations with respect to each of Merger 1 and Merger 2.

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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Walnut Entities as follows:

SECTION 3.1 Organization and Qualification; Subsidiaries.

         (a) Each of the Company and its Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect
(i) in, on or relating to the business of the Company and its Subsidiary that is, or is reasonably likely to be, materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole, other than any change or effect arising out of general economic conditions in the United States or (ii) that may prevent or materially delay the performance of this Agreement, the Transaction Documents or the Related Agreements by the Company or the consummation by the Company of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including Merger 2 and the Related Transactions). Except for the formation of a wholly-owned subsidiary in the form of a limited liability company (the "LLC"), the Company has no Subsidiaries and is not a general partner in any partnership.

         (b) The Company has delivered to Walnut correct and complete copies of the Company's Certificate of Incorporation and By-laws (collectively, the "COMPANY CHARTER DOCUMENTS") and will deliver to Walnut all comparable organizational documents of its Subsidiary. The Company Charter Documents and all comparable organizational documents of the Subsidiary of the Company are or will be at the Closing in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and its Subsidiary is not in violation of its organizational documents.

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SECTION 3.2 Capitalization of the Company and its Subsidiary.

         (a) The authorized capital stock of the Company consists of (i) 1,000 shares of Company Common Stock, of which 100 shares are issued and outstanding, and (ii) 1,000,000 shares of Variable Rate Cumulative Preferred Stock, par value $1.00 per share (the "COMPANY PREFERRED STOCK"), of which 100 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the issued and outstanding shares of Company Common Stock and Company Preferred Stock were issued in violation of the registration requirements of any federal or state securities laws. As of the date hereof, ten shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Company Stock Option Plans. Schedule 3.2(a)(1) to this Agreement sets forth, as of the date hereof, (i) the Persons to whom Options have been granted by the Company, (ii) the exercise price for Options held by each such Person, (iii) the number of vested and unvested Options and (iv) the termination dates of such Options. Except as set forth on Schedule 3.2(a) to this Agreement, no shares of the Company's capital stock have been issued other than pursuant to the exercise of the Company Options already in existence on such date, and no Options have been granted by the Company to any Person. Except as set forth above, as set forth on Schedule 3.2(a)(2) to this Agreement, or as contemplated in the Related Agreements, there are outstanding (i) no shares of capital stock or other voting securities of the Company or its Subsidiary, (ii) no securities of the Company or its Subsidiary convertible or exercisable into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiary, (iii) no Options to acquire from the Company or its Subsidiary, and no obligations of the Company or its Subsidiary to issue, any capital stock, voting securities or securities convertible or exercisable into or exchangeable for capital stock or voting securities of the Company or its Subsidiary, (iv) no equity equivalents, interests in the ownership or earnings of the Company or its Subsidiary or other similar rights (including stock appreciations rights) (the items listed in subclauses (i), (ii), (iii) and (iv) of this sentence being referred to, collectively, as "COMPANY SECURITIES") and
(v) no obligations of the Company or its Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 3.2(a)(3) to this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or its Subsidiary is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or its Subsidiary.

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SECTION 3.3 Authority Relative to this Agreement; Board Action.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Documents and the Related Agreements to which it is a party, to consummate the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements to which it is a party (including Merger 2), and to perform its obligations under this Agreement and the Transaction Documents and the Related Agreements to which it is a party. The execution and delivery by the Company of this Agreement and the Transaction Documents and the Related Agreements to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements to which it is a party (including Merger 2) have been duly authorized and approved by the board of directors of the Company (the "COMPANY BOARD") and the Company Stockholders, and no other corporate proceedings on the part of the Company are, or will be, necessary to authorize this Agreement and the Transaction Documents and the Related Agreements to which it is a party or to consummate the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which it is a party (including Merger 2). Each of this Agreement and each of the Transaction Documents and the Related Agreements to which the Company is a party have been, or will be at the Closing, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Company and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (b) The Company Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly
(i) determined that this Agreement and Merger 2 are in the best interests of the Company and its stockholders (the "COMPANY STOCKHOLDERS"), (ii) approved this Agreement and Merger 2, and (iii) unanimously recommended that the Company Stockholders approve this Agreement and Merger 2.

         (c) The Company Stockholders, by resolutions duly adopted and not subsequently rescinded or modified in any way, have unanimously approved this Agreement and Merger 2.

SECTION 3.4 Financial Statements.

         (a) For purposes of this Agreement: (i) "COMPANY FINANCIAL STATEMENTS" shall mean (x) the audited balance sheet of the Company as of December 31, 1998 and the related income statement for the nine months then ended, and (y) the audited balance sheet of the Company as of March 31, 1998 and the related income statement for the year then ended, and (ii) "COMPANY INTERIM FINANCIAL STATEMENTS" shall mean the unaudited balance sheet of the Company as of June 30, 1999 and the related income statement for the six months ended on June 30, 1999. The Company has delivered to Walnut correct and complete copies of the Company Financial Statements and Company Interim Financial Statements.

         (b) The Company Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP, and (ii) fairly present in all material respects the financial position of the Company as of March 31, 1998 and December 31, 1998 and the results of its operations for the fiscal year and the nine months then ended, respectively. The Company Interim Financial Statements
(i) have been prepared from the books and records of the Company in accordance with GAAP on a basis consistent with the Company's historical practices, and
(ii) fairly present in all material respects the financial position of the Company as of June 30, 1999 and the results of its operations for the six months then ended; provided, however, the Company Interim Financial Statements (x) are subject to normal year-end adjustments, and (y) do not include footnotes.

         (c) As of June 30, 1999, the Company has the assets listed on Schedule 3.4(c)(i) and the liabilities listed on Schedule 3.4(c)(ii). Other than as listed on Schedules 3.4(c)(i) and 3.4(c)(ii) and except for the potential tax liabilities identified on Schedule 3.4(c)(iii), the Company has no other material assets or liabilities, other than reasonable accounting and attorneys fees and such other reasonable expenses related to Merger 2 and the Related Transactions.

SECTION 3.5 Information Supplied. None of the written information supplied or to be supplied by the Company for inclusion in (a) the Form 8-F pertaining to the Company (the "COMPANY 8-F INFORMATION") will, at the time the Form 8-F is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Investment Company Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement (the "COMPANY PROXY INFORMATION") will, on the date first mailed to the Walnut Stockholders and at the time of the Walnut Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by any of the Walnut Entities which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement.

SECTION 3.6  Consents and Approvals; No Violations.

         (a) Except as set forth on Schedule 3.6(a) to this Agreement, no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of or with (collectively, "FILINGS AND APPROVALS"), any Governmental Entity is, or will be, necessary for the execution and delivery by the Company of this Agreement, the Transaction Documents or the Related Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which it is a party (including Merger 2, the formation of the LLC and the Transfer), except (i) Filings and Approvals to, of or with the National Association of Securities Dealers and any other regulatory, self-regulatory and trade agencies, boards, commissions, organizations, departments and entities (the "REGULATORY AGENCIES"), (ii) the filing of the Second Certificate of Merger with the Secretary of State of the State of New York, and (iii) Filings and Approvals that, if not made or obtained, could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except as set forth on Schedule 3.6(b) to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by the Company of this Agreement, the Transaction Documents, or the Related Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which it is a party (including Merger 2).

         (c) Except as set forth on Schedule 3.6(c) to this Agreement, neither the execution, delivery and performance by the Company of this Agreement, the Transaction Documents or the Related Agreements to which the Company is a party, nor the consummation by the Company of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which it is a party (including Merger 2) will (i) conflict with or result in any breach of any provision of the Company Charter Documents or any comparable organizational documents of the Subsidiary of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets are bound, or (iii) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to the Company or its properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.7 No Default. Except as set forth on Schedule 3.7 to this Agreement, neither the Company nor its Subsidiary is in default or violation (and no event has occurred which with due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents or any comparable organizational documents of the Subsidiary of the Company, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or its Subsidiary is a party or by which any of their respective properties or assets are bound, or (iii) any Governmental Order applicable to the Company or its Subsidiary or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.8 No Undisclosed Liabilities; Absence of Changes.

         (a) Except as set forth on Schedule 3.8(a) to this Agreement, and except as reflected in, reserved against or otherwise described in the balance sheet included in the Company Financial Statements (including the notes thereto), as of December 31, 1998, neither the Company nor its Subsidiary had any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the balance sheet of the Company (including the notes thereto) as of such date, except for liabilities and obligations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except as disclosed by the Company on Schedule 3.8(b) to this Agreement, since January 1, 1999, the business of the Company and its Subsidiary has been carried on only in the ordinary course and in a manner consistent with past practice, neither the Company nor its Subsidiary has incurred any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, except in the ordinary course of business and in a manner consistent with past practice, none of which could reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, and there has not been any event, condition or occurrence that, individually or in the aggregate, has resulted or which could reasonably be expected to result in, a Company Material Adverse Effect. Except as disclosed on Schedule 3.8(b) to this Agreement, since January 1, 1999, there has not been (i) any material change by the Company in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of the Company or its Subsidiary or any redemption, purchase or other acquisition of any of the Company Securities, or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards or similar awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable, or the Company's obligations in respect of any program or arrangement for, officers or other key employees of the Company or its Subsidiary.

SECTION 3.9 No Litigation. Except as disclosed on Schedule 3.9 to this Agreement, there is no suit, claim, action, investigation, litigation, arbitration or other proceeding ("PROCEEDING") pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiary or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) questions the validity of this Agreement, any Transaction Document or any Related Agreement to which the Company is a party or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which the Company is a party (including Merger 2) or could otherwise prevent, delay, make illegal or otherwise interfere with the consummation of such transactions. Except as disclosed on Schedule 3.9 to this Agreement, neither the Company nor its Subsidiary is subject to any outstanding Governmental Order which could reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.10 Compliance with Applicable Law.

         (a) Except as disclosed on Schedule 3.10(a) to this Agreement, the Company and its Subsidiary have made or have obtained and hold all registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (collectively, "PERMITS") necessary for the lawful conduct of their respective businesses, except where the failure to make, obtain or hold any such Permit would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed on Schedule 3.10(a) to this Agreement, (i) the Permits of the Company and its Subsidiary are valid and in full force and effect, (ii) neither the Company nor its Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, such Permits, and (iii) none of such Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which the Company is a party, except in the case of clauses (i), (ii) and (iii) for Permits, the failure of which to be valid or in full force and effect or of the Company or its Subsidiary to hold could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except as disclosed on Schedule 3.10(b) to this Agreement, the businesses of the Company and its Subsidiary have not been conducted in violation of any Law, except for violations or possible violations which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed on Schedule 3.10(b) to this Agreement, no material investigation or review by any Governmental Entity with respect to the Company or its Subsidiary is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

SECTION 3.11 Employee Benefits and ERISA.

         (a) Schedule 3.11(a) to this Agreement contains a true and complete list of each material employee benefit plan, policy, program, practice, agreement, understanding, arrangement or commitment (whether written or unwritten) providing compensation, benefits or perquisites of any kind to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company, which are now, or were within the past six years, maintained by, contributed to, by or with respect to which an obligation to contribute exists or existed on the part of any of the Company, its predecessors, or any other trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414 of the Code (such other trades or businesses, collectively, the "COMMONLY CONTROLLED COMPANY ENTITIES") or with respect to which the Company or any Commonly Controlled Company Entity has or may have any material liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) including, without limitation, all material employment or consulting agreements, incentive, bonus, deferred compensation, pension, profit sharing, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements and any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), whether or not subject to ERISA (each, a "COMPANY PLAN" and together, the "COMPANY PLANS").

         (b) With respect to each Company Plan, the Company has delivered or made available to Walnut, to the extent applicable: (i) a current, correct and complete copy of each written plan document (including without limitation, any employment agreement, employment policies and procedures and plan instrument, and any amendments thereto) or, to the extent no such written plan document exists, an accurate written description thereof; (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter with respect to any Company Plan intended to be qualified under Section 401(a) of the Code; (iv) any summary plan description, summary of material modifications or other material written communication from the Company to its employees concerning the extent of the benefits provided under any Company Plan; and (v) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

         (c) (i) Each Company Plan has been established and maintained, in form and operation, in all material respects (A) in accordance with its terms, and (B) in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations; (ii) each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause such determination letter to be revoked.

         (d) Except as set forth on Schedule 3.11(d), no Company Plan provides for benefits, including, without limitation, medical or health benefits (through insurance or otherwise), or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant, after such participant's retirement or other termination of employment (except
(i) as may be required by applicable Law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company; or (v) benefits in the nature of severance pay).

         (e) For each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof other than any such change as would not be reasonably likely to result in a material liability to the Company.

         (f) Except as disclosed on Schedule 3.11(f) to this Agreement, with respect to each Company Plan that is subject to Title IV of ERISA:

                  (i) no such Company Plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of the Company or any Commonly Controlled Company Entity;

                  (ii) no complete or partial withdrawal from such Company Plan has been made by the Company or any Commonly Controlled Company Entity, or by any other Person, so as to result in a material liability to the Company or any Commonly Controlled Company Entity, whether such liability is contingent or otherwise;

                  (iii) no proceeding has been initiated by any Person (including the PBGC) to terminate any such Company Plan or to appoint a trustee for any such Company Plan;

                  (iv) no condition or event currently exists or currently is expected to occur that would reasonably be expected to result, directly or indirectly, in any material liability of the Company or any Commonly Controlled Company Entity under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such Company Plan;

                  (v) if any such Company Plan were to be terminated as of the Closing Date, neither the Company nor any Commonly Controlled Company Entity would incur, directly or indirectly, any material liability under Title IV of ERISA;

                  (vi) no "reportable event" (as defined in section 4043 of ERISA) has occurred with respect to any such Company Plan; and

                  (vii) no such Company Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived.

         (g) Except as disclosed on Schedule 3.11(g) to this Agreement, with respect to any Company Plan that is a multiemployer plan (within the meaning of Section 3(37) of ERISA): (i) neither the Company nor any Commonly Controlled Company Entity would be subject to any withdrawal liability if, as of the Closing Date, the Company or any Commonly Controlled Company Entity were to engage in a complete withdrawal (as defined in Section 4203 of ERISA) or partial withdrawal (as defined in Section 4205 of ERISA) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively).

         (h) Except as disclosed on Schedule 3.11(h) to this Agreement or as would not be reasonably likely to result in a material liability to the Company, with respect to any Company Plan that is not a multiemployer plan (within the meaning of Section 3(37) of ERISA): (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened; (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims; and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such Company Plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

         (i) Except as disclosed on Schedule 3.11(i) to this Agreement, neither the Company nor any Commonly Controlled Company Entity has agreed to or communicated to employees any changes to any Company Plan that would: (i) cause an increase in benefits or create new benefits under any Company Plan; or (ii) change any employee coverage so as to cause an increase in the expense of maintaining any such Company Plan.

         (j) Except as disclosed on Schedule 3.11(j) to this Agreement, the consummation of the transactions contemplated hereby will not result in: (i) any payment (including, without limitation, any severance, unemployment compensation, golden parachute or bonus payment) becoming due to any current or former director, officer, employee or consultant of the Company or any of its Affiliates; (ii) any increase in the amount of compensation or benefits payable in respect of any current or former director, officer, employee or consultant of the Company or any of its Affiliates; or (iii) the acceleration of vesting or time of payment of any benefits or compensation payable in respect of any current or former director, officer, employee or consultant of the Company or any of its Affiliates, and the transactions contemplated by this Agreement will not result in any payment or series of payments constituting a "parachute payment" within the meaning of Section 280G of the Code.

         (k) Except as disclosed on Schedule 3.11(k) to this Agreement, neither the Company nor any Commonly Controlled Company Entity has engaged in or participated in any transaction, whether or not related to a Company Plan, that could, directly or indirectly, result in any tax, penalty or liability imposed by ERISA or the Code including, without limitation, any excise tax under Section 4975 of the Code or any civil penalty under Section 409 or 502 of ERISA, that, alone or together with any other such tax or penalty, could have a Company Material Adverse Effect.

         (l) Neither the Company nor any affiliate thereof (as defined in Part V(d) of Department of Labor Prohibited Transaction Class Exemption 84-14) (the "QPAM EXEMPTION"), nor any owner, direct or indirect, of a 5 percent or more interest in the Company, is a Person who has engaged in any act described in
Part I(g) of the QPAM Exemption.

         (m) Except as disclosed on Schedule 3.11(m) to this Agreement, the Company is not a party to any collective bargaining or other labor union contract applicable to employees of the Company, and no collective bargaining agreement or other labor union contract is being negotiated by the Company. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company pending or threatened in writing which will materially interfere with the business activities of the Company. As of the date of this Agreement, none among the Company, its representatives or employees has committed within the past five years any unfair labor practices in connection with the operation of the business of the Company, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable state or foreign agency pending or, to the Knowledge of the Company, threatened in writing.

         (n) Except as disclosed on Schedule 3.11(n) to this Agreement, as of the Effective Time of the Mergers, the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and, to the Knowledge of the Company, within the 90-day period immediately following the Effective Time of the Mergers will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

SECTION 3.12 Environmental Laws and Regulations.

         (a) Except as disclosed on Schedule 3.12(a) to this Agreement, (i) the Company and its Subsidiary are in compliance, in all material respects, with all applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS"), which compliance includes, but is not limited to, the possession by the Company and its Subsidiary of all material Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor its Subsidiary has received written notice of, or, to the Knowledge of the Company, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any Person or entity alleging liability under or non-compliance with any Environmental Law (an "ENVIRONMENTAL CLAIM"); and (iii) to the Knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as disclosed on Schedule 3.12(b) to this Agreement, to the Knowledge of the Company, there are no material Environmental Claims that are pending or threatened against any Person whose liability for any Environmental Claim the Company or its Subsidiary has or may have retained or assumed either contractually or by operation of Law.

SECTION 3.13 Tax Matters.

         (a) The Company and its Subsidiary have timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by them, and have paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established or which are being contested in good faith. Except as set forth on Schedule 3.13(a) to this Agreement, there are no material claims or assessments pending against the Company or its Subsidiary for any alleged deficiency in any Tax, there are no pending or, to the Knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and neither the Company nor its Subsidiary has been notified in writing of any proposed Tax claims or assessments against the Company or its Subsidiary (other than claims or assessments for which adequate reserves have been established or which are being contested in good faith or are immaterial in amount).

         (b) For purposes of this Agreement, the term "TAX" shall mean any United States or non-United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Entity, together with any interest or penalty imposed thereon. The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         (c) Except as set forth on Schedule 3.13(c) to this Agreement, neither the Company nor its Subsidiary is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes other than income Taxes), or is a party to any Tax sharing agreement or any other agreement providing for payments by the Company or its Subsidiary with respect to Taxes. Except as set forth on Schedule 3.13(c) to this Agreement, there are no outstanding powers of attorney enabling any party to represent the Company or its Subsidiary with respect to Tax matters. The Company and its Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third Person. All material elections with respect to Taxes made by the Company and its Subsidiary as of the date hereof are set forth on Schedule 3.13(c) to this Agreement. There are no private letter rulings in respect of any Tax pending between the Company and any Tax authority. Neither the Company nor its Subsidiary is a personal holding company within the meaning of Section 542 of the Code. Neither the Company nor its Subsidiary is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for Tax purposes. Neither the Company nor its Subsidiary has agreed to nor is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income. Neither the Company nor its Subsidiary is a party to any contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement and the Related Agreements), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Schedule 3.13(c) to this Agreement contains a list of all jurisdictions to which any Tax is properly payable or in which any Tax Return is required to be filed by the Company and its Subsidiary, and no written claim has ever been made by any Tax authority in any other jurisdiction that the Company or its Subsidiary is subject to taxation in such jurisdiction.

SECTION 3.14 Material Contracts.

         (a) Set forth on Schedule 3.14(a) to this Agreement is a correct and complete list of each of the following contracts and agreements (and all amendments, modifications and supplements thereto and all related letters to which the Company or its Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or its Subsidiary is a party or by which any of their respective properties or assets are bound, correct and complete copies of which have been delivered to Walnut: (i) each employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which the Company or its Subsidiary is a party involving employees of the Company or its Subsidiary) which contemplates payments equal to or in excess of $30,000 per year; (ii) each agreement under which the Company or its Subsidiary has a continuing obligation to provide financial advisory or other consulting services; (iii) contracts granting a right of first refusal or first negotiation; (iv) each partnership or joint venture agreement; (v) except as contemplated by Section 5.26, each agreement for the acquisition, sale, lease or license of properties or assets of the Company or its Subsidiary or by the Company or its Subsidiary (by merger, purchase or sale of assets or stock or otherwise), including commitments to make an investment by the Company or its Subsidiary, in which the aggregate amount to be paid or received by the Company or its Subsidiary is equal to or in excess of $5,000; (vi) each contract or agreement with any Governmental Entity; (vii) each agreement relating to indebtedness of the Company or its Subsidiary or guarantees of indebtedness by the Company or its Subsidiary in excess of $5,000;
(viii) each noncompetition, exclusivity or other agreement restricting the ability of the Company or its Subsidiary to hire any Person or operate its business as now, or contemplated to be, conducted, except for any such agreement which could not reasonably be expected to have a Company Material Adverse Effect; (ix) each agreement between the Company or its Subsidiary and any of their respective officers, directors, holders of 5% of the outstanding Company Common Stock or other Affiliates of the Company or its Subsidiary; (x) each contract or agreement that contains a "change of control" provision; (xi) any agreement which encumbers or places a Lien on any assets of the Company or its Subsidiary; and (xii) all commitments and agreements to enter into any of the foregoing (collectively, the "COMPANY MATERIAL CONTRACTS").

         (b) Except as set forth on Schedule 3.14(b) to this Agreement:

                  (i) Each Company Material Contract is in full force and effect and there is no default under any Company Material Contract either by the Company or its Subsidiary or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiary or, to the Knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (ii) No party to any such Company Material Contract has given notice to the Company or its Subsidiary of or made a claim against the Company or its Subsidiary with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.15 Title to Properties; Encumbrances. Schedule 3.15 to this Agreement contains a complete and accurate list of all real property, leaseholds or other interests in real property owned or used by the Company and its Subsidiary. The Company has delivered or made available to Walnut correct and complete copies of the leases or other agreements to which the Company or its Subsidiary is party and pursuant to which it uses or occupies any real property. Except as set forth in Schedule 3.15 to this Agreement, the Company and its Subsidiary have good title to all of the properties and assets, real and personal, tangible and intangible, they own or purport to own, including those reflected on their respective books and records and in the Company Financial Statements and the Company Interim Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the Company Financial Statements and the Company Interim Financial Statements). The Company and its Subsidiary have a valid leasehold, license or other interest in all of the other properties and assets, tangible or intangible, which are used in the operation of their respective businesses. Except as set forth in Schedule 3.15 to this Agreement, all properties and assets owned, leased or used by the Company and its Subsidiary are free and clear of all Liens, except for (a) Liens for current Taxes not yet due, (b) workmen's, common carrier and other similar Liens arising in the ordinary course of business, none of which materially detracts from the value or materially impairs the use of the property or asset subject thereto, or materially impairs the operations of the Company and its Subsidiary, (c) Liens disclosed in the Company Financial Statements, and (d) such imperfections of title and other Liens, if any, which do not individually or in the aggregate materially interfere with the value or the use of such properties or assets or otherwise could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.16 Condition and Sufficiency of Assets. Except as disclosed on Schedule 3.16 to this Agreement, all of the properties and assets owned, leased or used by the Company and its Subsidiary are in good operating condition and repair (normal wear and tear excepted), are suitable for the purposes used and are adequate and sufficient for all current operations of the Company and its Subsidiary. Following the Second Effective Time, Surviving Corporation 2 will be able to conduct the business of the Company and its Subsidiary as it was conducted prior thereto.

SECTION 3.17 Intellectual Property. Except as disclosed on Schedule 3.17 to this Agreement, the Company and its Subsidiary own or are licensed or otherwise have legally enforceable rights to use all patents, copyrights, trademarks, service marks and trade names, including any registrations or applications for registration of any of the foregoing trade secrets, know-how, computer software programs and applications, Internet domain names, and proprietary information and materials (collectively, "INTELLECTUAL PROPERTY") used in or otherwise material to the operation of the businesses of the Company and its Subsidiary as presently conducted. To the Knowledge of the Company, the use of the Intellectual Property by the Company and its Subsidiary does not infringe upon or otherwise violate any Intellectual Property rights of third parties. To the Knowledge of the Company, no third party, including any employee, former employee, independent contractor or consultant, is infringing upon or otherwise violating the rights of the Company or its Subsidiary in the Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed on
Schedule 3.17, or as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, no claims (i) are currently pending or, to the Knowledge of the Company, threatened with respect to the Intellectual Property, or (ii) are, to the Knowledge of the Company, currently pending or threatened with respect to the Intellectual Property rights of a third party to the extent arising out of any use, reproduction or distribution of the Intellectual Property of such third party by the Company or its Subsidiary.

SECTION 3.18 Year 2000. To the Knowledge of the Company, the software and hardware of the Company and its Subsidiary, when used or operated in accordance with their printed documentation and in conjunction with computer hardware and software that itself correctly processes date-related data, is free of defects in programming and operation and will continue to operate after December 31, 1999, with the same level of functionality as the software operated prior thereto, including, without limitation, correctly storing, processing and presenting calendar dates falling on or after December 31, 1999. To the Knowledge of the Company, the software will be free from logic and other errors attributable to dates falling on or after December 31, 1999 and will not be responsible for any error associated with any date falling on or after December 31, 1999.

SECTION 3.19 Investment Securities. Schedule 3.19 to this Agreement sets forth a complete and correct list of all securities (including warrants) beneficially owned by the Company and its Subsidiary on the date hereof. The Company and its Subsidiary have good and marketable title to all such securities (except securities sold under repurchase agreements (which are indicated as such on Schedule 3.19) or held in any fiduciary or agency capacity(which are indicated as such on Schedule 3.19)), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or its Subsidiary. Such securities are valued on the books of the Company in accordance with GAAP.

SECTION 3.20 Brokers. Except as set forth on Schedule 3.20 to this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Related Transactions) based upon arrangements made by or on behalf of the Company or any of its Affiliates.

SECTION 3.21 Insurance. Schedule 3.21 to this Agreement sets forth a list of all policies or binders of fire, liability, workmen's compensation or other insurance held by or on behalf of the Company (specifying the insurer, the policy number or covering note number with respect to binders). Correct and complete copies of such policies or binders have been delivered or made available to Walnut. The Company (i) is not in default with respect to any material provision contained in any such policy or binder, and (ii) has not received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid.

SECTION 3.22     Transactions with Affiliates. Except as set forth on Schedule
3.22 to this Agreement, since January 1, 1999, no stockholder, officer, director or Affiliate of the Company or its Subsidiary has entered into any transaction with or is a party to any contract with the Company or its Subsidiary. Except as set forth in Schedule 3.22, no stockholder, officer, director or Affiliate of the Company or its Subsidiary owns any direct or indirect interest of any kind in, or controls or is a stockholder, director, officer, employee or partner of, or consultant to, or lender or borrower from or has the right to participate in the profits of, any Person which is a competitor, client, landlord, tenant, creditor or debtor of the Company or its Subsidiary.

SECTION 3.23 Books and Records. All constituent documents, business licenses, minute books, stock certificate books, stock transfer ledgers and other records of the Company and its Subsidiary (collectively, the "COMPANY RECORDS") have been maintained in accordance with reasonable business practices and applicable legal requirements. The Company Records are complete and correct in all material respects and contain all material matters required to be reflected in such Company Records.

SECTION 3.24 Disclosure. The representations and warranties by the Company contained in this Agreement and in any Schedule or certificate furnished or to be furnished by it pursuant hereto do not contain or will not, as of the Closing Date, contain any untrue statement of a material fact, and do not omit or will not, as of the Closing Date, omit to state any fact required to be stated therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.24 or elsewhere in this Agreement or in any Schedule or certificate furnished or to be furnished as aforesaid pursuant hereto shall not be affected or deemed waived by reason of the fact that the Walnut Entities or their representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

SECTION 3.25 Stockholders of the Company. The Company has two stockholders and each stockholder is an "accredited" investor within the meaning of Rule 501 under the Securities Act.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF THE WALNUT ENTITIES

                  Each of the Walnut Entities, jointly and severally, hereby represents and warrants to the Company as follows:

SECTION 4.1       Organization and Qualification; Subsidiaries.

         (a) Each of Walnut and each Subsidiary of Walnut has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Walnut and each Subsidiary of Walnut is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect. For purposes of this Agreement, "WALNUT MATERIAL ADVERSE EFFECT" means any change, event or effect (i) in, on or relating to the business of Walnut and the Subsidiaries of Walnut that is, or is reasonably likely to be, materially adverse to the business, properties, assets, liabilities, conditions in the United States; or(ii) that may prevent or materially delay performance of this Agreement, th e Transaction Documents or the Related Agreements by any of the Walnut Entities or the consummation by any of the WAlnut Entities of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements(including the Mergers and the Related Transactions). Schedule 4.1(a) to this Agreement sets forth a complete and accurate list of each Subsidiary of Walnut, the jurisdiction of incorporation or organization of each such Subsidiary and each jurisdiction where each such Subsidiary is qualified or licensed to do business. Neither Walnut nor any Subsidiary of Walnut is a general partner in any partnership, except as set forth on Schedule 4.1(a).

         (b) The copies of Walnut's Articles of Incorporation, as amended, and By-laws (collectively, the "WALNUT CHARTER DOCUMENTS") that are set forth as Exhibits to Walnut's Annual Report on Form 10-K for the year ended December 31, 1998, and the Certificate of Incorporation and By-laws or comparable organizational documents of THCG, Newco and each other Subsidiary of Walnut in the forms delivered to the Company, are complete and correct copies thereof. The Walnut Charter Documents and all comparable organizational documents of each Subsidiary of Walnut are in full force and effect. Walnut is not in violation of any of the provisions of the Walnut Charter Documents and no Subsidiary of Walnut is in violation of its organizational documents.

SECTION 4.2       Capitalization of Walnut and its Subsidiaries.

         (a) The authorized capital stock of Walnut consists of (i) 50,000,000 shares of Walnut Common Stock, of which 3,350,533 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, no par value, of which no shares are issued or outstanding. All of the issued and outstanding shares of Walnut Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the issued and outstanding shares of Walnut Common Stock were issued in violation of the registration requirements of any federal or state securities laws. As of the date hereof, 316,830 shares of Walnut Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options. Schedule 4.2(a) to this Agreement sets forth, as of the date hereof, (i) the Persons to whom Options have been granted by Walnut, (ii) the exercise price for Options held by each such Person, (iii) the number of vested and unvested Options and (iv) the termination dates of such Options. Except as disclosed in the Walnut Filed SEC Reports or as set forth on Schedule 4.2(a) to this Agreement, no shares of Walnut's capital stock have been issued other than pursuant to the exercise of stock options already in existence on such date, and, subject to Section 5.20, no stock options have been granted by Walnut to any Person. Except as disclosed in the Walnut Filed SEC Reports, as set forth above or in Schedule 4.2(a) to this Agreement or as contemplated by this Agreement, the Transaction Documents or the Related Agreements, there are outstanding (i) no shares of capital stock or other voting securities of Walnut or its Subsidiaries, (ii) no securities of Walnut or any Subsidiary of Walnut convertible or exercisable into or exchangeable for shares of capital stock or voting securities of Walnut or any Subsidiary of Walnut, (iii) no Options to acquire from Walnut or any Subsidiary of Walnut, and no obligations of Walnut or any Subsidiary of Walnut to issue, any capital stock, voting securities or securities convertible or exercisable into or exchangeable for capital stock or voting securities of Walnut or any Subsidiary of Walnut, (iv) no equity equivalents, interests in the ownership or earnings of Walnut or any Subsidiary of Walnut or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii), (iii) and (iv) being referred to, collectively, as "WALNUT SECURITIES") and (v) no obligations of Walnut or any Subsidiary of Walnut to repurchase, redeem or otherwise acquire any Walnut Securities. Except as set forth on Schedule 4.2(a) to this Agreement, there are no stockholders agreements, voting trusts or other agreements or understandings to which Walnut or any Subsidiary of Walnut is a party or to which any of them is bound relating to the voting or registration of any shares of capital stock of Walnut or any Subsidiary of Walnut.

         (b) The authorized capital stock of THCG consists of (i) 50,000,000 shares of THCG Common Stock, of which 10 shares are issued and outstanding, and
(ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of THCG Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. All of the issued and outstanding shares of THCG Common Stock are owned by Walnut, free and clear of any Lien. The shares of THCG Common Stock that will be issued as a result of the Mergers will be, when issued in accordance with the terms of this Agreement and the Related Agreements, duly authorized, validly issued, fully paid and non-assessable. The authorized capital stock of Newco consists of 100 shares of Newco Common Stock, of which 10 shares are issued and outstanding. All of the issued and outstanding shares of Newco Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. All of the issued and outstanding shares of Newco Common Stock are owned by THCG, free and clear of any Lien.

         (c) The authorized and outstanding shares of each class of capital stock of each Subsidiary of Walnut is completely and accurately set forth on
Schedule 4.2(c) to this Agreement. Each outstanding share of capital stock of each Subsidiary of Walnut is duly authorized and validly issued and is fully paid and nonassessable and owned by Walnut or a Subsidiary of Walnut free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law).

         (d) The Walnut Common Stock constitutes the only class of equity securities of Walnut or any Walnut Subsidiary registered or required to be registered under the Exchange Act, except that the equity securities of Walnut Funds, Inc., a Delaware corporation and a wholly-owned subsidiary of Walnut ("WALNUT FUNDS"), Walnut Capital Corp., a Delaware corporation and a wholly-owned subsidiary of Walnut ("WALNUT CAPITAL"), and Universal Bridge Fund, Inc., a Delaware corporation and a wholly-owned subsidiary of Walnut ("UNIVERSAL BRIDGE"), are also registered under the Exchange Act.

SECTION 4.3       Authority Relative to this Agreement; Board Action.

         (a) Each of the Walnut Entities has all necessary corporate or other power and authority to execute and deliver this Agreement and the Transaction Documents and the Related Agreements to which it is a party, to consummate the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements to which it is a party (including the Mergers and the Related Transactions), and to perform its obligations under this Agreement and the Transaction Documents and the Related Agreements to which it is a party. The execution and delivery by each of the Walnut Entities of this Agreement and the Transaction Documents and the Related Agreements to which it is a party and the consummation by each of the Walnut Entities of the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements to which it is a party (including the Mergers and the Related Transactions) have been duly and validly authorized by the Board of Directors of Walnut (the "WALNUT BOARD"), the Board of Directors of each of THCG and Newco and the sole stockholder of each of THCG and Newco, and no other corporate or other proceedings on the part of any Walnut Entity are, or will be, necessary to authorize this Agreement and the Transaction Documents and the Related Agreements to which any such Walnut Entity is a party or to consummate the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Mergers and the Related Transactions), other than, with respect to Merger 1, the approval and adoption of this Agreement by the stockholders of Walnut (the "WALNUT STOCKHOLDERS") and other than the approval by the Walnut Stockholders of certain of the Related Transactions. Each of this Agreement and each of the Transaction Documents and the Related Agreements to which any of the Walnut Entities is a party has been, or will be at the Closing, assuming the due authorization, execution and delivery of the same by each of the other parties hereto or thereto, duly and validly executed and delivered by the Walnut Entities and constitutes, or will constitute at the Closing, a valid, legal and binding agreement of the Walnut Entities, enforceable against such Walnut Entities in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         (b) The Walnut Board and the Boards of Directors of each of THCG and Newco, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, have each duly (i) determined that this Agreement, the Mergers and the Related Transactions are in the best interests of each Walnut Entity and their respective stockholders, (ii) approved this Agreement, the Mergers and the Related Transactions and (iii) unanimously recommended that the Walnut Stockholders and the sole stockholder of each of THCG and Newco approve this Agreement, the Mergers and the Related Transactions.

SECTION 4.4       SEC Filings; Financial Statements.

         (a) Since January 1, 1996, Walnut has filed all forms, reports, schedules, statements and other documents (including all exhibits thereto) (the "WALNUT SEC FILINGS") required to be filed with the SEC, each of which has complied with all applicable requirements of the Securities Act, the Exchange Act and the Investment Company Act, each as in effect on the dates such forms, reports, schedules, statements and other document were filed. Walnut has heretofore delivered to or made available to the Company, in the form filed with the SEC (including any amendments and all exhibits thereto), the following (the "WALNUT FILED SEC REPORTS"): (i) the Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1998, (ii) all definitive proxy statements relating to Walnut's meetings of stockholders (whether annual or special) held since January 1, 1996 and prior to the date of this Agreement and
(iii) all other forms, reports or registration statements filed prior to the date of this Agreement by Walnut with the SEC since January 1, 1996 (other than quarterly reports on Form 10-Q or current reports on Form 8-K filed before January 1, 1999). As of their respective dates, none of the Walnut SEC Filings or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading. The consolidated financial statements of Walnut (the "WALNUT FINANCIAL STATEMENTS") included or incorporated by reference in the Walnut SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements were prepared from the books and records of Walnut and fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by
GAAP), the consolidated statement of assets and liabilities, investment in securities of Walnut and its Subsidiaries as of the dates thereof and their consolidated statements of operations, changes in net assets and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1999, there has not been any change, or any application or request for any change, by Walnut or any Subsidiary of Walnut in accounting principles, methods or policies for financial accounting or tax purposes.

         (b) Walnut has heretofore made available to the Company a complete and correct copy of any material amendment or modification, which has not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by Walnut with the SEC pursuant to the Securities Act, the Exchange Act or the Investment Company Act.

         (c) As of June 30, 1999, the balance sheet of Walnut reflects: (i) a minimum balance of $1.15 million in cash; (ii) a zero balance in margin payable to brokers; (iii) a maximum balance of $0.825 million in notes payable to banks;
(iv) a maximum balance of $2.0 million in debentures payable; (v) a minimum balance of $0.1 million in cash on the balance sheet of Universal Partners, L.P.; and (vi) no additional liabilities and/or no higher liability balances than are disclosed on its April 30, 1999 balance sheet, attached as Schedule 4.4(c) to this Agreement, excluding reasonable accounting and attorneys fees and such other reasonable expenses related to the Mergers and the Related Transactions.

         (d) To the Knowledge of Walnut, the accounts receivable, loans, advances and contracts receivable from the clients (individually, a "RECEIVABLE," and collectively, the "RECEIVABLES") of Pacific Financial Services Corporation, a Washington corporation and a wholly-owned subsidiary of Walnut ("PACIFIC FINANCIAL"), and Inland Financial Corporation, a Washington corporation and a wholly-owned subsidiary of Walnut ("INLAND FINANCIAL"), reflected on Schedule 4.4(d) to this Agreement or arising between the date hereof and the

Closing Date, arose or will arise in the ordinary course of business and at least 80% of the Receivables outstanding at any given time are and will be fully collectible according to their terms, without resort to litigation. The amount ultimately collected from the Receivables outstanding at any given time with respect to each of Pacific Financial and Inland Financial shall at least be equal to 80% of the principal amount outstanding at such time of the loan made to Pacific Financial by Northwest International Bank and the loan made to Inland Financial by Capital Business Credit, respectively. For the purposes of this
Section 4.4(d), a Receivable shall be deemed to become an "UNCOLLECTIBLE RECEIVABLE" if Pacific Financial or Inland Financial, as the case may be, is not paid in full with respect to such Receivable, including payment of all accrued fees owed to Pacific Financial or Inland Financial, as the case may be, in connection therewith, within 90 days of Pacific Financial's or Inland Financial's acquisition of such Receivable, as the case may be.

SECTION 4.5 Information Supplied. None of the information included or incorporated by reference in (a) the Form 8-F will, at the time the Form 8-F is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Investment Company Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement will, on the date mailed to the Walnut Stockholders and at the time of the Walnut Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Investment Company Act and the Exchange Act, respectively, and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, Walnut makes no representation or warranty with respect to any Company 8-F Information or Company Proxy Information.

SECTION 4.6       Consents and Approvals; No Violations.

         (a) Except as set forth on Schedule 4.6(a) to this Agreement, no Filings and Approvals to, of or with any Governmental Entity are, or will be, necessary for the execution and delivery by any of the Walnut Entities of this Agreement, the Transaction Documents or the Related Agreements to which any Walnut Entity is a party or the consummation by any of the Walnut Entities of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which any such Walnut Entity is a party (including the Mergers and the Related Transactions), except for those required (i) under the UBCA, DGCL and NYBCL with respect to the filing of the First Certificate of Merger and Second Certificate of Merger, (ii) under the Securities Act, the Exchange Act and the Investment Company Act or by any Regulatory Agency, and
(iii) such Filings and Approvals that, if not made or obtained could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

         (b) Except as set forth on Schedule 4.6(b) to this Agreement, no consent or approval of any third party is, or will be, necessary for the execution and delivery by any of the Walnut Entities of this Agreement, any Transaction Documents or any Related Agreements to which any such Walnut Entity is a party or the consummation by any of the Walnut Entities of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which any such Walnut Entity is a party (including the Mergers and the Related

 Transactions).

         (c) Except as set forth on Schedule 4.6(c) to this Agreement, neither the execution, delivery and performance of this Agreement, the Transaction Documents or the Related Agreements to which any of the Walnut Entities is a party, or the consummation by any of the Walnut Entities of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements to which any such Walnut Entity is a party (including the Mergers and the Related Transactions) will (i) conflict with or result in any breach of any provision of the Walnut Charter Documents or any comparable organizational documents of THCG or Newco or any other Subsidiary of Walnut, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Walnut Entities is a party or by which any of their respective properties or assets are bound, or (iii) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to any of the Walnut Entities or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

SECTION 4.7 No Default. Except as set forth on Schedule 4.7 to this Agreement, none of the Walnut Entities or any other Subsidiary of Walnut is in default or violation (and no event has occurred which with due notice or the lapse of tim or both would constitute a default or violation) of any term, condition or provision of (i) the Walnut Charter Documents or comparable organizational documents of THCG or Newco or any other Subsidiary of Walnut,
(ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Walnut Entity or any other Subsidiary of Walnut is a party or by which any of them or any of their respective properties or assets are bound, or (iii) any Governmental Order applicable to any Walnut Entity or any other Subsidiary of Walnut or any of their respective properties or assets, except in the case of clauses (ii) or
(iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect, except for liabilities of any Subsidiary of Walnut owed to Walnut or to any other wholly-owned Subsidiary of Walnut.

SECTION 4.8       No Undisclosed Liabilities; Absence of Changes.

         (a) Except as and to the extent disclosed in the Walnut Filed SEC Reports or on Schedule 4.8(a) to this Agreement, as of December 31, 1998, neither Walnut nor any Subsidiary of Walnut had any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Walnut (including the notes thereto) as of such date, except for liabilities and obligations that could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

         (b) Except as disclosed in the Walnut Filed SEC Reports or on Schedule 4.8(b) to this Agreement, since January 1, 1999, the business of Walnut and its Subsidiaries has been carried on only in the ordinary course and in a manner consistent with past practice, neither Walnut nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, except in the ordinary course of business and in a manner consistent with past practice, none of which could reasonably be likely to have, individually or in the aggregate, a Walnut Material Adverse Effect, and there has not been any event, condition or occurrence that, individually or in the aggregate, has resulted or which could reasonably be expected to result in, a Walnut Material Adverse Effect. Except as disclosed in the Walnut Filed SEC Reports, since January 1, 1999, there has not been (i) any material change by Walnut in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the capital stock of Walnut or any of its Subsidiaries or any redemption, purchase or other acquisition of any of the Walnut Securities, or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards or similar awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable, or Walnut's obligations in respect of any program or arrangement for, officers or other key employees of Walnut or any Walnut Subsidiary.

SECTION 4.9 No Litigation. Except as disclosed in the Walnut Filed SEC Reports or on Schedule 4.9 to this Agreement, there is no Proceeding pending or, to the Knowledge of Walnut, threatened against any Walnut Entity or any other Subsidiary of Walnut or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect, or (b) questions the validity of this Agreement, any Transaction Document or any Related Agreement or any action to be taken by any of the Walnut Entities in connection with the consummation of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Mergers and the Related Transactions) or could otherwise prevent, delay, make illegal or otherwise interfere with the consummation of such transactions. Except as disclosed on
Schedule 4.9 to this Agreement, neither Walnut nor any Subsidiary of Walnut is subject to any outstanding Governmental Order which could reasonably be expected to have a Walnut Material Adverse Effect.

SECTION 4.10      Compliance with Applicable Law.

         (a) Except as disclosed in the Walnut Filed SEC Reports or in Schedule 4.10(a) to this Agreement, Walnut and all Subsidiaries of Walnut have made or have obtained and hold all Permits necessary for the lawful conduct of their respective businesses, except where the failure to obtain any such Permit would not have, individually or in the aggregate, a Walnut Material Adverse Effect. Except as disclosed on Schedule 4.10(a) to this Agreement, (i) the Permits of Walnut and its Subsidiaries are valid and in full force and effect, (ii) none of the Walnut Entities or any Subsidiary of Walnut is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, such Permits, and (iii) none of such Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements, except in the case of clauses (i), (ii) and (iii) for Permits, the failure of which to be valid or in full force and effect or of Walnut or its Subsidiaries to hold could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

         (b) Except as disclosed in the Walnut Filed SEC Reports or on Schedule 4.10(b) of this Agreement, the businesses of Walnut and its Subsidiaries have not been conducted in violation of the Investment Company Act, the Small Business Investment Act of 1958, the regulations promulgated by the Small Business Administration or any other Law, except for violations or possible violations which could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect. Except as disclosed in the Walnut Filed SEC Reports or on Schedule 4.10(b) to this Agreement, no material investigation or review by any Governmental Entity with respect to Walnut or any of its Subsidiaries is pending or, to the Knowledge of Walnut, threatened, nor, to the Knowledge of Walnut, has any Governmental Entity indicated an intention to conduct the same.

SECTION 4.11      Employee Benefits and ERISA.

         (a) (i) Schedule 4.11(a) to this Agreement contains a true and complete list of each material employee benefit plan, policy, program, practice, agreement, understanding, arrangement or commitment (whether written or unwritten) providing compensation, benefits or perquisites of any kind to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof) of Walnut, which are now, or were within the past six years, maintained by, contributed to, by or with respect to which an obligation to contribute exists or existed on the part of any of Walnut, its predecessors, or any other trade or business (whether or not incorporated) which, together with Walnut, is treated as a single employer under Section 414 of the Code (such other trades or businesses, collectively, the "COMMONLY CONTROLLED WALNUT ENTITIES") or with respect to which Walnut or any Commonly Controlled Walnut Entity has or may have any material liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) including, without limitation, all material employment or consulting agreements, incentive, bonus, deferred compensation, pension, profit sharing, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements and any "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA (each, a "WALNUT PLAN" and together, the "WALNUT PLANS").

                  (ii) With respect to the Walnut Financial Services, Inc. Management Incentive Plan (the "WALNUT INCENTIVE PROGRAM"), the only two beneficiaries thereunder are Joel Kanter and Robert Mauer, in their capacities as the Chief Executive Officer and Chief Financial Officer/Chief Operating Officer of Walnut, respectively. Messrs. Kanter and Mauer have agreed that, in the event Merger 2 occurs, the sole benefit to which Messrs. Kanter and Mauer would be entitled under the Walnut Incentive Program is the payment to them, in cash only, of a maximum of $90,000, in the aggregate, based on their achievement, in 1999, of performance milestones set by the Compensation Committee of the Walnut Board (the"CASH BONUS").

         (b) With respect to each Walnut Plan, Walnut has delivered or made available to the Company, to the extent applicable: (i) a current, correct and complete copy of each written plan document (including without limitation, any employment agreement, employment policies and procedures and plan instrument, and any amendments thereto) or, to the extent no such written plan document exists, an accurate written description thereof; (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter with respect to any Walnut Plan intended to be qualified under Section 401(a) of the Code; (iv) any summary plan description, summary of material modifications or other material written communication from Walnut to its employees concerning the extent of the benefits provided under any Walnut Plan; and (v) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

         (c) (i) Each Walnut Plan has been established and maintained, in form and operation, in all material respects (A) in accordance with its terms, and
(B) in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations; (ii) each Walnut Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and, to the Knowledge of Walnut, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause such determination letter to be revoked.

         (d) Except as set forth on Schedule 4.11(d), no Walnut Plan provides for benefits, including, without limitation, medical or health benefits (through insurance or otherwise), or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant, after such participant's retirement or other termination of employment (except
(i) as may be required by applicable law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of Walnut; or
(v) benefits in the nature of severance pay).

         (e) For each Walnut Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof other than any such change as would not be reasonably likely to result in a material liability to Walnut.

         (f) Except as disclosed on Schedule 4.11(f) to this Agreement, with respect to each Walnut Plan that is subject to Title IV of ERISA:

                  (i) no such Walnut Plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of Walnut or any Commonly Controlled Walnut Entity;

                  (ii) no complete or partial withdrawal from such Walnut Plan has been made by Walnut or any Commonly Controlled Walnut Entity, or by any other Person, so as to result in a material liability to Walnut or any Commonly Controlled Walnut Entity, whether such liability is contingent or otherwise;

                  (iii) no proceeding has been initiated by any Person (including the PBGC) to terminate any such Walnut Plan or to appoint a trustee for any such Walnut Plan;

                  (iv) no condition or event currently exists or currently is expected to occur that would reasonably be expected to result, directly or indirectly, in any material liability of Walnut or any Commonly Controlled Walnut Entity under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such Walnut Plan;

                  (v) if any such Walnut Plan were to be terminated as of the Closing Date, neither Walnut nor any Commonly Controlled Walnut Entity would incur, directly or indirectly, any material liability under Title IV of ERISA;

                  (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such Walnut Plan; and

                  (vii) no such Walnut Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived.

         (g) Except as disclosed on Schedule 4.11(g) to this Agreement, with respect to any Walnut Plan that is a multiemployer plan (within the meaning of Section 3(37) of ERISA): (i) neither Walnut nor any Commonly Controlled Walnut Entity would be subject to any withdrawal liability if, as of the date of the Closing, Walnut or any Commonly Controlled Walnut Entity were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in Section 4205 of ERISA) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively).

         (h) Except as disclosed on Schedule 4.11(h) to this Agreement or as would not be reasonably likely to result in a material liability to Walnut, with respect to any Walnut Plan that is not a multiemployer plan (within the meaning of Section 3(37) of ERISA): (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Walnut, threatened; (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims; and (iii) no written or oral communication has been received from the PBGC in respect of any Walnut Plan subject to Title IV of ERISA concerning the funded status of any such Walnut Plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

         (i) Except as disclosed on Schedule 4.11(i) to this Agreement, neither Walnut nor any Commonly Controlled Walnut Entity has agreed to or communicated to employees any changes to any Walnut Plan that would: (i) cause an increase in benefits or create new benefits under any Walnut Plan; or (ii) change any employee coverage so as to cause an increase in the expense of maintaining any such Walnut Plan.

         (j) Except as disclosed on Schedule 4.11(j) to this Agreement, the consummation of the transactions contemplated hereby will not result in: (i) any payment (including, without limitation, any severance, unemployment compensation, golden parachute or bonus payment) becoming due to any current or former director, officer, employee or consultant of Walnut or any of its Affiliates; (ii) any increase in the amount of compensation or benefits payable in respect of any current or former director, officer, employee or consultant of Walnut or any of its Affiliates; or (iii) the acceleration of vesting or time of payment of any benefits or compensation payable in respect of any current or former director, officer, employee or consultant of Walnut or any of its Affiliates, and the transactions contemplated by this Agreement will not result in any payment or series of payments constituting a "parachute payment" within the meaning of Section 280G of the Code.

         (k) Except as disclosed on Schedule 4.11(k) to this Agreement, neither Walnut nor any Commonly Controlled Walnut Entity has engaged in or participated in any transaction, whether or not related to a Walnut Plan, that could, directly or indirectly, result in any tax, penalty or liability imposed by ERISA or the Code including, without limitation, any excise tax under Section 4975 of the Code or any civil penalty under Section 409 or 502 of ERISA, that, alone or together with any other such tax or penalty, could have a Walnut Material Adverse Effect.

         (l) Neither Walnut nor any affiliate thereof (as defined in the QPAM Exemption, nor any owner, direct or indirect, of a 5 percent or more interest in Walnut, is a Person who has engaged in any act described in Part I(g) of the QPAM Exemption.

         (m) Except as disclosed on Schedule 4.11(m) to this Agreement, Walnut is not a party to any collective bargaining or other labor union contract applicable to employees of Walnut, and no collective bargaining agreement or other labor union contract is being negotiated by Walnut. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Walnut pending or threatened in writing which will materially interfere with the business activities of Walnut. As of the date of this Agreement, none among Walnut, its representatives or employees has committed within the past five years any unfair labor practices in connection with the operation of the business of Walnut, and there is no charge or complaint against Walnut by the National Labor Relations Board or any comparable state or foreign agency pending or, to the Knowledge of Walnut, threatened in writing.

         (n) Except as disclosed on Schedule 4.11(n) to this Agreement, as of the Effective Time of the Mergers, Walnut has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and, to Knowledge of Walnut, within the 90-day period immediately following the Effective Time of the Mergers will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

SECTION 4.12      Environmental Laws and Regulations.

         (a) Except as disclosed in the Walnut Filed SEC Reports or on Schedule 4.12(a) to this Agreement, (i) each of Walnut and its Subsidiaries is in compliance, in all material respects, with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Walnut and its Subsidiaries of all material Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither Walnut nor any of its Subsidiaries has received written notice of, or, to the Knowledge of Walnut, is the subject of, any Environmental Claim; and (iii) to the Knowledge of Walnut, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.


         (b) Except as disclosed on Schedule 4.12(b) to this Agreement, to the Knowledge of Walnut, there are no material Environmental Claims that are pending or threatened against any Person whose liability for any Environmental Claim Walnut or any Subsidary of Walnut has or may have retained or assumed either contractually or by operation of Law.

SECTION 4.13      Tax Matters

         (a) Walnut and its Subsidiaries have timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns required to be filed by them, have paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established or which are being contested in good faith. Except as set forth on Schedule 4.13(a) to this Agreement, no material claim or assessment of any Tax authority is pending against Walnut or any of its Subsidaries for any alleged deficiency in any Tax, there are no pending or, to the Knowledge of Walnut, threatened audits or investigations for or relating to any liability in respect of any Taxes, and niether Walnut nor any of its Subsidiaries have been notified in writing of any proposed Tax claims or assessments against Walnut or any Subsidiary of Walnut (other than in each case, claims or assessments for which adequate reserves have been established or which are being contested in good faith or are immaterial in amount).


         (b) Except as set forth on Schedule 4.13(b) to this Agreement, neither Walnut nor any of its Subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes other than income Taxes), or is a party to any Tax sharing agreement or any other agreement providing for payments by Walnut or any of its Subsidiaries with respect to Taxes. Except as set forth on
Schedule 4.13(b) to this Agreement, there are no outstanding powers of attorney enabling any party to represent Walnut or any of its Subsidiaries with respect to Tax matters. Walnut and its Sudsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor,stockholder or other third Person. All material elections with respect to Taxes made by Walnut and its Subsidiaries as of the date hereof are set forth on Schedule 4.13(b) to this Agreement. There are no private letter rulings in respect of any Tax pending between Walnut and its Subsidiaries and any Tax authority. Neither Walnut nor any of its Subsidiaries is a personal holding company within the meaning of
Section 542 of the Code. Except as set forth on Schedule 4.13(b) to this Agreement, neither Walnut nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for Tax purposes. Neither Walnut nor any of its Subsidiaries has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under
Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income. Neither Walnut nor any of its Subsidiaries is a party to any contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement and the Related Agreements), separately or in the aggregate, in the payment of an "excess parachute payments" within the meaning of Section 280G of the Code. Schedule 4. 13(b) to this Agreement contains a list of all jurisdictions to which any Tax is properly payable or in which any Tax Return is required to be filed by Walnut and its Subsidiaries, and no written claim has ever been made by any Tax authority in any other jurisdiction that Walnut or any of its Subsidiaries is subject to taxation in such jurisdiction.

SECTION 4.14      Material Contracts.

         (a) Set forth on Schedule 4.14(a) to this Agreement is a correct and complete list of each of the following contracts and agreements (and all amendments, modifications and supplements thereto and all related letters to which Walnut or any of its Subsidiaries is a party affecting the obligations of any party thereunder) to which Walnut or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, correct and complete copies of which have been delivered to the Company: (i) each employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which Walnut or any of its Subsidiaries is a party involving employees of Walnut or any of its Subsidiaries) which contemplates payments equal to or in excess of $30,000 per year; (ii) each agreement under which Walnut or any of its Subsidiaries has a continuing obligation to provide financial advisory or other consulting services; (iii) contracts granting a right of first refusal or first negotiation; (iv) each partnership or joint venture agreement; (v) each agreement for the acquisition, sale, lease or license of properties or assets of Walnut or any of its Subsidiaries or by Walnut or any of its Subsidiaries (by merger, purchase or sale of assets or stock or otherwise), including, without limitation, commitments for future investments, in which the aggregate amount to paid or received by Walnut or any Subsidiary of Walnut is equal to or in excess of $5,000; (vi) each contract or agreement with any Governmental Entity; (vii) each agreement relating to indebtedness of Walnut or any of its Subsidiaries or guarantees of indebtedness by Walnut or any of its Subsidiaries in excess of $5,000; (viii) each noncompetition, exclusivity or other agreement restricting the ability of Walnut or any of its Subsidiaries to hire any Person or operate its business as now, or contemplated to be, conducted, except for any such agreement which could not reasonably be expected to have a Walnut Material Adverse Effect; (ix) each agreement between Walnut or any of its Subsidiaries and any of its officers, its directors, holders of 5% of the outstanding Walnut Common Stock or other Affiliates of Walnut or any of its Subsidiaries; (x) each contract or agreement that contains a "change of control" provision; (xi) any agreement which encumbers or places a Lien on any assets of Walnut or its Subsidiaries; and (xii) all commitments and agreements to enter into any of the foregoing (collectively, together with the contracts and agreements filed as exhibits to the Walnut Filed SEC Reports, the "WALNUT MATERIAL CONTRACTS").

         (b) Except as set forth on Schedule 4.14(b) to this Agreement:

                  (i) Each Walnut Material Contract is in full force and effect and there is no default under any Walnut Material Contract either by Walnut or any of its Subsidiaries or, to the Knowledge of Walnut, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Walnut or any of its Subsidiaries or, to the Knowledge of Walnut, any other party, in any such case in which such default or event could reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

                  (ii) No party to any such Walnut Material Contract has given notice to Walnut or any of its Subsidiaries of or made a claim against Walnut or any of its Subsidiaries with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

SECTION 4.15     Title to Properties; Encumbrances. Except as set forth in
Schedule 4.15 to this Agreement, Walnut and its Subsidiaries have good title to all of the properties and assets, real and personal, tangible and intangible, it owns or purports to own, including those reflected on their books and records and in the Walnut Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the respective dates of the Walnut Financial Statements). Walnut and its Subsidiaries have a valid leasehold, license or other interest in all of the other properties and assets, tangible or intangible, which are used in the operation of their respective businesses. Except as set forth in Schedule 4.15 to this Agreement, all properties and assets owned, leased or used by Walnut and its Subsidiaries are free and clear of all Liens, except for (a) Liens for current Taxes not yet due, (b) workmen's, common carrier and other similar Liens arising in the ordinary course of business, none of which materially detracts from the value or materially impairs the use of the asset or property subject thereto, or materially impairs the operations of Walnut and its Subsidiaries, (c) Liens disclosed in the Walnut Financial Statements, and (d) such imperfections of title and other Liens, if any, which do not individually or in the aggregate materially interfere with the value or the use of such properties or assets or otherwise could not reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect.

SECTION 4.16 Intellectual Property. Except as disclosed on Schedule 4.16 to this Agreement, Walnut and its Subsidiaries own or are licensed or otherwise have legally enforceable rights to use all Intellectual Property used or otherwise material to the operation of the business of Walnut and its Subsidiaries as presently conducted. To the Knowledge of Walnut, the use of the Intellectual Property by Walnut and its Subsidiaries does not infringe upon or otherwise violate any material Intellectual Property rights of third parties.
To the Knowledge of Walnut, no third party, including any employee, former employee, independent contractor or consultant, is infringing upon or otherwise violating the rights of Walnut or any Subsidiary of Walnut in the Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Walnut Material Adverse Effect. Except as disclosed on Schedule 4.16, or as would not reasonably be expected, individually or in the aggregate, to have a Walnut Material Adverse Effect, no claims (i) are currently pending or, to the Knowledge of Walnut, threatened with respect to the Intellectual Property of Walnut or any

Subsidiary of Walnut, or (ii) are, to the Knowledge of Walnut, currently pending or threatened with respect to the Intellectual Property rights of a third party to the extent arising out of any use, reproduction or distribution of the Intellectual Property of such third party by Walnut or a Subsidiary of Walnut.

SECTION 4.17 Year 2000. To the Knowledge of Walnut, the software and hardware of Walnut and its Subsidiaries, when used or operated in accordance with their printed documentation and in conjunction with computer hardware and software that itself correctly processes date-related data, is free of defects in programming and operation and will continue to operate after December 31, 1999, with the same level of functionality as the software operated prior thereto, including, without limitation, correctly storing, processing and presenting calendar dates falling on or after December 31, 1999. To the Knowledge of Walnut, the software will be free from logic and other errors attributable to dates falling on or after December 31, 1999 and will not be responsible for any error associated with any date falling on or after December 31, 1999.

SECTION 4.18 Investment Securities. Schedule 4.18 to this Agreement sets forth a complete and correct list of all securities (including warrants) owned by Walnut and its Subsidiaries on the date specified in Schedule 4.18, which date shall be no more than ten days prior to the date hereof. Except as described in Schedule 4.18 to this Agreement, Walnut and its Subsidiaries have good and marketable title to all such securities (except securities sold under repurchase agreements (which are indicated as such on Schedule 4.18) or held in any fiduciary or agency capacity (which are indicated as such on Schedule 4.18)), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Walnut or such Subsidiary. Such securities are valued on the books of Walnut in accordance with the methods and procedures described in the Walnut Filed SEC Reports.

SECTION 4.19      Ownership of THCG and Newco.

         (a) THCG is a direct, wholly-owned subsidiary of Walnut and Newco is a direct, wholly-owned subsidiary of THCG. Each of THCG and Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (b) As of the date hereof and the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements and except for this Agreement and the Transaction Documents and the Related Agreements, neither of THCG or Newco has or will have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligation or liability or engaged in any business activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

SECTION 4.20 Brokers. Except as set forth on Schedule 4.20 to this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Related Transactions) based upon arrangements made by or on behalf of Walnut or any of its

Affiliates.

SECTION 4.21 Transactions with Affiliates. Except as disclosed in the Walnut Filed SEC Reports or as set forth on Schedule 4.21 to this Agreement, since January 1, 1999, no stockholder, officer, director or Affiliate of Walnut or any Subsidiary of Walnut has entered into any transaction with or is a party to any contract with Walnut or any of its Subsidiaries. No officer, director or Affiliate of Walnut or any Subsidiary of Walnut owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender or borrower from or has the right to participate in the profits of, any Person which is a competitor, client, landlord, tenant, creditor or debtor of Walnut or its Subsidiaries. All agreements or arrangements relating to any transaction involving Walnut or any of its Subsidiaries and any of their respective directors, officers, principal employees or Affiliates which are required to be described in the Walnut Filed SEC Reports are described therein, and such descriptions set forth the material terms of all such transactions and do not omit to state any material facts with respect to any such transaction.

SECTION 4.22 Books and Records. All constituent documents, business licenses, minute books, stock certificate books, stock transfer ledgers and other records of Walnut and its Subsidiaries (collectively, the "WALNUT RECORDS") have been maintained in accordance with reasonable business practices and applicable legal requirements. The Walnut Records are complete and correct in all material respects and contain all material matters required to be reflected in such Walnut Records, except that the minutes of the meetings of the Board of Directors of Walnut held in December 1998, April 1999, June 1999 and July 1999, and certain minutes of the compensation committee and the investment committee, have not yet been prepared. Neither the Walnut Board nor the compensation committee or investment committee discussed, authorized or approved at any of those meetings, any event, transaction, agreement or other commitment that would reasonably be likely to result in a Walnut Material Adverse Effect.

SECTION 4.23 Disclosure. The representations and warranties by the Walnut Entities contained in this Agreement and in any Schedule or certificate furnished or to be furnished by them pursuant hereto do not contain or will not, as of the Closing Date, contain any untrue statement of a material fact, and do not omit or will not, as of the Closing Date, omit to state any fact required to be stated therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.23 or elsewhere in this Agreement or in any Schedule or certificate furnished or to be furnished as aforesaid pursuant hereto shall not be affected or deemed waived by reason of the fact that the Company or its representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                    ARTICLE 5

                                    COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

SECTION 5.1       Conduct of Business of the Company.

         (a) From the date hereof until the Second Effective Time, the Company shall: (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business; (iii) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage);
(iv) preserve its business organization intact, preserve its good will, keep available to the Company the services of its current officers and employees and preserve its present business relationships with its customers, clients and other Persons with which the Company has business relations; and (v) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform in all material respects all Company Material Contracts or other obligations with banks, customers, clients, employees and others; provided, however, that it shall not be a violation of this Section 5.1(a) for the Company to establish the LLC and to transfer to the LLC securities owned by the Company (the "TRANSFER"), provided that all such organizational documents regarding the LLC and all documents relating to the Transfer shall be subject to the approval of Walnut, which approval shall not be unreasonably withheld, and that the Transfer is accomplished in compliance in all material respects with all applicable Law and that all material consents and approvals with respect thereto have been obtained.

         (b) Without limiting the provisions of Section 5.1(a), from the date hereof until the Second Effective Time, the Company shall not, directly or indirectly, do, or propose to do, or cause the LLC to, directly or indirectly, do, or propose to do, any of the following without the prior written consent of
Walnut:

                  i.  amend or otherwise modify any Company Charter Documents;

                  ii. issue, sell, dispose of or encumber or authorize the issuance, sale, disposition or encumbrance of, or grant or issue any Option to acquire or make any agreement of the type referred to in Section 3.2 with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

                  iii.encumber any material assets or properties of the Company or the LLC;

                  iv. declare, set aside, make or pay any dividend or other distribution to any stockholder with respect to its capital stock;

                  v.  redeem, purchase or otherwise acquire any Company
Securities;

                  vi. increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer of the Company or the LLC, or increase the compensation or other remuneration or benefits payable or to become payable to any of its or the LLC's other employees or agents, except, with respect to such other employees or agents only, for increases in the ordinary course of business consistent with past practice;

                  vii. adopt or (except as otherwise required by Law) amend or make any unscheduled contribution to any employee benefit plan for or with employees, or enter into any collective bargaining agreement;

                  viii. terminate or modify any Company Material Contract requiring future payments to or from the Company or the LLC, individually or in the aggregate, in excess of $100,000, except for terminations of Company Material Contracts upon their expiration during such period in accordance with their terms;

                  ix. create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $20,000 or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  x. pay, discharge or satisfy any claim, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount in excess of $20,000, except for liabilities incurred prior to the date hereof in the ordinary course of business in a manner consistent with past practice;

                  xi. except as contemplated in the proviso to Section 5.1(a) and except as set forth on Schedule 5.1(b)(xi) to this Agreement, sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business in a manner consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

                  xii. except as set forth on Schedule 5.1(b)(xii) to this Agreement, cancel, compromise, release or waive any material debt, claim or right;

                  xiii. make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business in a manner consistent with past practice, or, except as contemplated by Section 5.26 of this Agreement or as disclosed on Schedule 5.1(b)(xiii) to this Agreement, acquire for cash (a "COMPANY ACQUISITION") the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise, except for any Company Acquisitions that do not individually exceed $50,000 or that do not exceed $200,000 in the aggregate;

                  xiv. make any material capital investment or expenditure or capital improvement, addition or betterment;

                  xv. change its method of accounting or the accounting principles or practices utilized in the preparation of the Company Financial Statements, other than as required by GAAP;

                  xvi. institute or settle any Proceeding before any Governmental Entity relating to it or its assets or properties;

                  xvii. adopt a plan of dissolution or liquidation with respect to the Company or the LLC;

                  xviii. enter into any contract, except contracts made in the ordinary course of business in a manner consistent with past practice;

                  xix. make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations; or

                  xx. enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the Knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect.

SECTION 5.2       Conduct of Business of Walnut.

         (a) From the date hereof until the Effective Time of the Mergers, Walnut shall and shall cause each of its Subsidiaries to: (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business; (iii) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage); (iv) preserve its business organization intact, preserve its good will, keep available the services of its current officers and employees and preserve its present business relationships with its customers, clients and other Persons with which it has business relations; and (v) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform in all material respects all Walnut Material Contracts or other obligations with banks, customers, clients, employees and others.

         (b) Without limiting the provisions of Section 5.2(a), from the date hereof until the Effective Time of the Mergers, neither Walnut nor any of its Subsidiaries shall, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

                  i. amend or otherwise modify any Walnut Charter Documents or any of the organizational documents or any of such Subsidiaries;

                  ii. except for Walnut Common Stock issued pursuant to the Capital Investment, the Debt Conversion, the Compensation Satisfaction and the UPLP Acquisition pursuant to Sections 5.6(A), (B) and (D), respectively, and except for the grant of THCG Options pursuant to Sections 5.20(a), and the purchase of certain Walnut Options by Walnut pursuant to Section 5.20(b), issue, sell, dispose of or encumber or authorize the issuance, sale, disposition or encumbrance of, or grant or issue any Option, warrant or other right to acquire or make any agreement of the type referred to in Section 3.2 with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

                  iii.  encumber any of its material assets or properties;

                  iv. declare, set aside, make or pay any dividend or other distribution to any stockholder with respect to its capital stock;

                  v.    except for the UPLP Acquisition pursuant to Section 5.6
(D) or the purchase of certain Walnut Options pursuant to Section 5.20(b), redeem, purchase or otherwise acquire any Walnut Securities;

                  vi. except for the payment of the Cash Bonus to Joel Kanter and Robert Mauer, increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer of Walnut or its Subsidiaries, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, except, with respect to such other employees or agents only, for increases in the ordinary course of business consistent with past practice;

                  vii. adopt or (except as otherwise required by Law) amend or make any unscheduled contribution to any employee benefit plan for or with employees, or enter into any collective bargaining agreement;

                  viii. terminate or modify any Walnut Material Contract requiring future payments to or from Walnut, individually or in the aggregate, in excess of $100,000, except for terminations of Walnut Material Contracts upon their expiration during such period in accordance with their terms;

                  ix. except as set forth on Schedule 5.2(b)(ix), create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $20,000 or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  x. except as contemplated by Sections 5.6(B) and 5.6(F) to this Agreement or as set forth on Schedule 5.2(b)(x) to this Agreement, pay, discharge or satisfy any claim, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount in excess of $20,000, except for liabilities incurred prior to the date hereof in the ordinary course of business in a manner consistent with past practice;

                  xi. sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business in a manner consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

                  xii. cancel, compromise, release or waive any material debt, claim or right;

                  xiii. make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire for cash (a "WALNUT ACQUISITION") the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise, except for any Walnut Acquisitions that do not individually exceed $50,000 or that do not exceed $200,000 in the aggregate;

                  xiv. make any material capital investment or expenditure or capital improvement, addition or betterment;

                  xv. change its method of accounting or the accounting principles or practices utilized in the preparation of Walnut Financial Statements, other than as required by GAAP;

                  xvi. institute or settle any Proceeding before any Governmental Entity relating to it or its assets or properties;

                  xvii. adopt a plan of dissolution or liquidation with respect to itself;

                  xviii. enter into any contract, except contracts made in the ordinary course of business consistent with past practice;

                  xix. make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations; or

                  xx. except as contemplated by Section 5.6(F), enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Walnut Entities contained in this Agreement untrue or incorrect in any material respect (subject to the Knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Walnut Entities in this Agreement not to be complied with or satisfied in any material respect.

SECTION 5.3 Preparation and Filing of Proxy Statement; Walnut Stockholders Meeting.

         (a) As promptly as practicable following the date of this Agreement, Walnut shall prepare and file with the SEC the proxy materials relating to the Walnut Stockholders Meeting to be held in connection with the transactions contemplated by this Agreement (including the approval of the Mergers), the Transaction Documents and the Related Agreements (the "PROXY STATEMENT"). The Proxy Statement shall comply as to form with the applicable provisions of the Exchange Act and the Investment Company Act and the rules and regulations thereunder. Walnut shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the Company and advise the Company of any oral comments with respect to the Proxy Statement received from the SEC. Walnut shall provide the Company with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and shall provide the Company with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by the Company for inclusion in the Proxy Statement shall be made without the approval of the Company, which approval shall not be unreasonably withheld or delayed.

         (b) Walnut shall, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "WALNUT STOCKHOLDERS MEETING") for the purpose of obtaining the requisite approval of the Walnut Stockholders of this Agreement and the transactions contemplated by this Agreement and the Related Agreements (including the Mergers and the Related Transactions). Walnut shall, through the Walnut Board, recommend to its stockholders approval of this Agreement and all of such transactions.

SECTION 5.4 Preparation and Filing of Form 8-F. As promptly as practicable following the date of this Agreement, the Company shall prepare and Walnut shall file with the SEC a Form 8-F, the purpose of which will be to deregister Walnut, Walnut Capital, Walnut Funds and Universal Bridge under the Investment Company Act (the "BDC DEREGISTRATION"). Walnut shall fully cooperate with the Company in the preparation of the Form 8-F and shall furnish promptly to the Company all information concerning its business, facilities, properties, assets and personnel, and shall make available to the Company the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of Walnut's business, facilities, properties and personnel, as the Company may reasonably request in connection with its preparation of the Form 8-F. The Company will provide Walnut with a reasonable opportunity to review, comment on, and approve the Form 8-F and any amendment or supplement thereto prior to filing such with the SEC, provided that such approval shall not be unreasonably withheld or delayed. The Company will provide Walnut with a copy of all such filings made with the SEC.

SECTION 5.5 SEC and Other Governmental Filings. Each of Walnut and the Company shall promptly provide the other (or its counsel) with copies of all filings made by it or any of its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement, the Transaction Documents and the Related Agreements and the transactions contemplated hereby and thereby (including the Mergers and the Related Transactions).

SECTION 5.6 Related Transactions. Walnut shall use its commercially reasonable efforts to effect the Related Transactions prior to the Closing provided that, to the extent required, the BDC Deregistration has been effected.

         For the purposes of this Agreement, "RELATED TRANSACTIONS" means:

                           (A) the issuance by Walnut in a private placement
                  transaction of at least 1,500,000, and up to 2,500,000, shares of Walnut Common Stock to an investor group at $2.00 per share in cash; provided, however, that such number may be increased by one share for (i) every $2.00 of debt and accrued liabilities of Walnut converted into cash pursuant to Section 5.6(B), (ii) every $2.00 of cash paid in satisfaction of the Accrued Compensation pursuant to Section 5.6(C), and (iii) every $2.00 of cash paid in connection with the UPLP Acquisition pursuant to Section 5.6(D), up to a maximum of an additional

                  500,000 shares of Walnut Common Stock (the "CAPITAL INVESTMENT");

                           (B) the conversion of the debts and accrued
                  liabilities of Walnut, in the aggregate principal amount of $1,093,000 (plus any interest actually accrued thereon), described on Schedule 5.6(B) to this Agreement, into cash or Walnut Common Stock, as reasonably determined by the Company, on substantially the same terms and conditions as the Capital Investment (the "DEBT CONVERSION");

                           (C) (i) the satisfaction in full of the accrued
                  compensation of Burton W. Kanter in the amount of $387,875 through June 30, 1999 (the "PAST COMPENSATION") and $273.97 per day from July 1, 1999 until the Closing Date (the "CONTINUING ACCRUAL" and, together with the Past Compensation, the "ACCRUED COMPENSATION"), by (x) the forgiveness by Burton
                  W. Kanter of $150,000 of such Past Compensation (the "FORGIVEN AMOUNT"), and (y) the payment or issuance to Burton W. Kanter of cash or a number of shares of Walnut Common Stock, valued at $2.00 per share, or a combination thereof, as reasonably determined by the Company, equal to the total amount of such Accrued Compensation (less the Forgiven Amount) (the "COMPENSATION SATISFACTION"); and

                              (ii) the sale by Walnut to Burton W. Kanter,
                  and the purchase by Burton W. Kanter from Walnut, of any and all rights Walnut or its Subsidiaries may have under the United Airlines PassPlus Program for a purchase price of $5,000, payable in cash at the Closing;

                           (D) the dissolution of Universal Partners, L.P., an
                  Illinois limited partnership ("UPLP"), following Universal Bridge's acquisition of 17% of the outstanding limited partnership interest of UPLP in exchange for an amount equal to the net book value thereof payable in cash or Walnut Common Stock (valued at $2.00 per share), as reasonably determined by the Company, and 50% of the outstanding general partnership interest of UPLP for up to $134,000, payable in cash or Walnut Common Stock valued at $2.00 per share, as reasonably determined by the Company (collectively, the "UPLP ACQUISITION");

                           (E) the relinquishment by Walnut Capital Corp., a
                  Delaware corporation and a wholly-owned subsidiary of Walnut, of its license from the Small Business Administration to operate as a Small Business Investment Company; and

                           (F) the termination of the oral sublease between
                  Walnut and Windy City, Inc. for premises located in Vienna, Virginia, with no cost or penalty to Walnut.

         With respect to the Sections 5.6(B), 5.6(C) and 5.6(D), any determination of the Company to make payments in cash or Walnut Common Stock shall be consistent with Walnut's contractual obligations, if any.

         For the purposes of this Agreement, "RELATED AGREEMENTS" shall include all agreements necessary to effect the Related Transactions, all of which Related Agreements will be reasonably satisfactory in form and substance to the Company. In connection with the Capital Investment, the Company shall use its commercially reasonable efforts to secure suitable accredited investors in the Capital Investment, which investors shall in all cases be subject to the reasonable approval of Walnut. The Company shall not be paid any finders fee or other remuneration in connection with such efforts (whether or not customary). The parties agree and acknowledge that Walnut shall not be required to use any efforts to secure suitable investors in the Capital Investment.

SECTION 5.7       Consulting Agreements.

         (a) At or prior to the Closing, Walnut shall use its commercially reasonable efforts to cause the Chicago Advisory Group to enter into a consulting agreement (the "CAG CONSULTING AGREEMENT") with Inland Financial, substantially in the form attached as Exhibit A to this Agreement.

         (b) At or prior to the Closing, Walnut shall use its commercially reasonable efforts to cause Windy City, Inc. to enter into a consulting agreement (the "WCI CONSULTING AGREEMENT") with THCG, substantially in the form attached as Exhibit B to this Agreement.

SECTION 5.8 Employment Agreements. At or prior to the Closing, the Company shall use its commercially reasonable efforts to cause each of Joseph D. Mark, Shai Novik and Adi Raviv to enter into an employment agreement with THCG, substantially in the form attached as Exhibits C-1, C-2 and C-3 to this Agreement, respectively.

SECTION 5.9 Voting Agreement. Walnut shall use its commercially reasonable efforts to cause each of Windy City, Inc., The Holding Company and the Kanter Family Foundation (the "WALNUT PRINCIPAL STOCKHOLDERS") to execute on the date hereof a voting agreement (the "VOTING AGREEMENT"), in the form attached as Exhibit D to this Agreement, pursuant to which (a) the Walnut Principal Stockholders will agree to vote their shares of Walnut Common Stock in favor of the Mergers and the Related Transactions, and (b) the Walnut Principal Stockholders will agree not to sell their shares of THCG Common Stock for a period of 12 months following the consummation of the Mergers and the Related Transactions, subject to certain exceptions to be set forth therein.

SECTION 5.10      [Intentionally Omitted].

SECTION 5.11 Investment Letters. At the Closing, the Company shall use its commercially reasonable efforts to cause each of the stockholders of the Company to execute and deliver to Walnut an investment letter (the "INVESTMENT LETTERS"), substantially in the form attached as Exhibit E to this Agreement.

SECTION 5.12 Press Releases. No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement, the Transaction Documents and the Related Agreements, other than the Proxy Statement and the Form 8-F, without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the party making such determination will allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

SECTION 5.13 Access to Information; Confidentiality. Upon reasonable notice, the Company and Walnut each shall afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Effective Time of the Mergers, to all its facilities, properties, assets, books, contracts and records and, during such period, the Company and Walnut each shall furnish promptly to the other all information concerning its business, facilities, properties, assets and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including officers, employees, accountants, counsel and other professionals) for discussion of the other's business, facilities, properties, assets and personnel as either the Company or Walnut may reasonably request. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement.

SECTION 5.14      Non-Solicitation.

         (a) The Walnut Entities, their Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, Walnut or any of its Subsidiaries or any business combination with Walnut or any of its Subsidiaries, except that Walnut may continue any existing discussions or negotiations with respect to the acquisition by Walnut of other factoring businesses in exchange for assets of, or an equity interest in, Walnut. Walnut agrees that, prior to the Effective Time of the Mergers, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving Walnut or its Subsidiaries or acquisition of any capital stock or any material portion of the assets of Walnut or any of its Subsidiaries, or any combination of the foregoing (an "ACQUISITION TRANSACTION"), or negotiate, explore or otherwise engage in discussion with any Person (other than the Company or its directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers, the Related Transactions or any other transactions contemplated by this Agreement; provided that Walnut may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a bona fide written proposal for an Acquisition Transaction if (i) the Walnut Board determines in good faith and on a reasonable basis by a majority vote, after consultation with its outside counsel and financial advisors, that (x) such Acquisition Transaction is reasonably likely to be more favorable to Walnut and its stockholders from a financial point of view than the transactions contemplated by this Agreement and
(y) that failure to take such action would thus constitute a breach of the fiduciary duties of the Walnut Board, and (ii) Walnut enters into a customary confidentiality agreement with respect thereto, and (iii) Walnut complies with the provisions of Section 5.14(b). The term "Acquisition Transaction" shall not include any of the Related Transactions provided for in Section 5.6.

         (b) From and after the execution of this Agreement, Walnut shall, as soon as practicable, advise the Company in writing of the receipt, directly or indirectly, or the existence of any discussions, negotiations, proposals or substantive inquiries relating to an Acquisition Transaction, identify the offeror and furnish to the Company a copy of such proposal or substantive inquiry, if it is in writing, or a written summary of any oral proposal or substantive inquiry relating to an Acquisition Transaction. Walnut shall as soon as practicable advise the Company in writing of any substantive development relating to such proposal, including the results of any substantive discussion or negotiations with respect thereto.

         (c) Neither the Walnut Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation of the Walnut Board or a committee thereof of this Agreement or the transactions contemplated hereby or (ii) recommend to the Walnut Stockholders, or propose to recommend to the Walnut Stockholders, any Acquisition Transaction except at or after the termination of this Agreement pursuant to and in accordance with Section 7.1(g).

         (d) The Company, its Subsidiary and their Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or its Subsidiary or any business combination with the Company or its Subsidiary. The Company agrees that, prior to the Effective Time of the Mergers, it shall not, and shall not authorize or permit its Subsidiary or any of its or its Subsidiary's directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its Subsidiary or acquisition of any capital stock or any material portion of the assets of the Company or its Subsidiary or any combination of the foregoing (a "COMPANY TRANSACTION"), or negotiate, explore or otherwise engage in discussion with any Person (other than Walnut or its directors, officers, employees, agents and representatives) with respect to any Company Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger 2, the Related Transactions or any other transactions contemplated by this Agreement.

SECTION 5.15 Commercially Reasonable Efforts; Further Action. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement, the Transaction Documents and the Related Agreements and to consummate and make effective, in the most expeditious manner practicable, the Mergers, the Related Transactions and the other transactions contemplated by this Agreement, the Transaction Documents and the Related Agreements, including
(i) the obtaining of all
necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to make or obtain a Filing and Approval to, of or with, or to avoid an action or Proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes and intent of, this Agreement and the Transaction Documents and the Related Agreements.

SECTION 5.16 Indemnification and Insurance. (a) The By-Laws and Certificate of Incorporation of Surviving Corporation 1 shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of THCG on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the First Effective Time in any manner that would adversely affect the rights thereunder as of the First Effective Time of individuals who at the First Effective Time were directors, officers, employees or agents of Walnut or its Subsidiaries, unless such modification is required after the First Effective Time by Law.

         (b) Surviving Corporation 1 shall, to the fullest extent permitted under applicable law or under the Certificate of Incorporation or By-Laws of Surviving Corporation 1, indemnify and hold harmless each present and former director, officer, employee or agent of Walnut or any of its Subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Actions"), (x) arising out of or pertaining to the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements or (y) otherwise with respect to any acts or omissions occurring at or prior to the First Effective Time, in each case to the same extent (including any provision for the advancement of expenses) as provided in the Walnut Charter Documents as in effect on the date hereof, in each case for a period of six years after the First Effective Time; provided, however, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. In the event of any such Action (whether arising before or after the First Effective Time), the Indemnified Parties shall promptly notify Surviving Corporation 1 in writing, but the failure to so notify shall not relieve Surviving Corporation 1 of its obligations under this Section 5.16(b) except to the extent it is materially prejudiced by such failure, and Surviving Corporation 1 shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Parties. The Indemnified Parties shall have the right to employ separate counsel in any such Action and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless (a) Surviving Corporation 1 has agreed to pay such fees and expenses, (b) Surviving Corporation 1 shall have failed to assume the defense of such Action, or (c) the named parties to such Action include both Surviving Corporation 1 and the Indemnified Parties, the Indemnified Parties shall have been reasonably advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Parties which are in conflict with those available to Surviving Corporation 1. In the event such Indemnified Parties employ separate counsel at the expense of Surviving Corporation 1 pursuant to clauses (b) or (c) of the previous sentence, (i) any counsel retained by the Indemnified Parties for any period after the First Effective Time shall be reasonably satisfactory to Surviving Corporation 1; (ii) the Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single Action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction;
(iii) after the First Effective Time, Surviving Corporation 1 shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; and (iv) Surviving Corporation 1 will cooperate in the defense of any such Action. Surviving Corporation 1 shall not be liable for any settlement of any such Action effected without its written consent.

         (c) For a period of three years after the First Effective Time, Surviving Corporation 1 shall maintain in effect, if available, directors' and officers' liability insurance covering those Persons who are currently covered by Walnut's directors' and officers' liability insurance policy (a correct and complete copy of which has been made available to the Company) on terms comparable to those now applicable to directors and officers of Walnut; provided, however, that in no event shall Surviving Corporation 1 be required to expend in excess of 150% of the annual premium currently paid by Walnut for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Surviving Corporation 1 shall purchase a policy with the greatest coverage available for such 150% of such annual premium.

         (d) The provisions of this Section 5.16 shall survive the consummation of the Mergers, is intended to benefit Surviving Corporation 1 and the Indemnified Parties, shall be binding on all successors and assigns of Surviving Corporation 1 and shall be enforceable by the Indemnified Parties.

SECTION 5.17 Notification of Certain Matters. The Company shall give prompt notice to Walnut, and Walnut shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time of the Mergers, (ii) any material failure of the Company or any of the Walnut Entities, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, any Transaction Document or any Related Agreement, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of the Mergers, under any contract or agreement material to the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Mergers and the Related Transactions), or (v) any Walnut Material Adverse Effect (in the case of Walnut) or Company Material Adverse Effect (in the case of the Company); provided, however, that the delivery of any notice pursuant to this Section 5.17 shall not cure such breach, non-compliance or non-satisfaction or limit or otherwise affect the remedies if any, available hereunder to the party receiving such notice.

SECTION 5.18 Tax Treatment. Each of the parties hereto shall use its commercially reasonable efforts to cause the Mergers to qualify, and will not (either before or after consummation of the Mergers) knowingly take any actions, or fail to take any action, that might reasonably be expected to prevent the Mergers from qualifying as reorganizations under the provisions of Section 368 of the Code. Walnut and THCG shall, and shall use their reasonable best efforts to cause Surviving Corporation 2 to, report, to the extent required by the Code, the Mergers for United States federal income tax purposes as reorganizations within the meaning of Section 368 of the Code.

SECTION 5.19 State Takeover Laws. Walnut shall, upon the request of the Company, take all reasonable steps to assist in any challenge by the Company to the validity or applicability of the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements (including the Mergers and Related Transactions), of any state takeover law.

SECTION 5.20      THCG Options and Walnut Options.

         (a) Prior to the First Effective Time, Walnut shall cause THCG to (i) adopt, and submit to the Walnut Stockholders for approval, a stock incentive plan (the "THCG STOCK INCENTIVE PLAN"), in form and substance reasonably satisfactory to the Company, providing for the grant of incentive awards thereunder with respect to a number of shares of THCG Common Stock that in the aggregate does not exceed 2,250,000 shares, and (b) grant, in accordance with the terms of the THCG Stock Incentive Plan (including that grants made by the Committee as defined therein) and subject to the approval of the THCG Stock Incentive Plan by the Walnut Stockholders, the consummation of the Mergers and, if required, the BDC Deregistration, options to purchase up to 1,250,000 shares of THCG Common Stock (the "THCG OPTIONS") under the THCG Stock Incentive Plan to the Persons set forth on Schedule 5.20(a) to this Agreement. As promptly as practicable following the consummation of the Mergers, THCG shall prepare and file with the SEC a Registration Statement on Form S-8 with respect to the THCG Common Stock authorized for issuance under the THCG Stock Incentive Plan and shall use its commercially reasonable efforts to cause such registration statement to become effective.

         (b) Prior to the First Effective Time, Walnut shall use its commercially reasonable efforts to purchase all outstanding Walnut Options, other than the Converted Walnut Options, pursuant to Section 2.1(b). Each holder of a Walnut Option purchased pursuant to Section 2.1(b) shall deliver to Walnut a copy of the agreement evidencing such Walnut Option, marked "cancelled," against receipt of payment therefor.

         (c) Prior to the Second Effective Time, the Company shall use its commercially reasonable efforts to obtain the consent of Shai Novik to the cancellation of the Novik Options pursuant to Section 2.2(c).

         (d) Prior to the First Effective Time, Walnut shall use its commercially reasonable efforts to obtain the consent and acknowledgment of Joel Kanter and Robert Mauer, as the sole beneficiaries under the Walnut Incentive Program, that the sole benefit to which they are entitled thereunder is the Cash Bonus.

SECTION 5.21  LLC Merger.

         (a) Prior to the First Effective Time, the Company shall establish the LLC. With respect to the LLC, the Company represents and warrants to Walnut as follows:

             (i) The LLC will be a direct, newly formed, wholly-owned subsidiary of the Company. The LLC was formed in compliance with all applicable Law. The LLC will be formed solely for the purpose of facilitating the transactions contemplated by this Agreement.

             (ii) As of the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement, including but not limited to the Transfer, the LLC will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligation or liability or engaged in any business activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

             (iii) As of the Effective Time of the Mergers, except for securities owned as a result of the Transfer, the LLC will not have any assets.

         (b) Immediately after the Effective Time of the Mergers, Walnut and the Company shall cause (i) Surviving Corporation 2 to contribute its portfolio of investment securities to the LLC, (ii) the merger of Walnut Capital, Walnut Funds and Universal Bridge with and into the LLC, with the LLC as the surviving entity, and (iii) if necessary in connection with the BDC Deregistration, the dividend by Surviving Corporation 2 of its membership interest in the LLC to THCG.

SECTION 5.22 THCG Board of Directors. Upon consummation of Merger 2, the Board of Directors of THCG shall be classified into three classes. The Class I directors shall consist of Messrs. Evan Marks and Joseph D. Mark and shall serve until the first annual meeting of the THCG stockholders after the Mergers. The Class II directors shall consist of Mr. Gene Burleson and a director nominated by the Company and reasonably acceptable to Walnut, and shall serve until the second annual meeting of the THCG stockholders after the Mergers. The Class III directors shall consist of Messrs. Burton W. Kanter, Joel Kanter and Adi Raviv, and shall serve until the third annual meeting of the THCG stockholders after the Mergers.

SECTION 5.23 Company Preferred Stock. Prior to the Second Effective Time, the Company shall cause the Company Stockholders to contribute to the capital of the Company all outstanding shares of Company Preferred Stock, or shall take all such other action as is necessary to ensure that no shares of Company Preferred Stock are outstanding at the Second Effective Time.

SECTION 5.24 Change of Name. Promptly following the Closing Date, the Company shall cause to be taken all actions required to amend the organizational documents of Tower Hill Capital Group LLC to change its corporate name to a name which does not contain the words "Tower Hill."

SECTION 5.25 Walnut Securities. Upon the later to occur of the approval of the Mergers by the Walnut Stockholders and the issuance by the SEC of a notice of an application for deregistration under Section 8(f) of the Investment Company Act pursuant to the Form 8-F, Walnut shall sell for cash its marketable securities and shall revalue its portfolio of nonmarketable securities to fair market value.

SECTION 5.26 Softwatch Securities. The Company shall use its commercially reasonable efforts to cause Adi Raviv to obtain a waiver from each of the shareholders of Softwatch Ltd. ("SOFTWATCH"), pursuant to Section 19 of the Articles of Association of Softwatch, in order to permit him to transfer to the Company 127,010 ordinary shares of Softwatch for a purchase price of $315,131.58, which purchase price includes $132,237.18 of debt forgiveness; provided, however, that in the event Adi Raviv is unable to obtain such waivers, the cash component of the purchase price, $182,894.40, shall remain an asset of the Company and the Company shall forgive Adi Raviv's indebtedness to the Company in the amount of $132,237.18.


                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGERS

SECTION 6.1 Conditions to Each Party's Obligations to Effect the Mergers. The respective obligations of each party hereto to effect the Mergers and the other transactions contemplated by this Agreement, the Transaction Documents and the Related Agreements (including the Related Transactions) are subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

         (a) this Agreement, the Related Transactions and the BDC Deregistration shall have been approved and adopted by the applicable requisite vote of the Walnut Stockholders;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Mergers and the Related Transactions) or which subjects any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement, the Transaction Documents or the Related Agreements (including the Mergers and the Related Transactions);

         (c) all required consents, approvals, waivers and authorizations of any Governmental Entity or Regulatory Agency which are necessary to effect the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements (including the Mergers and the Related Transactions) shall have been obtained; and

         (d) those Related Transactions described in Sections 5.6(A), 5.6(C) and 5.6(F)
which are to be consummated prior to the Closing shall have been consummated in accordance with the terms of the applicable Related Agreements.

SECTION 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect Merger 2 is subject to the satisfaction at or prior to the Second Effective Time of the following conditions:

         (a) the representations and warranties of the Walnut Entities set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct, and the representations and warranties of the Walnut Entities set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Effective Time, as though made on and as of the Second Effective Time, except to the extent the representation or warranty is expressly limited by its terms to another date;

         (b) each of the Walnut Entities shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for such Walnut Entity to consummate the transactions contemplated by this Agreement, the Transaction Documents and the Related Agreements, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have a Walnut Material Adverse Effect;

         (c) each of the covenants and obligations of the Walnut Entities to be performed at or before the Second Effective Time pursuant to the terms of this Agreement and the obligations of Walnut and each other party (other than the Company) to each of the Related Agreements to be performed at or before the Second Effective Time pursuant to the terms of each such Related Agreement shall have been duly performed in all material respects at or before the Effective Time of the Mergers;

         (d) the Company shall have received the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, counsel to Walnut, dated the Closing Date, substantially in the form attached as Exhibit F to this Agreement;

         (e) the Company shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of Walnut, certifying (i) that full and complete copies of the following are attached thereto: (A) resolutions or similar documents evidencing the authorization and approval by the Walnut Board, the boards of directors of the other Walnut Entities and the Walnut Stockholders of this Agreement and the Transaction Documents and the Related Transactions and the transactions contemplated by this \Agreement, the Transaction Documents and the Related Agreements (including the Mergers and the Related Transactions), (B) the Walnut Charter Documents and the charter documents of THCG and Newco; and (ii) as to the incumbency and specimen signature of each representative of each Walnut Entity signing this Agreement, the Transaction Documents, the Related Agreements and any other document in connection herewith or therewith;

         (f) Merger 1 shall have become effective under the UBCA and the DGCL and the THCG Common Stock shall be listed for trading on the NASDAQ National Market;

         (g) since January 1, 1999, no change or event shall have occurred which has had or could reasonably be expected to have, individually or in the aggregate, a Walnut Material Adverse Effect;

         (h) the Transaction Documents and Related Agreements to which any Walnut Entity is a party shall have been duly executed and delivered to the Company;

         (i) Walnut shall have purchased all outstanding Walnut Options, other than the Converted Walnut Options, pursuant to Section 2.1(b), and shall have obtained from each holder of a Walnut Option purchased pursuant to Section 2.1(b) a copy of the agreement evidencing such Walnut Option, marked "cancelled."

         (j) Walnut shall have obtained the consent and acknowledgement of Joel Kanter and Robert Mauer pursuant to Section 5.20(c);

         (k) those Related Transactions described in Sections 5.6(B), 5.6(D) and 5.6(E) which are to be consummated prior to Closing shall have been consummated in accordance with the terms of the applicable Related Agreements;

         (l) the Company shall have received a certificate of an executive officer of Walnut, dated the Closing Date, certifying as to the matters set forth in (a), (c), (g), (i), (j) and (k) of this Section 6.2 as of the Closing Date; and

         (m) no tender offer for more than 25% of the outstanding shares of Walnut Common Stock shall have been announced or completed.

SECTION 6.3 Conditions to the Obligations of Walnut. The obligations of each Walnut Entity to effect the Mergers and the other transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements (including the Related Transactions) are subject to the satisfaction at or prior to the Effective Time of the Mergers of the following conditions:

         (a) the representations and warranties of the Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of each of the First Effective Time and the Second Effective Time, respectively, as though made on and as of each of the First Effective Time and the Second Effective Time, respectively, except to the extent the representation or warranty is expressly limited by its terms to another date;

         (b) the Company shall have obtained the consent, approval or waiver of each non-governmental Person whose consent, approval or waiver shall be required in order for the Company to consummate the transactions contemplated hereby and by the Transaction Documents and the Related Agreements to which it is a party, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, is not reasonably likely to have, a Company Material Adverse Effect;

         (c) each of the covenants and obligations of the Company to be performed at or before the Effective Time of the Mergers pursuant to the terms of this Agreement and the obligations of the Company and each other party (other than the Walnut Entities) to each of the Related Agreements to be performed at or before the Effective Time of the Mergers pursuant to the terms of each such Related Agreement shall have been duly performed in all material respects at or before the Effective Time of the Mergers;

         (d) Walnut shall have received the opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Company, dated the Closing Date, substantially in the form attached as Exhibit G to this Agreement;

         (e) Walnut shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of the Company, certifying (i) that full and complete copies of the following are attached thereto: (A) resolutions or similar documents evidencing the authorization and approval by the Company Board and the Company Stockholders of this Agreement and the Transaction Documents and the Related Agreements and the transactions contemplated by this Agreement and the Transaction Documents and the Related Agreements (including the Mergers and the Related Transactions), (B) the Company Charter Documents; and (ii) as to the incumbency and specimen signature of each representative of the Company signing this Agreement, the Transaction Documents and the Related Agreements to which it is a party and any other document in connection herewith or therewith.

         (f) since January 1, 1999, no change or event shall have occurred which has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

         (g) Walnut shall have received an Investment Letter duly executed by each of the Company Stockholders;

         (h) the Transaction Documents and Related Agreements to which the Company is a party shall have been duly executed and delivered to Walnut;

         (i) Walnut shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying as to the matters set forth in
(a), (c) and (f) of this Section 6.3 as of the Closing Date;

         (j) the proceeds of the Capital Investment shall have been used to: (i) repay the $2,000,000 debentures outstanding to SBIC Funding Corp. and all interest accrued thereon, or any other indebtedness incurred, the proceeds of which were used to repay such debentures, and the full release of all personal guarantees of such indebtedness made by any officer or director of Walnut shall have been obtained, and (ii) repay Walnut's line of credit with American National Bank and the full release of all personal guarantees of such indebtedness made by any officer or director of Walnut shall have been obtained; and

         (m) the Company shall have obtained the consent of Shai Novik to the cancellation of the Novik Options pursuant to Section 2.2(c).

                                    ARTICLE 7

                TERMINATION; AMENDMENT; WAIVER; FEES AND EXPENSES

SECTION 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time, but prior to the Effective Time of the Mergers, notwithstanding approval thereof by the Company Stockholders and the Walnut
Stockholders:

         (a) by mutual written consent of Walnut and the Company;

         (b) by either Walnut or the Company, if the Effective Time of the Mergers shall not have occurred on or before December 31, 1999; provided, however, that (i) Walnut's right to terminate this Agreement under this Section 7.1(b) shall not be available if the failure of Walnut (or any Walnut Subsidiary) to effect the Related Transactions shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur before December 31, 1999, other than due to events or circumstances which are beyond the control of Walnut; and (ii) the right to terminate this Agreement under this
Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time of the Mergers to occur on or before December 31, 1999;

         (c) by either Walnut or the Company, if any final order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements (including the Mergers or the Related Transactions) shall have been entered by any Governmental Entity and shall have become final and nonappealable;

         (d) by either Walnut or the Company, if this Agreement or any of the Related Transactions or any other matter submitted to the vote of the Walnut Stockholders shall fail to receive the requisite vote for adoption at the Walnut Stockholders Meeting, unless the Company has waived in writing such requirement;

         (e) by the Company, if any Walnut Entity has materially breached any material representation or warranty or failed to perform any material covenant or agreement contained in this Agreement, which breach has not been cured on or prior to 30 days following delivery of written notice of such breach by the Company to the breaching Walnut Entity; or

         (f) by Walnut, if the Company has materially breached any material representation or warranty or failed to perform any material covenant or agreement contained in this Agreement, which breach has not been cured on or prior to 30 days following delivery of written notice of such breach by Walnut to the Company.

         (g) by Walnut if, prior to the date on which the Walnut Stockholders vote on the Mergers, the Walnut Board approves an Acquisition Transaction, on terms which a majority of the members of the Walnut Board, including a majority of the members of the Walnut Board who are not employed or retained as a consultant by Walnut or any Subsidiary of Walnut, have determined in good faith and on a reasonable basis, after consultation with its outside counsel and financial advisors, that (i) such Acquisition Transaction is more favorable to Walnut and its stockholders from a financial point of view than the transactions contemplated by this Agreement, (ii) such Acquisition Transaction is reasonably likely to be consummated without undue delay, and
(iii) failure to approve such proposal and terminate this Agreement would thus constitute a breach of fiduciary duties of the Walnut Board under applicable law; provided that the termination permitted by this Section 7.1(g) shall not be effective unless and until Walnut shall have paid to the Company the Termination Fee (as defined in Section 7.4(b)).

SECTION 7.2 Procedure for and Effect of Termination. In the event that this Agreement is terminated and the Mergers abandoned pursuant to Section 7.1, written notice of such termination and abandonment shall forthwith be given to the other parties and this Agreement shall terminate and the Mergers shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto and none of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Sections 5.12, 5.13, 7.2, 7.4 and Article 8 shall survive any termination of this Agreement, and no such termination shall relieve any party of the consequences of any breach of this Agreement.

SECTION 7.3 Amendment; Extension Waiver.

         (a) This Agreement may be amended by action taken by the Company and the Walnut Entities at any time before or after approval of the Mergers by the Company Stockholders and the Walnut Stockholders but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         (b) At any time prior to the Effective Time of the Mergers, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

SECTION 7.4 Fees and Expenses.

         (a) Except as provided in Section 7.4(b), the Company and the Walnut Entities shall each bear its respective fees, costs and expenses incurred in connection with this Agreement, the Transaction Documents, the Related Agreements and the transactions contemplated hereby and thereby.

         (b) In the event that this Agreement is terminated pursuant to Section 7.1(g), then Walnut shall, upon or prior to such termination, pay the Company a termination fee of

$500,000 and shall reimburse the Company for all reasonable out-of-pocket fees and expenses it incurred in connection with the transactions contemplated by this Agreement, up to $300,000 (collectively, the "TERMINATION FEE"), in immediately available funds by wire transfer to an account designated by the Company.


                                    ARTICLE 8

                                  MISCELLANEOUS

SECTION 8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements of the Company or the Walnut Entities contained herein shall survive the Effective Time of the Mergers.

SECTION 8.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise. Walnut guarantees the full and punctual performance by each of the other Walnut Entities of all the obligations hereunder of the other Walnut Entities.

SECTION 8.3       [Intentionally omitted.]

SECTION 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

          if to the Walnut Entities:     Walnut Financial Services, Inc.
                                         8000 Towers Crescent Drive
                                         Suite 1070
                                         Vienna, Virginia 22182
                                         Attention:    Joel Kanter
                                                       Chief Executive Officer
                                         Facsimile:    (703) 448-7751

          with a copy to:                Barack Ferrazzano Kirschbaum Perlman &
                                         Nagelberg
                                         333 West Wacker Drive, Suite 2700
                                         Chicago, Illinois 60606
                                         Attention:    Gretchen Anne Trofa, Esq.
                                         Facsimile:    (312) 984-3150
          if to the Company to:          Tower Hill Securities, Inc.
                                         650 Madison Avenue
                                         New York, New York  10022
                                         Attention:        Joseph D. Mark,
                                                           President
                                         Facsimile:        (212) 223-0161

          with a copy to:                Kramer Levin Naftalis & Frankel LLP
                                         919 Third Avenue
                                         New York, New York  10022
                                         Attention:      Peter S. Kolevzon, Esq.
                                         Facsimile:      (212) 715-8000

or to such other address, facsimile number or Person's attention as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

SECTION 8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, other than the express provisions of Section 5.16, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Persons covered by the provisions of Section
5.16 shall have the right to enforce such provisions against THCG.

SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

SECTION 8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 8.8 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

SECTION 8.9 Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT THE UBCA AND THE DGCL SHALL APPLY TO THE EXTENT

REQUIRED IN CONNECTION WITH THE EFFECTUATION OF MERGER 1.

SECTION 8.10 Waiver of Jury Trial. EACH OF THE WALNUT ENTITIES AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.11 Certain Definitions. (a) For the purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 8.11:

         (1) "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person;

         (2) "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated July 1, 1999, by and between Walnut and the Company.

         (3) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor law.

         (4) "GAAP" means United States generally accepted accounting principles, consistently applied.

         (5) "GOVERNMENTAL ENTITY" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency (including the NASD), governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether domestic or foreign.

         (6) "GOVERNMENTAL ORDER" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, decision, consent, agreement or award entered into by or with any Governmental Entity.

         (7) "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, or any successor law.

         (8) "KNOWLEDGE" means (i) with respect to the Company, the actual knowledge of any executive officer of the Company after conducting a reasonable investigation and (ii) with respect to Walnut, the actual knowledge of any executive officer of Walnut or any of its Subsidiaries after conducting a reasonable investigation.

         (9) "LAW" means all applicable provisions of all constitutions, treaties, statutes, laws (including, but not limited to, common law), rules, regulations, ordinances codes or orders of any Governmental Entity."

         (10) "LIENS" means any mortgage, lien, debt, pledge, security interest, encumbrance, assessment, restriction charge or other adverse claim or interest of every nature.

         (11) "OPTIONS" means any right, option, warrant or agreement to purchase or subscribe for any securities of another Person.

         (12) "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Entity.

         (13) "RELATED AGREEMENTS" has the meaning specified in Section 5.6.

         (14) "RELATED TRANSACTIONS" has the meaning specified in Section 5.6.

         (15) "SEC" means the Securities and Exchange Commission.

         (16) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law.

         (17) "SUBSIDIARY" or "SUBSIDIARIES" of any Person means any corporation, partnership, limited liability company or other legal entity of which such Person, either directly or indirectly through or with any other Subsidiary, owns more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity.

         (18) "TRANSACTION DOCUMENTS" means the CAG Consulting Agreement, the WCI Consulting Agreement, the Employment Agreements, the Voting Agreement, the Investment Representation Letter and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement (other than the Related Agreements).

         (b) Other terms set forth below are defined in the Section of this Agreement set forth opposite such term:


Term                                                                                                        Section
----                                                                                                        -------

Accrued Compensation......................................................................................5.6(C)(i)
Acquisition Transaction.....................................................................................5.14(a)
Actions.....................................................................................................5.16(b)
Agreement..................................................................................................Recitals
BDC Deregistration..............................................................................................5.4
CAG Consulting Agreement.....................................................................................5.7(a)
Capital Investment..............................................................................................5.6
Cash Bonus..............................................................................................4.11(a)(ii)
Closing.........................................................................................................1.2
Closing Date....................................................................................................1.2
Code.......................................................................................................Recitals

Company....................................................................................................Recitals
Company Board................................................................................................3.3(a)
Company Charter Documents....................................................................................3.1(b)
Company Common Stock.......................................................................................Recitals
Commonly Controlled Company Entities........................................................................3.11(a)
Commonly Controlled Walnut Entities.........................................................................4.11(a)
Company Acquisition ...................................................................................5.1(b)(xiii)
Company 8-F Information.........................................................................................3.5
Company Financial Statements.................................................................................3.4(a)
Company Interim Financial Statements.........................................................................3.4(a)
Company Material Adverse Effect..............................................................................3.1(a)
Company Material Contracts.....................................................................................3.14
Company Plans...............................................................................................3.11(a)
Company Preferred Stock......................................................................................3.2(a)
Company Proxy Information.......................................................................................3.5
Company Records................................................................................................3.23
Company Securities...........................................................................................3.1(a)
Company Stockholders.........................................................................................3.3(b)
Company Transaction.........................................................................................5.14(d)
Compensation Satisfaction....................................................................................5.6(C)
Continuing Accrual........................................................................................5.6(C)(i)
Converted Walnut Option .....................................................................................2.1(b)
DGCL.......................................................................................................Recitals
Debt Conversion..............................................................................................5.6(B)
Dissenting Shares............................................................................................2.3(i)
Effective Time of the Mergers................................................................................1.3(b)
Environmental Claim.........................................................................................3.12(a)
Environmental Laws..........................................................................................3.12(b)
ERISA.......................................................................................................3.11(a)
Exchange Agent...............................................................................................2.3(a)
Filings and Approvals...........................................................................................3.6
First Certificate of Merger..................................................................................1.3(a)
First Effective Time.........................................................................................1.3(a)
Forgiven Amount...........................................................................................5.6(C)(i)
Inland Financial  ...........................................................................................4.4(d)
Intellectual Property..........................................................................................3.17
Investment Letters.............................................................................................5.11
LLC..........................................................................................................5.1(a)
Merger 1...................................................................................................Recitals
Merger 2...................................................................................................Recitals
Mergers....................................................................................................Recitals
Newco......................................................................................................Recitals
Newco Common Stock...........................................................................................2.2(a)
NYBCL  ....................................................................................................Recitals
Old Certificates.............................................................................................2.3(c)
Pacific Financial............................................................................................4.4(d)
Past Compensation.........................................................................................5.6(C)(i)
Permits........................................................................................................3.10

Proceeding......................................................................................................3.9
Proxy Statement..............................................................................................5.3(a)
QPAM Exemption..............................................................................................3.11(l)
Receivable...................................................................................................4.4(d)
Regulatory Agencies..........................................................................................3.6(a)
Related Agreements..............................................................................................5.6
Related Transactions............................................................................................5.6
Second Certificate of Merger.................................................................................1.3(b)
Second Effective Time........................................................................................1.3(b)
Softwatch......................................................................................................5.26
Stockholders Agreement.........................................................................................5.10
Surviving Corporation 1......................................................................................1.1(a)
Surviving Corporation 2......................................................................................1.1(b)
Tax Returns.................................................................................................3.13(b)
Taxes.......................................................................................................3.13(b)
Termination Fee..............................................................................................7.4(b)
THCG Common Stock............................................................................................2.1(a)
THCG Option.................................................................................................5.20(a)
THCG Stock Incentive Plan...................................................................................5.20(a)
Transfer.....................................................................................................5.1(a)
UBCA.......................................................................................................Recitals
Uncollected Receivable.......................................................................................4.4(d)
Universal Bridge.............................................................................................4.2(d)
UPLP............................................................................................................5.6
UPLP Acquisition.............................................................................................5.6(d)
Voting Agreement................................................................................................5.9
Walnut.....................................................................................................Recitals
Walnut Acquisition.....................................................................................5.2(b)(xiii)
Walnut Board.................................................................................................4.3(a)
Walnut Capital...............................................................................................4.2(d)
Walnut Charter Documents.....................................................................................4.1(b)
Walnut Common Stock........................................................................................Recitals
Walnut Entities............................................................................................Recitals
Walnut Filed SEC Reports.....................................................................................4.4(a)
Walnut Financial Statements .................................................................................4.4(a)
Walnut Fund..................................................................................................4.2(d)
Walnut Incentive Program................................................................................4.11(a)(ii)
Walnut Material Adverse Effect...............................................................................4.1(a)
Walnut Option................................................................................................2.1(b)
Walnut Option Plans..........................................................................................2.1(b)
Walnut Principal Stockholders...................................................................................5.9
Walnut Records.................................................................................................4.19
Walnut SEC Filings...........................................................................................4.1(a)
Walnut Securities............................................................................................4.1(a)
Walnut Stockholders..........................................................................................4.3(a)
Walnut Stockholders Meeting..................................................................................5.3(b)
WCI Consulting Agreement.....................................................................................5.7(b)

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                                 WALNUT FINANCIAL SERVICES, INC.


                                                 By /s/ Joel S. Kanter
                                                 ---------------------
                                                 Name:  Joel S. Kanter
                                                 Title:  President



                                                 THCG, INC.


                                                 By /s/ Joel S. Kanter
                                                 ---------------------
                                                 Name: Joel S. Kanter
                                                 Title: President

                                                 TOWER HILL ACQUISITION CORP.


                                                 By /s/ Joel S. Kanter
                                                 ---------------------
                                                 Name: Joel S. Kanter
                                                 Title: President



                                                 TOWER HILL SECURITIES, INC.



                                                 By /s/ Joseph D. Mark
                                                 ---------------------
                                                 Name: Joseph D. Mark
                                                 Title: President

                               TABLE OF CONTENTS

                                                                                                              Page

AGREEMENT AND PLANS OF MERGER.....................................................................................1

ARTICLE 1.........................................................................................................2

         SECTION 1.1                The Mergers...................................................................2
         SECTION 1.2                Closing.......................................................................2
         SECTION 1.3                Effective Time................................................................2
         SECTION 1.4                Certificate of Incorporation..................................................3
         SECTION 1.5                By-laws.......................................................................3
         SECTION 1.6                Directors and Officers........................................................3

ARTICLE 2 ........................................................................................................4

         SECTION 2.1                Merger 1......................................................................4
         SECTION 2.2                Merger 2......................................................................4
         SECTION 2.3                Exchange of Certificates......................................................5
         SECTION 2.4                Tax Consequences..............................................................8

ARTICLE 3.........................................................................................................9

         SECTION 3.1                Organization and Qualification; Subsidiaries..................................9
         SECTION 3.2                Capitalization of the Company and its Subsidiary.............................10
         SECTION 3.3                Authority Relative to this Agreement; Board Action...........................11
         SECTION 3.4                Financial Statements.........................................................11
         SECTION 3.5                Information Supplied.........................................................12
         SECTION 3.6                Consents and Approvals; No Violations........................................12
         SECTION 3.7                No Default...................................................................13
         SECTION 3.8                No Undisclosed Liabilities; Absence of Changes...............................13
         SECTION 3.9                No Litigation................................................................14
         SECTION 3.10               Compliance with Applicable Law...............................................14
         SECTION 3.11               Employee Benefits and ERISA..................................................15
         SECTION 3.12               Environmental Laws and Regulations...........................................18
         SECTION 3.13               Tax Matters..................................................................19
         SECTION 3.14               Material Contracts...........................................................20
         SECTION 3.15               Title to Properties; Encumbrances............................................21
         SECTION 3.16               Condition and Sufficiency of Assets..........................................21
         SECTION 3.17               Intellectual Property........................................................22
         SECTION 3.18               Year 2000....................................................................22
         SECTION 3.19               Investment Securities........................................................22
         SECTION 3.20               Brokers......................................................................22
         SECTION 3.21               Insurance....................................................................23
         SECTION 3.22               Transactions with Affiliates.................................................23
         SECTION 3.23               Books and Records............................................................23
         SECTION 3.24               Disclosure...................................................................23




         SECTION 3.25               Stockholders of the Company..................................................23



ARTICLE 4........................................................................................................24

         SECTION 4.1                Organization and Qualification; Subsidiaries.................................24
         SECTION 4.2                Capitalization of Walnut and its Subsidiaries................................25
         SECTION 4.3                Authority Relative to this Agreement; Board Action...........................27
         SECTION 4.4                SEC Filings; Financial Statements............................................27
         SECTION 4.5                Information Supplied.........................................................29
         SECTION 4.6                Consents and Approvals; No Violations........................................29
         SECTION 4.7                No Default...................................................................30
         SECTION 4.8                No Undisclosed Liabilities; Absence of Changes...............................30
         SECTION 4.9                No Litigation................................................................31
         SECTION 4.10               Compliance with Applicable Law...............................................32
         SECTION 4.11               Employee Benefits and ERISA..................................................32
         SECTION 4.12               Environmental Laws and Regulations...........................................36
         SECTION 4.13               Tax Matters..................................................................36
         SECTION 4.14               Material Contracts...........................................................37
         SECTION 4.15               Title to Properties; Encumbrances............................................38
         SECTION 4.16               Intellectual Property........................................................38
         SECTION 4.17               Year 2000....................................................................39
         SECTION 4.18               Investment Securities........................................................39
         SECTION 4.19               Ownership of THCG and Newco..................................................39
         SECTION 4.20               Brokers......................................................................39
         SECTION 4.21               Transactions with Affiliates.................................................40
         SECTION 4.22               Books and Records............................................................40
         SECTION 4.23               Disclosure...................................................................40

ARTICLE 5........................................................................................................41

         SECTION 5.1                Conduct of Business of the Company...........................................41
         SECTION 5.2                Conduct of Business of Walnut................................................43
         SECTION 5.3                Preparation and Filing of Proxy Statement; Walnut Stockholders Meeting.......45
         SECTION 5.4                Preparation and Filing of Form 8-F...........................................46
         SECTION 5.5                SEC and Other Governmental Filings...........................................46
         SECTION 5.6                Related Transactions.........................................................46
         SECTION 5.7                Consulting Agreements........................................................48
         SECTION 5.8                Employment Agreements........................................................48
         SECTION 5.9                Voting Agreement.............................................................48
         SECTION 5.10               .............................................................................48
         SECTION 5.11               Investment Letters...........................................................48
         SECTION 5.12               Press Releases...............................................................48
         SECTION 5.13               Access to Information; Confidentiality.......................................49
         SECTION 5.14               Non-Solicitation.............................................................49
         SECTION 5.15               Commercially Reasonable Efforts; Further Action..............................50
         SECTION 5.16               Indemnification and Insurance................................................51
         SECTION 5.17               Notification of Certain Matters..............................................52
         SECTION 5.18               Tax Treatment................................................................53
         SECTION 5.19               State Takeover Laws..........................................................53
         SECTION 5.20               THCG Options and Walnut Options..............................................53
         SECTION 5.21               LLC Merger...................................................................54
         SECTION 5.22               THCG Board of Directors......................................................54


         SECTION 5.23               Company Preferred Stock......................................................54
         SECTION 5.24               Change of Name...............................................................54
         SECTION 5.25               Walnut Securities............................................................55
         SECTION 5.26               Softwatch Securities.........................................................55

ARTICLE 6 .......................................................................................................55

         SECTION 6.1                Conditions to Each Party's Obligations to Effect the Mergers.................55
         SECTION 6.2                Conditions to the Obligations of the Company.................................56
         SECTION 6.3                Conditions to the Obligations of Walnut......................................57

ARTICLE 7 .......................................................................................................59

         SECTION 7.1                Termination..................................................................59
         SECTION 7.2                Procedure for and Effect of Termination......................................60
         SECTION 7.3                Amendment; Extension Waiver..................................................60
         SECTION 7.4                Fees and Expenses............................................................60

ARTICLE 8 .......................................................................................................61

         SECTION 8.1                Non-Survival of Representations, Warranties and Agreements...................61
         SECTION 8.2                Entire Agreement; Assignment.................................................61
         SECTION 8.3                [Intentionally omitted.].....................................................61
         SECTION 8.4                Notices......................................................................61
         SECTION 8.5                Parties in Interest..........................................................62
         SECTION 8.6                Severability.................................................................62
         SECTION 8.7                Counterparts.................................................................62
         SECTION 8.8                Interpretation...............................................................62
         SECTION 8.9                Governing Law and Venue......................................................62
         SECTION 8.10               Waiver of Jury Trial.........................................................63
         SECTION 8.11               Certain Definitions..........................................................63

EXHIBITS

         EXHIBIT A                  Consulting Agreement between Inland Financial Corporation and
                                    Chicago Advisory Group
         EXHIBIT B                  Consulting Agreement between THCG, Inc. and Windy City, Inc.
         EXHIBIT C-1                Employment Agreement between THCG, Inc. and Joseph Mark
         EXHIBIT C-2                Employment Agreement between THCG, Inc. and Shai Novik
         EXHIBIT C-3                Employment Agreement between THCG, Inc. and Adi Ravir
         EXHIBIT D                  Voting Agreement between Tower Hill Securities Inc., The Holding Company and the Kanter Family Foundation
         EXHIBIT E                  Investment Representation Letter*
         EXHIBIT F                  Form of Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg*
         EXHIBIT G                  Form of Opinion of Kramer Levin Naftalis & Frankel LLP*

SCHEDULES
         Disclosure Schedules of Tower Hill Securities, Inc.*
         Disclosure Schedules of Walnut Financial Services, Inc.*
         General Schedules

* Omitted from this Form 8-K. Copies will be furnished supplementally to the Commission upon request.


EXHIBIT A TO EXHIBIT 2.1

                          Inland Financial Corporation
                           9207 East Mission, Suite A
                            Spokane, Washington 99206


                                                          As of          , 1999


Robert Mauer
Chicago Advisory Group
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182


Dear Mr. Mauer:

              Inland Financial Corporation (the "Company") desires to engage Chicago Advisory Group ("CAG") as a consultant, and CAG desires to be so engaged by the Company, all subject to the terms and conditions set forth in this letter agreement (this "Agreement").

              Accordingly, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound, the Company and CAG hereby agree as follows:

              1. Engagement; Term. The Company hereby engages CAG, and CAG hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term
commencing on          , 1999 (the "Effective Date") and (unless sooner
terminated as hereinafter provided) expiring twelve months after the Effective Date (such term being hereinafter referred to as the "Initial Term"). Thereafter, this Agreement shall automatically be extended for one or more additional three-month periods unless CAG or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term, or, as applicable, sixty (60) days prior to the end of any extension thereof, of CAG's or the Company's election not to renew the Agreement. As used in this Agreement, "Term" shall be defined as the Initial Term and, if applicable, any extension thereof.

              2.   Duties; Conduct.

                   (a) During the Term, CAG shall make available to the Company the services of Robert Mauer ("Mauer") who shall serve in the capacity of a senior advisor to the Company; as such, CAG shall render consulting services from time to time as hereinafter provided on such project or projects relating to the business, affairs and management of the Company as may be reasonably delegated to CAG by the Board of Directors, the Co-Chief

Executive Officers, or, as applicable, Chief Executive Officer, or the Chief Operating Officer of the Company or of THCG, Inc. ("THCG"). CAG agrees that it shall use its best efforts to perform such services faithfully and diligently, and to the best of its ability, and shall use its best efforts to cause Mauer to use his best efforts to perform such services faithfully and diligently, and to the best of his ability.

                   (b) To the extent practicable, the services to be provided by CAG shall be performed at such times as are reasonably convenient to CAG. The Company acknowledges that CAG and Mauer may have other activities, obligations and engagements which may command its or his time and attention and the Company will exercise its best efforts to respect such other commitments.

                   (c) The services to be provided hereunder may require travel. Domestic travel shall be as reasonably required for the performance of the duties hereunder; except as provided below, CAG shall not need prior approval for any domestic travel required hereunder unless and until it incurs business expenses in connection with such travel in the aggregate amount of $10,000 per annum. Once such threshold has been exceeded, CAG shall obtain the consent of THCG's Chief Operating Officer prior to incurring any additional domestic travel expense. The parties agree that, subject to the prior two sentences, (i) business class (as opposed to coach) and (ii) the costs of upgrade certificates pursuant to frequent flier programs (not to exceed $100 per flight) shall be deemed to be reasonable expenses. Foreign travel shall be as the Company and CAG shall mutually agree.

              3.   Compensation and Expenses.

                   (a) Except as otherwise provided in Section 3(b), as full compensation for all services to be provided by CAG hereunder during the Term, the Company will pay CAG and CAG will accept consulting fees at an annual rate of Fifty Thousand Dollars ($50,000). Such consulting fees will be paid monthly in arrears.

                   (b) The Company will reimburse CAG for all reasonable travel, business entertainment and other business expenses as may be incurred by it during the Term in the performance of the duties and responsibilities assigned to it under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by CAG of proper accounts therefor in accordance with the Company's standard procedures.

              4.   Termination.

                   (a) The Company may terminate the consulting engagement hereunder and this Agreement at any time for Cause.

For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony by Mauer; (ii) perpetration of an intentional and knowing fraud by CAG or Mauer against or adversely affecting the Company, THCG or any of the Company's affiliates or any customer, client, agent, or employee of any of the foregoing; (iii) any action or conduct by CAG or Mauer in any manner which would reasonably be expected to harm the reputation or goodwill of the Company, THCG or any of the Company's affiliates; (iv) willful breach of a covenant set forth in Section 5 or 6 by CAG or Mauer; (v) substantial failure of CAG to perform its duties hereunder; or (vi) subject to
Section 2(b) above and after taking into account Mauer's reasonable personal commitments and vacation time, CAG's failure or inability to make Mauer available to provide the services contemplated hereunder for any reason as determined in good faith by the Board of Directors of the Company or of THCG; provided, however, that a termination pursuant to clause (iii), (v) or (vi) shall not become effective unless CAG fails to cure such action, conduct or failure to perform within fifteen (15) days after written notice from the Company, such notice to describe such action, conduct or failure to perform and identify what reasonable actions shall be required to cure such action, conduct or failure to perform, if such action, conduct or failure to perform is susceptible of cure.

                   No act or failure to act on CAG's or Mauer's part shall be considered "willful" under this Section 4(a) unless it is done, or omitted to be done, by CAG or Mauer in bad faith or without reasonable belief that its or his action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or of THCG, or upon direction or authority of the Co-Chief Executive Officers or, as applicable, Chief Executive Officer of the Company or of THCG, or upon the advice of counsel for the Company or THCG, shall be conclusively presumed to be done, or omitted to be done, by CAG in good faith and in the best interests of the Company.

                   (b) The Term shall terminate forthwith upon a sale of all or substantially all of the stock or assets of the Company or THCG.

                   (c) CAG may terminate the consulting engagement hereunder and this Agreement at any time in the event of any material breach of this Agreement by the Company; provided, however, that such termination shall not become effective unless the Company fails to cure such breach within fifteen (15) days after written notice from CAG, such notice to describe such breach and identify what reasonable actions shall be required to cure such breach.

                   (d) In the event of a termination pursuant to any of Section 4(a), (b) or (c) above, CAG shall be entitled to, and the Company shall pay to CAG within thirty (30) days after any such termination, any accrued but unpaid consulting fees to the date of termination and any accrued but unpaid expenses required to be reimbursed pursuant to Section 3(b) above. In the event of a termination pursuant to Section 4(c) above, CAG shall be entitled to continued payment of the consulting fees pursuant to Section 3(a) above until the expiration of the Term as if such termination had not occurred, with such payments being in addition to the payments described in the previous sentence.

              5. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

                   5.1 Noncompetition and Nonsolicitation. In view of the unique and valuable services it is expected CAG and Mauer will render to the Company, CAG's and Mauer's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company, THCG and the Company's affiliates and their customers and suppliers, and in consideration of compensation to be received hereunder, CAG and Mauer each agrees that during the consulting engagement hereunder it and he will not compete with or be engaged in any business which, during the consulting engagement hereunder, is engaged in the business of factoring or financing of receivables in the United States or Canada, provided that the provisions of this Section will not be deemed breached merely because CAG or Mauer owns less than 10% of the outstanding common stock of a publicly-traded company or is a passive investor who owns less than 10% of the outstanding common stock of a privately-held company.

              In further consideration of the payment by the Company to CAG of amounts that may hereafter be paid to CAG pursuant to this Agreement (including, without limitation, pursuant to Section 3), CAG and Mauer each agrees that during the Term and for a period of one year subsequent to any termination hereunder, CAG and Mauer shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company, THCG or the Company's affiliates to terminate his, her, or its relationship with the Company, THCG or the Company's affiliates; or (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants (other than Joel Kanter and/or Windy City, Inc.) or representatives of the Company, THCG or the Company's affiliates to become employees, agents, representatives or consultants of any other person or entity;
(iii) directly or indirectly solicit or attempt to solicit any customer of the Company or Pacific Financial Services Corp. ("Pacific Financial") with respect to any product or service being furnished, made, sold or leased by the Company or Pacific Financial; or (iv) persuade or seek to persuade any customer of the Company or Pacific Financial to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company or Pacific Financial, whether or not the relationship between the Company or Pacific Financial and such customer was originally established in whole or in part through CAG's or Mauer's efforts.

                   5.2 Proprietary Information. CAG and Mauer each acknowledges that during the course of the consulting engagement hereunder CAG and Mauer will necessarily have access to and make use of proprietary information and confidential records of the Company, THCG and the Company's affiliates. CAG and Mauer each covenants that it and he shall not during the Term or at any time thereafter, directly or indirectly, use for its or his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

                   For purposes of this Section 5, "proprietary information" shall not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by CAG or Mauer;
(ii) was within CAG's or Mauer's possession or knowledge prior to its being furnished to the Company, provided that the information was not obtained in connection with the consulting engagement hereunder or Mauer's prior employment by Walnut Financial Services, Inc.; (iii) is independently developed by CAG or Mauer other than in connection with the consulting engagement hereunder; or (iv) is obtained by CAG or Mauer in its or his capacity as an investor in THCG or THCG's (or its subsidiaries') portfolio companies and not in connection with the performance of the duties hereunder, provided that information obtained by CAG or Mauer under circumstances under which it or he has any obligation to keep such information confidential shall be "proprietary information" to the extent of such obligation.

                   5.3 Confidentiality and Surrender of Records. CAG and Mauer each agrees that it or he shall not during the Term or at any time thereafter (irrespective of the circumstances under which the consulting engagement terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall CAG or Mauer retain, and will deliver promptly to the Company, any of the same following termination of the consulting engagement hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in CAG's or Mauer's possession or under its or his control or accessible to it or him which contain any proprietary information of the Company, THCG or the

Company's affiliates. All confidential records shall be and remain the sole property of the Company, or, as applicable, THCG or the Company's affiliates during the Term and thereafter.

                   5.4 Enforcement. CAG and Mauer each agrees that the remedy at law for any breach or threatened breach of any covenant contained in this
Section 5 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Section 5 and injunctive relief.

              6. No Conflict. CAG covenants that neither it nor Mauer is now, and shall not become, party to or subject to any agreement, contract, understanding or covenant, or under any obligation, contractual or otherwise, in any way restricting or adversely affecting its or his ability to act for the Company in all of the respects contemplated hereby.

              7. Cooperation. CAG shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which CAG's or Mauer's assistance may be requested by the Company. Such cooperation shall include, among other things, making documents relating to the Company, THCG or the Company's affiliates or any of their respective businesses in CAG's or Mauer's custody or control available to the Company or its counsel, making Mauer available for interviews by the Company or its counsel, and making Mauer available to appear as a witness, at deposition, trial or otherwise. Any reasonable vouchered out-of-pocket expenses incurred by CAG in fulfilling its obligations under this Section 7 shall be promptly reimbursed by the Company.

                   The provisions of this Section 7 shall survive the termination or expiration of this Agreement and the Term; provided, however, that CAG's obligations under this Section 7 subsequent to the expiration of this Agreement and the Term shall be on terms to be negotiated between CAG and the Board of Directors of the Company or of THCG in good faith.

              8. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent, request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                  To the Company:

                           Inland Financial Corporation
                           c/o THCG, Inc.
                           650 Madison Avenue, 21st Floor
                           New York, New York 10022
                           Attention:  Joseph Mark
                           Facsimile No.:  [(212) 223-0161]

                  With a copy to:

                           Peter S. Kolevzon, Esq.
                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Facsimile No.:  (212) 715-8000

                  To Chicago Advisory Group:

                           Chicago Advisory Group
                           8000 Towers Crescent Drive
                           Suite 1070
                           Vienna, Virginia 22182
                           Attention:  Robert Mauer
                           Facsimile No.:

                  9.       Miscellaneous.

                           (a) The failure of either party at any time to
require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

                           (b) This Agreement is a personal contract calling for
the provision of unique services by Mauer, and CAG's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by CAG or Mauer. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company, but no assignment by the Company shall release the Company from its obligations hereunder, and the Company shall not assign this Agreement to any entity outside of the Company.

                           (c) Each of the covenants and agreements set forth in
this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared invalid, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

                           (d) This Agreement shall be governed and construed in
accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

                           (e) This Agreement sets forth the entire
understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to that subject matter. This Agreement may be terminated, altered, modified or changed only by a written instrument signed by both parties hereto.

                           (f) The Section headings contained herein are for
purposes of convenience only and are not intended to define or list the contents of the Sections.

                           (g) The provisions of this Agreement which by their
terms call for performance subsequent to termination of the Term, or of this Agreement, shall so survive such termination.

                           (h) In rendering the services to be rendered by CAG
hereunder, CAG shall be an independent contractor. Neither CAG nor Mauer shall be considered as having an employee status or being entitled to participate in any employee plans, arrangements or distributions by the Company. Neither CAG nor Mauer shall act as an agent of the Company and neither shall be entitled to enter into any agreements, incur any obligations on behalf of the Company, or be authorized to bind the Company in any manner whatsoever, and neither shall refer to the Company as a customer in any manner or format without the prior written consent of the Company. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created.

                           As an independent contractor, CAG shall be solely
responsible for determining the means and methods for performing the professional and/or technical services described herein, and CAG shall have complete charge and responsibility for Mauer. All of CAG's activities will be at its own risk and CAG is hereby given notice of its responsibility for arrangements to guard against physical, financial, and other risks, as appropriate.

                           Except as otherwise required by law, the Company
shall not withhold any sums from the payments to be made for Social Security or other federal, state or local tax liabilities or contributions, and all withholding, liabilities, and contributions shall be solely CAG's responsibility.

                   Please confirm CAG's agreement with the foregoing by signing and returning the enclosed copy of this letter, following which this will be a legally binding agreement between us as of the date first written above.


                                         Very truly yours,

                                         Inland Financial Corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


Accepted and Agreed:

Chicago Advisory Group


By:
   ------------------------------------
   Name:
   Title:




                   Robert Mauer hereby accepts, and agrees to abide by, the terms of Section 5 of the Agreement.


                                         ---------------------------------------
                                         Robert Mauer

EXHIBIT B TO EXHIBIT 2.1

                                   THCG, Inc.
                         650 Madison Avenue, 21st Floor
                            New York, New York 10022


                                                          As of       , 1999


Joel Kanter
Windy City, Inc.
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182


Dear Mr. Kanter:

         THCG, Inc. (the "Company") desires to engage Windy City, Inc. ("Windy City") as a consultant, and Windy City desires to be so engaged by the Company, all subject to the terms and conditions set forth in this letter agreement (this "Agreement").
         Accordingly, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound, the Company and Windy City hereby agree as follows:

         1. Engagement; Term. The Company hereby engages Windy City, and Windy City hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term
commencing on      , 1999 (the "Effective Date") and (unless sooner
terminated as hereinafter provided) expiring twelve months after the Effective Date (such term being hereinafter referred to as the "Initial Term"). Thereafter, this Agreement shall automatically be extended for one or more additional three-month periods unless Windy City or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term, or, as applicable, sixty (60) days prior to the end of any extension thereof, of Windy City's or the Company's election not to renew the Agreement. As used in this Agreement, "Term" shall be defined as the Initial Term and, if applicable, any extension thereof.

         2. Duties; Conduct.

              (a) During the Term, Windy City shall make available to the Company the services of Joel Kanter ("Kanter") who shall serve in the capacity of a senior advisor to the Company; as such, Windy City shall render consulting services from time to time as hereinafter provided on such project or projects relating to the business, affairs and management of the Company as may be reasonably delegated to Windy City by the Board of Directors of the Company ("Board of Directors"), the Company's

Co-Chief Executive Officers or, as applicable, the Company's Chief Executive Officer. Windy City agrees that it shall use its best efforts to perform such services faithfully and diligently, and to the best of its ability, and shall use its best efforts to cause Kanter to use his best efforts to perform such services faithfully and diligently, and to the best of his ability.

              (b) To the extent practicable, the services to be provided by Windy City shall be performed at such times as are reasonably convenient to Windy City. The Company acknowledges that Windy City and Kanter may have other activities, obligations and engagements which may command its or his time and attention and the Company will exercise its best efforts to respect such other commitments.

              (c) The services to be provided hereunder may require travel. Domestic travel shall be as reasonably required for the performance of the duties hereunder; except as provided below, Windy City shall not need prior approval for any domestic travel required hereunder unless and until it incurs business expenses in connection with such travel in the aggregate amount of $10,000 per annum. Once such threshold has been exceeded, Windy City shall obtain the consent of the Company's Chief Operating Officer prior to incurring any additional domestic travel expense. The parties agree that, subject to the prior two sentences, (i) business class (as opposed to coach) and (ii) the costs of upgrade certificates pursuant to frequent flier programs (not to exceed $100 per flight) shall be deemed to be reasonable expenses. Foreign travel shall be as the Company and Windy City shall mutually agree.

         3. Compensation and Expenses.

              (a) Except as otherwise provided in Section 3(b), as full compensation for all services to be provided by Windy City hereunder during the Term, the Company will pay Windy City and Windy City will accept consulting fees at an annual rate of One Hundred Thousand Dollars ($100,000). Such consulting fees will be paid monthly in arrears.

              (b) The Company will reimburse Windy City for all reasonable travel, business entertainment and other business expenses as may be incurred by it during the Term in the performance of the duties and responsibilities assigned to it under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by Windy City of proper accounts therefor in accordance with the Company's standard procedures.

         4. Termination.

              (a) The Company may terminate the consulting engagement hereunder and this Agreement at any time for Cause.

For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony by Kanter; (ii) perpetration of an intentional and knowing fraud by Windy City or Kanter against or adversely affecting the Company or any customer, client, agent, or employee thereof; (iii) any action or conduct by Windy City or Kanter in any manner which would reasonably be expected to harm the reputation or goodwill of the Company; (iv) willful breach of a covenant set forth in Section 5 or 6 by Windy City or Kanter; (v) substantial failure of Windy City to perform its duties hereunder; or (vi) subject to Section 2(b) above and after taking into account Kanter's reasonable personal commitments and vacation time, Windy City's failure or inability to make Kanter available to provide the services contemplated hereunder for any reason as determined in good faith by the Company's Board of Directors; provided, however, that a termination pursuant to clause (iii), (v) or (vi) shall not become effective unless Windy City fails to cure such action, conduct or failure to perform within fifteen (15) days after written notice from the Company, such notice to describe such action, conduct or failure to perform and identify what reasonable actions shall be required to cure such action, conduct or failure to perform, if such action, conduct or failure to perform is susceptible of cure.

         No act or failure to act on Windy City's or Kanter's part shall be considered "willful" under this Section 4(a) unless it is done, or omitted to be done, by Windy City or Kanter in bad faith or without reasonable belief that its or his action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors, or upon direction or authority of the Company's Co-Chief Executive Officers or, as applicable, the Company's Chief Executive Officer, or upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Windy City in good faith and in the best interests of the Company.

              (b) The Term shall terminate forthwith upon a sale of all or substantially all of the assets of the Company.

              (c) Windy City may terminate the consulting engagement hereunder and this Agreement at any time in the event of any material breach of this Agreement by the Company; provided, however, that such termination shall not become effective unless the Company fails to cure such breach within fifteen
(15) days after written notice from Windy City, such notice to describe such breach and identify what reasonable actions shall be required to cure such breach.

              (d) In the event of a termination pursuant to any of Section 4(a),
(b) or (c) above, Windy City shall be entitled to, and the Company shall pay to Windy City within thirty (30) days after any such termination, any accrued but unpaid consulting fees to the date of termination and any accrued but unpaid expenses required to be reimbursed pursuant to Section 3(b) above. In the event of a termination pursuant to any of Section 4(b) or (c) above, Windy City shall be entitled to continued payment of the consulting fees pursuant to Section 3(a) above until the expiration of the Term as if such termination had not occurred, with such payments being in addition to the payments described in the previous sentence.

         5. Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

              5.1 Nonsolicitation. In view of the unique and valuable services it is expected Windy City and Kanter will render to the Company, Windy City's and Kanter's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and the Company's subsidiaries and their customers and suppliers, and in consideration of compensation to be received hereunder, Windy City and Kanter each agrees that during the Term and for a period of one year subsequent to any termination hereunder, Windy City and Kanter shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company or the Company's subsidiaries to terminate his, her, or its relationship with the Company or the Company's subsidiaries; or (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants (other than Robert Mauer and/or Chicago Advisory Group) or representatives of the Company or the Company's subsidiaries to become employees, agents, representatives or consultants of any other person or entity.

              5.2 Proprietary Information. Windy City and Kanter each acknowledges that during the course of the consulting engagement hereunder Windy City and Kanter will necessarily have access to and make use of proprietary information and confidential records of the Company and the Company's subsidiaries. Windy City and Kanter each covenants that it and he shall not during the Term or at any time thereafter, directly or indirectly, use for its or his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

              For purposes of this Section 5, "proprietary information" shall not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by Windy City or Kanter; (ii) was within Windy City's or Kanter's possession or knowledge prior to its being furnished to the Company, provided that the information was not obtained in connection with the consulting engagement hereunder or Kanter's prior employment by Walnut Financial

Services, Inc.; (iii) is independently developed by Windy City or Kanter other than in connection with the consulting engagement hereunder; or (iv) is obtained by Windy City or Kanter in its or his capacity as an investor in the Company or the Company's (or its subsidiaries') portfolio companies and not in connection with the performance of the duties hereunder, provided that information obtained by Windy City or Kanter under circumstances under which it or he has any obligation to keep such information confidential shall be "proprietary information" to the extent of such obligation.

              5.3 Confidentiality and Surrender of Records. Windy City and Kanter each agrees that it or he shall not during the Term or at any time thereafter (irrespective of the circumstances under which the consulting engagement terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall Windy City or Kanter retain, and will deliver promptly to the Company, any of the same following termination of the consulting engagement hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in Windy City's or Kanter's possession or under its or his control or accessible to it or him which contain any proprietary information of the Company or the Company's subsidiaries. All confidential records shall be and remain the sole property of the Company, or, as applicable, the Company's subsidiaries during the Term and thereafter.

              5.4 Enforcement. Windy City and Kanter each agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 5 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Section 5 and injunctive relief.

         6. No Conflict. Windy City covenants that neither it nor Kanter is now, and shall not become, party to or subject to any agreement, contract, understanding or covenant, or under any obligation, contractual or otherwise, in any way restricting or adversely affecting its or his ability to act for the Company in all of the respects contemplated hereby.

         7. Cooperation. Windy City shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which Windy City's or Kanter's assistance may be requested by the Company. Such cooperation shall include, among other things, making documents relating to the Company or its subsidiaries or any of their respective businesses in Windy City's or Kanter's custody or control available to the Company or its counsel, making Kanter available for interviews by the Company or its counsel, and making Kanter available to appear as a witness, at deposition, trial or otherwise. Any reasonable vouchered out-of-pocket expenses incurred by Windy City in fulfilling its obligations under this Section 7 shall be promptly reimbursed by the Company.

              The provisions of this Section 7 shall survive the termination or expiration of this Agreement and the Term; provided, however, that Windy City's obligations under this Section 7 subsequent to the expiration of this Agreement and the Term shall be on terms to be negotiated between Windy City and the Company's Board of Directors in good faith.

         8. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent, request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

         To the Company:

            THCG, Inc.
            650 Madison Avenue, 21st Floor
            New York, New York 10022
            Attention:  Joseph Mark
            Facsimile No.:  [(212) 223-0161]

         With a copy to:

            Peter S. Kolevzon, Esq.
            Kramer Levin Naftalis & Frankel LLP
            919 Third Avenue
            New York, New York 10022
            Facsimile No.:  (212) 715-8000

         To Windy City:

            Windy City, Inc.
            8000 Towers Crescent Drive

            Suite 1070
            Vienna, Virginia 22182
            Attention:  Joel Kanter
            Facsimile No.:  (703) 448-7751

         9. Miscellaneous.

              (a) The failure of either party at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

              (b) This Agreement is a personal contract calling for the provision of unique services by Kanter, and Windy City's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by Windy City or Kanter. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company, but no assignment by the Company shall release the Company from its obligations hereunder, and the Company shall not assign this Agreement to any entity outside of the Company.

              (c) Each of the covenants and agreements set forth in this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared invalid, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

              (d) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.
              (e) This Agreement sets forth the entire understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to that subject matter. This Agreement may be terminated, altered, modified or changed only by a written instrument signed by both parties hereto.

              (f) The Section headings contained herein are for purposes of convenience only and are not intended to define or list the contents of the Sections.

              (g) The provisions of this Agreement which by their terms call for performance subsequent to termination of the Term, or of this Agreement, shall so survive such termination.

              (h) In rendering the services to be rendered by Windy City hereunder, Windy City shall be an independent contractor. Neither Windy City nor Kanter shall be considered as having an employee status or being entitled to participate in any employee plans, arrangements or distributions by the Company. Neither Windy City nor Kanter shall act as an agent of the Company and neither shall be entitled to enter into any agreements, incur any obligations on behalf of the Company, or be authorized to bind the Company in any manner whatsoever, and neither shall refer to the Company as a customer in any manner or format without the prior written consent of the Company. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created.

              As an independent contractor, Windy City shall be solely responsible for determining the means and methods for performing the professional and/or technical services described herein, and Windy City shall have complete charge and responsibility for Kanter. All of Windy City's activities will be at its own risk and Windy City is hereby given notice of its responsibility for arrangements to guard against physical, financial, and other risks, as appropriate.

              Except as otherwise required by law, the Company shall not withhold any sums from the payments to be made for Social Security or other federal, state or local tax liabilities or contributions, and all withholding, liabilities, and contributions shall be solely Windy City's responsibility.

              Please confirm Windy City's agreement with the foregoing by signing and returning the enclosed copy of this letter, following which this will be a legally binding agreement between us as of the date first written above.


                                         Very truly yours,

                                         THCG, Inc.


                                         By:
                                            ---------------------------
                                             Name:
                                             Title:

Accepted and Agreed:

Windy City, Inc.


By:
   -------------------------
   Name:
   Title:


              Joel Kanter hereby accepts, and agrees to abide by, the terms of
 Section 5 of the Agreement.


                                         ---------------------------------
                                         Joel Kanter

EXHIBIT C-1 TO EXHIBIT 2.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of
   , 1999 (the "Effective Date"), by and between THCG, INC., a Delaware corporation (the "Company") and JOSEPH MARK (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment in the capacities and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

         1.   Employment; Term.

              (a) The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, in accordance with and subject to the terms and conditions set forth herein.

              (b) The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on the fifth anniversary of the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for one or more additional annual periods unless the Executive or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term or any extension thereof (together, the "Term"), of his or its election not to renew this Agreement.

         2.   Duties.

              (a) During the Term, the Executive shall serve as the Co-Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the "Board of Directors").

              (b) The Executive shall have such authority and responsibility as is customary for such position or positions in businesses comparable in size and function, and such other responsibilities as may reasonably be assigned by the Board of Directors.

              (c) During the period the Executive is employed by the Company, the Executive shall devote his full business time and best efforts to the business and affairs of the Company; provided, however, the Executive may engage in outside business activities with the consent of the Board of Directors. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

              (d) The Executive's services shall be performed primarily at the Company's principal place of business, located in New York, New York. The Executive recognizes that his duties will require from time-to-time and at the Company's expense, travel to domestic and international locations.

         3.   Compensation.

              (a) The Company shall pay the Executive a base salary (the "Base Salary") of not less than $200,000 per annum, or such greater sum as may from time to time be fixed by the Compensation Committee of the Board of Directors, provided that any such greater sum shall become the minimum rate of compensation for so long as the Executive shall be employed by the Company. Payments of Base Salary to the Executive shall be made in equal semi-monthly installments and subject to all legally required and customary withholdings.

              (b) The Executive shall be entitled to bonus compensation (the "Bonus Compensation") as reasonably determined in good faith by the Compensation Committee of the Board of Directors.

              (c) The Executive shall receive an option to purchase 450,000 shares of the common stock of the Company, in accordance with and subject to the provisions of The 1999 THCG, Inc. Stock Incentive Plan and the grant thereunder.

         4.   Benefits.

              (a) The Company agrees to reimburse the Executive for all reasonable travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of proper accounts therefor in accordance with the Company's standard procedures.

              (b) The Executive shall be entitled to
participate in any and all medical insurance, group health, disability insurance, life insurance and other benefit plans and programs which are made generally available by the Company to its most senior executives. If the Executive elects to participate in any such benefit plan and/or program, the Company agrees to pay the premiums for the coverage elected by the Executive.

              (c) The Executive shall be entitled to participate fully in the Company's group pension, profit-sharing and employee benefit programs now or hereafter made available to employees of the Company generally.

              (d) The Company shall pay the premiums on an ordinary life insurance policy on the Executive's behalf in the principal amount of $2,000,000.

              (e) The Executive shall not be limited to the general vacation policy and program of the Company as a whole, but, in view of his position and stature with the Company, shall be entitled to such vacation time as may be reasonably appropriate to the Company and its clients, and the proper performance of his duties and responsibilities.

              (f) The Company shall lease or purchase an automobile of make and model as the Executive shall specify for the sole use of the Executive; provided, however, that the Executive may, at his own option, lease an automobile in his own name and at Company expense. The Executive shall cause the vehicle to be properly insured and maintained. The Company shall pay or reimburse the Executive for all purchase or lease costs, parking costs, toll fees, costs of insurance, routine maintenance, service and repair of the vehicle, provided that the Company's obligation pursuant to this Paragraph 4(f) shall not exceed $1,000 per month. At the expiration of this Agreement, the Company shall, if requested by the Executive, exercise its purchase option under any lease agreement and grant the Executive an option to purchase the vehicle upon the same terms and conditions offered to the Company by the leasing company.

              (g) The Company shall pay for the Executive's use of computers, e-mail, facsimile, access to Internet and cellular phones for both the Executive's office use and for use in his home for business purposes.

              (h) The Company agrees to reimburse the Executive for personal tax preparation and financial planning assistance in a total amount not to exceed $5,000 per year.

              (i) The Executive shall be indemnified by the Company to the greatest extent permitted under Delaware law.

              (j) The Executive shall be entitled to use the Company's season tickets to New York Knicks basketball games. In the event that the Executive's employment is terminated for any reason, the Company shall use its best efforts to have the tickets transferred into the Executive's name for his sole ownership and use; provided, however, that any expenses paid by the Company with respect to games not played in the current basketball season shall be reimbursed by the Executive. In the event that the Company is unable to make such transfer, the Executive shall be entitled to the use of these tickets; provided, however, the Executive shall reimburse the Company for the cost of such tickets.

              (k) The Executive shall be entitled to any other benefits or perquisites on terms no less favorable than those pursuant to which such benefits or perquisites are made available to any other executive or employee of the Company.

         5.   Termination.

              (a) Death. The Executive's employment hereunder shall terminate upon the Executive's death.

              (b) Total Disability. The Company may terminate the Executive's employment hereunder at any time after the Executive becomes "Totally Disabled." For purposes of this Agreement, "Totally Disabled" means that the Executive has been unable, for a period of one hundred eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Total Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Total Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Total Disability Effective Date.

              (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony; (ii) perpetration of an intentional and knowing fraud against or adversely affecting the Company or any customer, client, agent, or employee thereof; (iii) willful breach of a covenant set forth in Paragraph 7; or (iv) willful and substantial failure of the Executive to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or injury); provided, however, that a termination pursuant to clause
(iv) shall not become effective unless the Executive fails to cure such failure to perform within thirty (30) days after written notice from the Company, such notice to describe such failure to perform and identify what reasonable actions shall be required to cure such failure to perform.

              No act or failure to act on the part of the Executive shall be considered "willful" under this Paragraph 5(c) unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

              (d) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder at any time for any reason or no reason by giving the Executive thirty (30) days prior written notice of the termination.

              (e) Termination by the Executive For Good Reason.

                  (1) The Executive may terminate his employment hereunder for "Good Reason" for (i) a Change in Control of the Company; (ii) the assignment to the Executive of any duties inconsistent in any respect with Paragraph 2, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities; (iii) any failure by the Company to comply with Paragraph 3 or 4, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive; (iv) a change in the Executive's location of employment to a place of employment outside the New York Metropolitan Area; (v) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; (vi) any failure by the Company to comply with Paragraph 10(c) of this Agreement; or (vii) any other substantial breach of this Agreement by the Company.

                  (2) "Change in Control of the Company" shall be conclusively deemed to have occurred if any of the following shall have taken place:

         i. a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act") shall have occurred, unless such change in control results in control by the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act) or any combination thereof;

         ii. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act), or any "person" who was a shareholder as of the Effective Date or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities;

         iii. during any period of two (2) consecutive years during this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

         iv. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

         v. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets.

              (3) If an event should occur that would allow the Executive to terminate his employment hereunder for Good Reason, the Executive shall have a period of one year from the date on which the Executive first becomes aware of such event in which to elect to terminate his employment for Good Reason. If the Executive elects to terminate his employment for Good Reason, he shall provide the Company with a written notice.

              (f) Termination by the Executive Without Good Reason. The Executive may terminate his employment hereunder for any reason or no reason by giving the Company sixty (60) days prior written notice of the termination.

         6. Compensation Following Termination Prior to the End of the Term. In the event that the Employee's employment hereunder is terminated prior to the end of the Term, the Executive shall be entitled to the following compensation and benefits upon such termination:

              (a) Termination by Reason of Death or Total Disability. In the event that the Executive's employment is terminated prior to the expiration of the Term by reason of the Executive's death or Total Disability pursuant to Paragraph 5(a) or 5(b), the Company shall pay the following amounts to the Executive (or the Executive's estate, as the case may be):

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. A prorated amount of Bonus Compensation, to be paid at the time the Executive's Bonus Compensation would have been paid had he remained employed by the Company, computed by multiplying the amount of Bonus Compensation the Executive would have earned for the year in which the termination occurred and the fraction of the year the Executive was employed by the Company;

         iii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

         iv.  Any vacation accrued to the date of termination.

         The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined and paid in accordance with the terms of such plans, programs and grant, except that the Company shall, with respect to any major medical and all other health, accident, or disability plans for which the Executive, or his spouse or legal representative, elects continuation in accordance with COBRA, be responsible for payment of premiums related to the maintenance of such plans for a period of six (6) months following the date of termination.

              (b) Termination by the Company for Cause; Termination by the Executive Without Good Reason. In the event that the Executive's employment is terminated by the Company for Cause pursuant to Paragraph 5(c) or by the Executive without Good Reason pursuant to Paragraph 5(f), the Company shall pay the following amounts to the Executive:

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

         iii. Any vacation accrued to the date of termination.

         The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined in accordance with the terms of such plans, programs and grant.

              (c) Termination by the Company Without Cause; Termination by the Executive For Good Reason. In the Event that the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d) or by the Executive for Good Reason pursuant to Paragraph 5(e), the Company shall pay the following amounts to the Executive:

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. Such bonus as may reasonably be determined by the Company based upon the Executive's performance through the date of termination;

         iii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4;

         iv.  Any vacation accrued to the date of termination;

              and

         v. Continued payment of the Base Salary (as determined under Paragraph 3) until the earlier of (a) thirty-six (36) months after the date of termination, or (b) the expiration of the Term. Such payments shall be made in accordance with the Company's standard payroll practices then in effect.

         The Company shall continue to provide the Executive with the benefits set forth in Paragraph 4 as if he had remained employed by the Company pursuant to this Agreement through the earlier of (a) thirty-six (36) months after the date of termination, or (b) the end of the Term; provided that to the extent any benefits described in Paragraph 4 cannot be provided pursuant to the plan or program maintained by the Company for its employees and/or executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive. The benefits referred to in Paragraph 3(c) shall be determined in accordance with the terms of such plan and grant thereunder.

              (d) No Duty to Mitigate. In the event that the Executive's employment is terminated by reason of the Executive's Total Disability Pursuant to Paragraph 5(b), the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d), or the Executive's employment is terminated by the Executive for Good Reason pursuant to Paragraph 5(e), the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

              (e) No Other Benefits or Compensation. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to the Executive at the time of the termination of the Executive's employment prior to the end of the Term, the Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to any future period after such termination.

         7. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

         7.1 Noncompetition and Nonsolicitation. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and in consideration of compensation to be received hereunder, the Executive agrees that during his employment hereunder the Executive will not compete with or be engaged in any business which, during his employment hereunder, is engaged in the investment banking, asset management, or internet (including media buying, web design, technology engineering, or other internet-related services) business in the United States or Canada, provided that the provisions of this Paragraph will not be deemed breached merely because the Executive owns less than 10% of the outstanding common stock of a publicly-traded company or is a passive investor who owns less than 10% of the outstanding common stock of a privately-held company.

         In further consideration of the compensation to be received hereunder, the Executive agrees that during the Term and for a period of one year subsequent to any termination hereunder, the Executive shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to terminate his, her or its relationship with the Company; (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to become employees, agents, representatives or consultants of any other person or entity; (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of the Company with respect to any product or service being furnished, made, sold or leased by the Company; or (iv) persuade or seek to persuade any customer of the Company to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through the Executive's efforts.

         7.2 Proprietary Information. The Executive acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company and the Company's subsidiaries. The Executive covenants that he shall not during the Term or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

         For purposes of this Section 7, "proprietary information" shall not include information which is or becomes generally available to the public other than as a result of a breach of this Agreement by the Executive.

         7.3 Confidentiality and Surrender of Records. The Executive shall not during the Term or at any time thereafter (irrespective of the circumstances under which the Executive's employment by the Company terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall he retain, and will deliver promptly to the Company, any of the same following termination of his employment hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in the Executive's possession or under his control or accessible to him which contain any proprietary information of the Company or the Company's subsidiaries. All confidential records shall be and remain the sole property of the Company, or, as applicable, the Company's subsidiaries during the Term and thereafter.

         7.4 Inventions and Patents. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which the Executive develops during his employment with the Company and which relates to the fields in which the Company or the Company's subsidiaries is then engaged shall belong to the Company, or, as applicable, the Company's subsidiaries. Upon request, the Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company, or, as applicable, a subsidiary of the Company all his right, title, and interest in and to such Inventions.

         7.5  Enforcement.

              (a) The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 7 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Paragraph 7 and injunctive relief.

              (b) In no event shall any asserted violation of any provision of this Paragraph 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         8. Key Man Insurance. The Executive recognizes and acknowledges that the Company or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to the Executive, the proceeds of which would be payable to the Company or such affiliate. The Executive hereby consents to the Company or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at the Company's expense), execute such documents and otherwise take any and all actions necessary or desirable in order for the Company or its affiliates to seek, purchase and maintain in full force and effect such policy or policies.

         9. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with the Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

         To the Company:

                   THCG, Inc.
                   650 Madison Avenue, 21st Floor
                   New York, New York 10022
                   Attention:  Adi Raviv
                   Facsimile No.:  [(212) 223-0161]

         To the Executive:

                   Joseph Mark
                   THCG, Inc.
                   650 Madison Avenue, 21st Floor
                   New York, New York 10022
                   Facsimile No.:  [(212) 223-0161]

         10.  Successors.

              (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         11. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

         12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

         14. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date above written.

                                          THCG, INC.



                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:


                                          --------------------------------------
                                                      Joseph Mark

EXHIBIT C-2 TO EXHIBIT 2.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of
   , 1999 (the "Effective Date"), by and between THCG, INC., a Delaware corporation (the "Company") and SHAI NOVIK (the "Executive").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment in the capacities and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

         1.    Employment; Term.

               (a) The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, in accordance with and subject to the terms and conditions set forth herein.

               (b) The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on the fifth anniversary of the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for one or more additional annual periods unless the Executive or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term or any extension thereof (together, the "Term"), of his or its election not to renew this Agreement.

         2.    Duties.

               (a) During the Term, the Executive shall serve as the Chief Operating Officer of the Company and shall report to the Chief Executive Officer or the Co-Chief Executive Officers as the case may be.

               (b) The Executive shall have such authority and responsibility as is customary for such position or positions in businesses comparable in size and function, and such other responsibilities as may reasonably be assigned by the Chief Executive Officer or the Co-Chief Executive Officers as the case may be.

               (c) During the period the Executive is employed by the Company, the Executive shall devote his full business time and best efforts to the business and affairs of the Company; provided, however, the Executive may engage in outside business activities with the consent of the Board of Directors of the Company (the "Board of Directors"). It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

               (d) The Executive's services shall be performed primarily at the Company's principal place of business, located in New York, New York. The Executive recognizes that his duties will require from time-to-time and at the Company's expense, travel to domestic and international locations.

         3.    Compensation.

               (a) The Company shall pay the Executive a base salary (the "Base Salary") of not less than $150,000 per annum, or such greater sum as may from time to time be fixed by the Compensation Committee of the Board of Directors, provided that any such greater sum shall become the minimum rate of compensation for so long as the Executive shall be employed by the Company. Payments of Base Salary to the Executive shall be made in equal semi-monthly installments and subject to all legally required and customary withholdings.

               (b) The Executive shall be entitled to bonus compensation (the "Bonus Compensation") as reasonably determined in good faith by the Compensation Committee of the Board of Directors, provided that the Executive shall be entitled to participate in any bonus compensation plans the Company makes generally available to its senior executives or its employees, in accordance with the terms of such plans.

               (c) The Executive shall receive a grant of 372,281.45 shares of restricted stock in accordance with and subject to the provisions of The 1999 THCG, Inc. Stock Incentive Plan and the grant thereunder, as provided for in the Agreement and Plans of Merger By and Between Walnut Financial Services, Inc. and THCG, Inc., and By and Among THCG, Inc., Tower Hill Acquisition Corp. and Tower
Hill Securities, Inc., dated as of August    , 1999.

         4.    Benefits.

               (a) The Company agrees to reimburse the Executive for all reasonable travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of proper accounts therefor in accordance with the Company's standard procedures.

               (b) The Executive shall be entitled to participate in any and all medical insurance, group health, disability insurance, life insurance and other benefit plans and programs which are made generally available by the Company to its most senior executives. If the Executive elects to participate in any such benefit plan and/or program, the Company agrees to pay the premiums for the coverage elected by the Executive.

               (c) The Executive shall be entitled to participate fully in the Company's group pension, profit-sharing and employee benefit programs now or hereafter made available to employees of the Company generally.

               (d) The Company shall pay the premiums on an ordinary life insurance policy on the Executive's behalf in the principal amount of $2,000,000.

               (e) The Executive shall not be limited to the general vacation policy and program of the Company as a whole, but, in view of his position and stature with the Company, shall be entitled to such vacation time as may be reasonably appropriate to the Company and its clients, and the proper performance of his duties and responsibilities.

               (f) The Company shall lease or purchase an automobile of make and model as the Executive shall specify for the sole use of the Executive; provided, however, that the Executive may, at his own option, lease an automobile in his own name and at Company expense. The Executive shall cause the vehicle to be properly insured and maintained. The Company shall pay or reimburse the Executive for all purchase or lease costs, parking costs, toll fees, costs of insurance, routine maintenance, service and repair of the vehicle, provided that the Company's obligation pursuant to this Paragraph 4(f) shall not exceed $1,000 per month. At the expiration of this Agreement, the Company shall, if requested by the Executive, exercise its purchase option under any lease agreement and grant the Executive an option to purchase the vehicle upon the same terms and conditions offered to the Company by the leasing company.

               (g) The Company shall pay for the Executive's use of computers, e-mail, facsimile, access to Internet and cellular phones for both the Executive's office use and for use in his home for business purposes.

               (h) The Company agrees to reimburse the Executive for personal tax preparation and financial planning assistance in a total amount not to exceed $5,000 per year.

               (i) The Executive shall be indemnified by the Company to the greatest extent permitted under Delaware law.

               (j) The Executive shall be entitled to any other benefits or perquisites on terms no less favorable than those pursuant to which such benefits or perquisites are made available to any other executive or employee of the Company.

         5.    Termination.

               (a) Death. The Executive's employment hereunder shall terminate upon the Executive's death.

               (b) Total Disability. The Company may terminate the Executive's employment hereunder at any time after the Executive becomes "Totally Disabled." For purposes of this Agreement, "Totally Disabled" means that the Executive has been unable, for a period of one hundred eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Total Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Total Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Total Disability Effective Date.

               (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony; (ii) perpetration of an intentional and knowing fraud against or adversely affecting the Company or any customer, client, agent, or employee thereof; (iii) willful breach of a covenant set forth in Paragraph 7; or (iv) willful and substantial failure of the Executive to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or injury); provided, however, that a termination pursuant to clause
(iv) shall not become effective unless the Executive fails to cure such failure to perform within thirty (30) days after written notice from the Company, such notice to describe such failure to perform and identify what reasonable actions shall be required to cure such failure to perform.

               No act or failure to act on the part of the Executive shall be considered "willful" under this Paragraph 5(c) unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors, or upon direction or authority of the Company's Co-Chief Executive Officers or, as applicable, the Company's Chief Executive Officer, or upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

               (d) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder at any time for any reason or no reason by giving the Executive thirty (30) days prior written notice of the termination.

               (e)  Termination by the Executive For Good Reason.

                    (1) The Executive may terminate his employment hereunder for "Good Reason" for (i) a Change in Control of the Company; (ii) the assignment to the Executive of any duties inconsistent in any respect with Paragraph 2, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities; (iii) any failure by the Company to comply with Paragraph 3 or 4, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive; (iv) a change in the Executive's location of employment to a place of employment outside the New York Metropolitan Area; (v) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; (vi) any failure by the Company to comply with Paragraph 10(c) of this Agreement; or (vii) any other substantial breach of this Agreement by the Company.

                    (2) "Change in Control of the Company" shall be conclusively deemed to have occurred if any of the following shall have taken place:

         i. a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act") shall have occurred, unless such change in control results in control by the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act) or any combination thereof;

         ii. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange
               Act), or any "person" who was a shareholder as of the Effective Date or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities;

         iii. during any period of two (2) consecutive years during this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

         iv. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

         v. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets.

               (3) If an event should occur that would allow the Executive to terminate his employment hereunder for Good Reason, the Executive shall have a period of one year from the date on which the Executive first becomes aware of such event in which to elect to terminate his employment for Good Reason. If the Executive elects to terminate his employment for Good Reason, he shall provide the Company with a written notice.

               (f) Termination by the Executive Without Good Reason. The Executive may terminate his employment hereunder for any reason or no reason by giving the Company sixty (60) days prior written notice of the termination.

         6.    Compensation Following Termination Prior to the End of the
Term. In the event that the Employee's employment hereunder is terminated prior to the end of the Term, the Executive shall be entitled to the following compensation and benefits upon such termination:

               (a) Termination by Reason of Death or Total Disability. In the event that the Executive's employment is terminated prior to the expiration of the Term by reason of the Executive's death or Total Disability pursuant to Paragraph 5(a) or 5(b), the Company shall pay the following amounts to the Executive (or the Executive's estate, as the case may be):

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. A prorated amount of Bonus Compensation, to be paid at the time the Executive's Bonus Compensation would have been paid had he remained employed by the Company, computed by multiplying the amount of Bonus Compensation the Executive would have earned for the year in which the termination occurred and the fraction of the year the Executive was employed by the Company;

         iii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

         iv.   Any vacation accrued to the date of termination.

         The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and under the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined and paid in accordance with the terms of such plans, programs and grant, except that the Company shall, with respect to any major medical and all other health, accident, or disability plans for which the Executive, or his spouse or legal representative, elects continuation in accordance with COBRA, be responsible for payment of premiums related to the maintenance of such plans for a period of six (6) months following the date of termination.

               (b) Termination by the Company for Cause; Termination by the Executive Without Good Reason. In the event that the Executive's employment is terminated by the Company for Cause pursuant to Paragraph 5(c) or by the Executive without Good Reason pursuant to Paragraph 5(f), the Company shall pay the following amounts to the Executive:

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

         iii.  Any vacation accrued to the date of termination.

         The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and under the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined in accordance with the terms of such plans, programs and grant.

               (c) Termination by the Company Without Cause; Termination by the Executive For Good Reason. In the Event that the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d) or by the Executive for Good Reason pursuant to Paragraph 5(e), the Company shall pay the following amounts to the Executive:

         i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

         ii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4;

         iii.  Any vacation accrued to the date of termination; and

         iv. Continued payment of the Base Salary (as determined under Paragraph 3) for a period of six (6) months after the date of termination; provided, however, that in the event the Executive has terminated the Agreement pursuant to Paragraph 5(e)(2), the Company shall make continued payment of the Base Salary until the earlier of (a) thirty-six (36) months after the date of termination, or (b) the expiration of the Term. Such payments shall be made in accordance with the Company's standard payroll practices then in effect.

         The Company shall continue to provide the Executive with the benefits set forth in Paragraph 4 for a period of six (6) months after the date of termination as if he had remained employed by the Company pursuant to this Agreement during such period; provided, however, that in the event the Executive has terminated the Agreement pursuant to Paragraph 5(e)(2), the Company shall continue to provide the Executive with the benefits set forth in Paragraph 4 as if he had remained employed by the Company pursuant to this Agreement through the earlier of (a) thirty-six (36) months after the date of termination, or (b) the end of the Term. To the extent any benefits described in Paragraph 4 cannot be provided pursuant to the plan or program maintained by the Company for its employees and/or executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive. The benefits referred to in Paragraph 3(c) shall be determined in accordance with the terms of such plan and grant thereunder.

              (d) No Duty to Mitigate. In the event that the Executive's employment is terminated by reason of the Executive's Total Disability Pursuant to Paragraph 5(b), the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d), or the Executive's employment is terminated by the Executive for Good Reason pursuant to Paragraph 5(e), the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

              (e) No Other Benefits or Compensation. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to the Executive at the time of the termination of the Executive's employment prior to the end of the Term, the Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to any future period after such termination.

         7. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

         7.1 Noncompetition and Nonsolicitation. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and in consideration of compensation to be received hereunder, the Executive agrees that during his employment hereunder the Executive will not compete with or be engaged in any business which, during his employment hereunder, is engaged in the investment banking, asset management, or internet (including media buying, web design, technology engineering, or other internet-related services) business in the United States or Canada, provided that the provisions of this Paragraph will not be deemed breached merely because the Executive owns less than 10% of the outstanding common stock of a publicly-traded company or is a passive investor who owns less than 10% of the outstanding common stock of a privately-held company.

         In further consideration of the compensation to be received hereunder, the Executive agrees that during the Term and for a period of one year subsequent to any termination hereunder, the Executive shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to terminate his, her or its relationship with the Company; (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to become employees, agents, representatives or consultants of any other person or entity; (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of the Company with respect to any product or service being furnished, made, sold or leased by the Company; or (iv) persuade or seek to persuade any customer of the Company to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through the Executive's efforts.

         7.2 Proprietary Information. The Executive acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company and the Company's subsidiaries. The Executive covenants that he shall not during the Term or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

         For purposes of this Section 7, "proprietary information" shall not include information which is or becomes generally available to the public other than as a result of a breach of this Agreement by the Executive.

         7.3 Confidentiality and Surrender of Records. The Executive shall not during the Term or at any time thereafter (irrespective of the circumstances under which the Executive's employment by the Company terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall he retain, and will deliver promptly to the Company, any of the same following termination of his employment hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in the Executive's possession or under his control or accessible to him which contain any proprietary information of the Company or the Company's subsidiaries. All confidential records shall be and remain the sole property of the Company, or, as applicable, the Company's subsidiaries during the Term and thereafter.

         7.4 Inventions and Patents. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which the Executive develops during his employment with the Company and which relates to the fields in which the Company or the Company's subsidiaries is then engaged shall belong to the Company, or, as applicable, the Company's subsidiaries. Upon request, the Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company, or, as applicable, a subsidiary of the Company all his right, title, and interest in and to such Inventions.

         7.5  Enforcement.

              (a) The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 7 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Paragraph 7 and injunctive relief.

              (b) In no event shall any asserted violation of any provision of this Paragraph 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         8. Key Man Insurance. The Executive recognizes and acknowledges that the Company or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to the Executive, the proceeds of which would be payable to the Company or such affiliate. The Executive hereby consents to the Company or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at the Company's expense), execute such documents and otherwise take any and all actions necessary or desirable in order for the Company or its affiliates to seek, purchase and maintain in full force and effect such policy or policies.

         9. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with the Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

         To the Company:

                   THCG, Inc.
                   650 Madison Avenue, 21st Floor
                   New York, New York 10022
                   Attention:  Joseph Mark
                   Facsimile No.:  [(212) 223-0161]

         To the Executive:

                   Shai Novik
                   THCG, Inc.
                   650 Madison Avenue, 21st Floor
                   New York, New York 10022
                   Facsimile No.:  [(212) 223-0161]

         10.  Successors.

              (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         11. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

         12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

         14. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date above written.

                                   THCG, INC.



                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:


                                   -------------------------------------
                                                 Shai Novik

EXHIBIT C-3 TO EXHIBIT 2.1

                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of ___________ ___, 1999 (the "Effective Date"), by and between THCG, INC., a Delaware corporation (the "Company") and ADI RAVIV (the "Executive").


                              W I T N E S S E T H:


               WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment in the capacities and on the terms and conditions set forth in this Agreement;

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

               1. Employment; Term.

                  (a) The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, in accordance with and subject to the terms and conditions set forth herein.

                  (b) The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on the fifth anniversary of the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for one or more additional annual periods unless the Executive or the Company gives written notice, no less than ninety (90) days prior to the end of the Initial Term or any extension thereof (together, the "Term"), of his or its election not to renew this Agreement.

               2. Duties.

                  (a) During the Term, the Executive shall serve as the Co-Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the "Board of Directors").

                  (b) The Executive shall have such authority and responsibility as is customary for such position or positions in businesses comparable in size and function, and such other responsibilities as may reasonably be assigned by the Board of Directors.

                  (c) During the period the Executive is employed by the Company, the Executive shall devote his full business time and best efforts to the business and affairs of the Company; provided, however, the Executive may engage in outside business activities with the consent of the Board of Directors. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (d) The Executive's services shall be performed primarily at the Company's principal place of business, located in New York, New York. The Executive recognizes that his duties will require from time-to-time and at the Company's expense, travel to domestic and international locations.

               3. Compensation.

                  (a) The Company shall pay the Executive a base salary (the "Base Salary") of not less than $200,000 per annum, or such greater sum as may from time to time be fixed by the Compensation Committee of the Board of Directors, provided that any such greater sum shall become the minimum rate of compensation for so long as the Executive shall be employed by the Company. Payments of Base Salary to the Executive shall be made in equal semi-monthly installments and subject to all legally required and customary withholdings.

                  (b) The Executive shall be entitled to bonus compensation (the "Bonus Compensation") as reasonably determined in good faith by the Compensation Committee of the Board of Directors.

                  (c) The Executive shall receive an option to purchase 450,000 shares of the common stock of the Company, in accordance with and subject to the provisions of The 1999 THCG, Inc. Stock Incentive Plan and the grant thereunder.

               4. Benefits.

                  (a) The Company agrees to reimburse the Executive for all reasonable travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of proper accounts therefor in accordance with the Company's standard procedures.

                  (b) The Executive shall be entitled to participate in any and all medical insurance, group health, disability insurance, life insurance and other benefit plans and programs which are made generally available by the Company to its most senior executives. If the Executive elects to participate in any such benefit plan and/or program, the Company agrees to pay the premiums for the coverage elected by the Executive.

                  (c) The Executive shall be entitled to participate fully in the Company's group pension, profit-sharing and employee benefit programs now or hereafter made available to employees of the Company generally.

                  (d) The Company shall pay the premiums on an ordinary life insurance policy on the Executive's behalf in the principal amount of $2,000,000.

                  (e) The Executive shall not be limited to the general vacation policy and program of the Company as a whole, but, in view of his position and stature with the Company, shall be entitled to such vacation time as may be reasonably appropriate to the Company and its clients, and the proper performance of his duties and responsibilities.

                  (f) The Company shall lease or purchase an automobile of make and model as the Executive shall specify for the sole use of the Executive; provided, however, that the Executive may, at his own option, lease an automobile in his own name and at Company expense. The Executive shall cause the vehicle to be properly insured and maintained. The Company shall pay or reimburse the Executive for all purchase or lease costs, parking costs, toll fees, costs of insurance, routine maintenance, service and repair of the vehicle, provided that the Company's obligation pursuant to this Paragraph 4(f) shall not exceed $1,000 per month. At the expiration of this Agreement, the Company shall, if requested by the Executive, exercise its purchase option under any lease agreement and grant the Executive an option to purchase the vehicle upon the same terms and conditions offered to the Company by the leasing company.

                  (g) The Company shall pay for the Executive's use of computers, e-mail, facsimile, access to Internet and cellular phones for both the Executive's office use and for use in his home for business purposes.

                  (h) The Company agrees to reimburse the Executive for personal tax preparation and financial planning assistance in a total amount not to exceed $5,000 per year.

                  (i) The Executive shall be indemnified by the Company to the greatest extent permitted under Delaware law.

                  (j) The Executive shall be entitled to any other benefits or perquisites on terms no less favorable than those pursuant to which such benefits or perquisites are made available to any other executive or employee of the Company.

               5. Termination.

                  (a) Death. The Executive's employment hereunder shall terminate upon the Executive's death.

                  (b) Total Disability. The Company may terminate the Executive's employment hereunder at any time after the Executive becomes "Totally Disabled." For purposes of this Agreement, "Totally Disabled" means that the Executive has been unable, for a period of one hundred eighty (180) consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Total Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Total Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Total Disability Effective Date.

                  (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of a felony; (ii) perpetration of an intentional and knowing fraud against or adversely affecting the Company or any customer, client, agent, or employee thereof; (iii) willful breach of a covenant set forth in Paragraph 7; or (iv) willful and substantial failure of the Executive to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness or injury); provided, however, that a termination pursuant to clause
(iv) shall not become effective unless the Executive fails to cure such failure to perform within thirty (30) days after written notice from the Company, such notice to describe such failure to perform and identify what reasonable actions shall be required to cure such failure to perform.

                  No act or failure to act on the part of the Executive shall be considered "willful" under this Paragraph 5(c) unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  (d) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder at any time for any reason or no reason by giving the Executive thirty (30) days prior written notice of the termination.

                  (e) Termination by the Executive For Good Reason.

                      (1) The Executive may terminate his employment hereunder for "Good Reason" for (i) a Change in Control of the Company; (ii) the assignment to the Executive of any duties inconsistent in any respect with Paragraph 2, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities; (iii) any failure by the Company to comply with Paragraph 3 or 4, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive; (iv) a change in the Executive's location of employment to a place of employment outside the New York Metropolitan Area; (v) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; (vi) any failure by the Company to comply with Paragraph 10(c) of this Agreement; or (vii) any other substantial breach of this Agreement by the Company.

                      (2) "Change in Control of the Company" shall be conclusively deemed to have occurred if any of the following shall have taken place:

               i. a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act") shall have occurred, unless such change in control results in control by the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act) or any combination thereof;

               ii. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the Exchange Act), or any "person" who was a shareholder as of the Effective Date or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities;

               iii. during any period of two (2) consecutive years during this
                    Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

               iv. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

               v. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets.

                    (3) If an event should occur that would allow the Executive to terminate his employment hereunder for Good Reason, the Executive shall have a period of one year from the date on which the Executive first becomes aware of such event in which to elect to terminate his employment for Good Reason. If the Executive elects to terminate his employment for Good Reason, he shall provide the Company with a written notice.

                    (f) Termination by the Executive Without Good Reason. The Executive may terminate his employment hereunder for any reason or no reason by giving the Company sixty (60) days prior written notice of the termination.

               6. Compensation Following Termination Prior to the End of the Term. In the event that the Employee's employment hereunder is terminated prior to the end of the Term, the Executive shall be entitled to the following compensation and benefits upon such termination:

                    (a) Termination by Reason of Death or Total Disability. In the event that the Executive's employment is terminated prior to the expiration of the Term by reason of the

Executive's death or Total Disability pursuant to Paragraph 5(a) or 5(b), the Company shall pay the following amounts to the Executive (or the Executive's estate, as the case may be):

               i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

               ii. A prorated amount of Bonus Compensation, to be paid at the time the Executive's Bonus Compensation would have been paid had he remained employed by the Company, computed by multiplying the amount of Bonus Compensation the Executive would have earned for the year in which the termination occurred and the fraction of the year the Executive was employed by the Company;

               iii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

               iv.  Any vacation accrued to the date of termination.

               The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined and paid in accordance with the terms of such plans, programs and grant, except that the Company shall, with respect to any major medical and all other health, accident, or disability plans for which the Executive, or his spouse or legal representative, elects continuation in accordance with COBRA, be responsible for payment of premiums related to the maintenance of such plans for a period of six (6) months following the date of termination.

                    (b) Termination by the Company for Cause; Termination by the Executive Without Good Reason. In the event that the Executive's employment is terminated by the Company for Cause pursuant to Paragraph 5(c) or by the Executive without Good Reason pursuant to Paragraph 5(f), the Company shall pay the following amounts to the Executive:

               i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

               ii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4; and

               iii. Any vacation accrued to the date of termination.

               The benefits to which the Executive may be entitled upon termination pursuant to the plans and programs referred to in Paragraph 4 and the plan and grant thereunder referred to in Paragraph 3(c) hereof shall be determined in accordance with the terms of such plans, programs and grant.

                    (c) Termination by the Company Without Cause; Termination by the Executive For Good Reason. In the Event that the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d) or by the Executive for Good Reason pursuant to Paragraph 5(e), the Company shall pay the following amounts to the Executive:

               i. Any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3) for services rendered to the date of termination;

               ii. Such bonus as may reasonably be determined by the Company based upon the Executive's performance through the date of termination;

               iii. Any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4;

               iv.  Any vacation accrued to the date of termination; and

               v. Continued payment of the Base Salary (as determined under Paragraph 3) until the earlier of (a) thirty-six (36) months after the date of termination, or (b) the expiration of the Term. Such payments shall be made in accordance with the Company's standard payroll practices then in effect.

               The Company shall continue to provide the Executive with the benefits set forth in Paragraph 4 as if he had remained employed by the Company pursuant to this Agreement through the earlier of
               (a) thirty-six (36) months after the date of termination, or (b) the end of the Term; provided that to the extent any benefits described in Paragraph 4 cannot be provided pursuant to the plan or program maintained by the Company for its employees and/or executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive. The benefits referred to in Paragraph 3(c) shall be determined in accordance with the terms of such plan and grant thereunder.

                    (d) No Duty to Mitigate. In the event that the Executive's employment is terminated by reason of the Executive's Total Disability Pursuant to Paragraph 5(b), the Executive's employment is terminated by the Company without Cause pursuant to Paragraph 5(d), or the Executive's employment is terminated by the Executive for Good Reason pursuant to Paragraph 5(e), the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

                    (e) No Other Benefits or Compensation. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to the Executive at the time of the termination of the Executive's employment prior to the end of the Term, the Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to any future period after such termination.

               7. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records.

               7.1 Noncompetition and Nonsolicitation. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and in consideration of compensation to be received hereunder, the Executive agrees that during his employment hereunder the Executive will not compete with or be engaged in any business which, during his employment hereunder, is engaged in the investment banking, asset management, or internet (including media buying, web design, technology engineering, or other internet-related services) business in the United States or Canada, provided that the provisions of this Paragraph will not be deemed breached merely because the Executive owns less than 10% of the outstanding common stock of a publicly-traded company or is a passive investor who owns less than 10% of the outstanding common stock of a privately-held company.

               In further consideration of the compensation to be received hereunder, the Executive agrees that during the Term and for a period of one year subsequent to any termination hereunder, the Executive shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to terminate his, her or its relationship with the Company; (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of the Company to become employees, agents, representatives or consultants of any other person or entity; (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of the Company with respect to any product or service being furnished, made, sold or leased by the Company; or (iv) persuade or seek to persuade any customer of the Company to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through the Executive's efforts.

               7.2 Proprietary Information. The Executive acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company and the Company's subsidiaries. The Executive covenants that he shall not during the Term or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any such proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

               For purposes of this Section 7, "proprietary information" shall not include information which is or becomes generally available to the public other than as a result of a breach of this Agreement by the Executive.

               7.3 Confidentiality and Surrender of Records. The Executive shall not during the Term or at any time thereafter (irrespective of the circumstances under which the Executive's employment by the Company terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company, nor shall he retain, and will deliver promptly to the Company, any of the same following termination of his employment hereunder for any reason or upon request by the Company. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape or electronic or other media or equipment of any kind which may be in the Executive's possession or under his control or accessible to him which contain any proprietary information of the Company or the Company's subsidiaries. All confidential records shall be and remain the sole property of the Company, or, as applicable, the Company's subsidiaries during the Term and thereafter.

               7.4 Inventions and Patents. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which the Executive develops during his employment with the Company and which relates to the fields in which the Company or the Company's subsidiaries is then engaged shall belong to the Company, or, as applicable, the Company's subsidiaries. Upon request, the Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company, or, as applicable, a subsidiary of the Company all his right, title, and interest in and to such Inventions.

               7.5 Enforcement.

                    (a) The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 7 would be inadequate and that the Company, in addition to such other remedies as may be available to it at law or in equity, shall be entitled to institute proceedings in any court or courts of competent jurisdiction to obtain damages for breach of this Paragraph 7 and injunctive relief.

                    (b) In no event shall any asserted violation of any provision of this Paragraph 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

               8. Key Man Insurance. The Executive recognizes and acknowledges that the Company or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to the Executive, the proceeds of which would be payable to the Company or such affiliate. The Executive hereby consents to the Company or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at the Company's expense), execute such documents and otherwise take any and all actions necessary or desirable in order for the Company or its affiliates to seek, purchase and maintain in full force and effect such policy or policies.

               9. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three days after mailing. Any notice, consent, request or other communication made or given in accordance with the Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                  To the Company:

                                    THCG, Inc.
                                    650 Madison Avenue, 21st Floor
                                    New York, New York 10022
                                    Attention:  Joseph Mark

                                    Facsimile No.:  [(212) 223-0161]

                  To the Executive:

                                    Adi Raviv
                                    THCG, Inc.
                                    650 Madison Avenue, 21st Floor
                                    New York, New York 10022
                                    Facsimile No.:  [(212) 223-0161]

               10. Successors.

                    (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

                    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                    (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

               11. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

               12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

               13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

               14. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

               15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date above written.

                                   THCG, INC.



                                   By:--------------------------------
                                      Name:
                                      Title:


                                      --------------------------------
                                               Adi Raviv

EXHIBIT D TO EXHIBIT 2.1

                                VOTING AGREEMENT

              VOTING AGREEMENT (the "Agreement"), dated as of August , 1999, by and between Tower Hill Securities, Inc., a New York corporation ("Tower Hill"), and the undersigned stockholders (collectively, the "Stockholders") of Walnut Financial Services, Inc., a Utah corporation ("Walnut").

              WHEREAS, concurrently herewith, Tower Hill, Walnut, THCG, Inc., a Delaware corporation and wholly-owned subsidiary of Walnut ("THCG"), and Tower Hill Acquisition Corp., a New York corporation and wholly-owned subsidiary of THCG ("Newco"), are entering into an Agreement and Plans of Merger (the "Merger Agreement") pursuant to which (i) Walnut will be merged with and into THCG ("Merger 1") and (ii) Newco will be merged with and into Tower Hill ("Merger 2" and, together with Merger 1, the "Mergers"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement; and

              WHEREAS, as of the date hereof, each of the Stockholders is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) of such number of shares of common stock, par value $0.01 per share, of Walnut (the "Walnut Common Stock") as is indicated below his signature on the final page of this Agreement (the "Walnut Shares");

              WHEREAS, pursuant to the Merger Agreement, each share of Walnut Common Stock issued and outstanding immediately prior to the First Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of THCG (the "THCG Common Stock");

              WHEREAS, immediately after the First Effective Time, pursuant to the Merger Agreement, each of the Stockholders will be the record holder and beneficial owner of such number of shares of THCG Common Stock as is equal to the number of Walnut Shares held by such Stockholder prior to the First Effective Time (the "THCG Shares");

              WHEREAS, as a material inducement to Tower Hill to enter into the Merger Agreement, the Stockholders are willing to enter into and be bound by this Agreement pursuant to which the Stockholders agree (i) not to transfer or otherwise dispose of any of the Walnut Shares prior to the Expiration Date (as defined in Section 4 below), or any other shares of capital stock of Walnut acquired hereafter and prior to the Expiration Date, except as otherwise permitted hereby, (ii) to vote the Walnut Shares and such other shares of capital stock of Walnut so as to facilitate the consummation of the Mergers, and
(iii) not to transfer or otherwise dispose of any THCG Shares, except as permitted hereby;

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         AGREEMENT TO VOTE WALNUT SHARES


              Section 1.1 Agreement to Vote Walnut Shares. From and after the date of this Agreement and ending as of the Expiration Date, the Stockholders hereby agree that, at any meeting of the stockholders of Walnut, however called, the Stockholders shall vote the Walnut Shares (a) in favor of the Mergers and each other item submitted to the stockholders of Walnut for their approval and recommended by the Board of Directors of Walnut; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Walnut, THCG or Newco under the Merger Agreement; and (c) against any action or agreement (other than the Merger Agreement or the Related Transactions) that would impede, interfere with, delay, postpone or attempt to discourage either or both of the Mergers, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Walnut or any of its Subsidiaries; (ii) a sale or transfer of a material amount of assets of Walnut or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Walnut or any of its Subsidiaries, except as provided in the Merger Agreement or effected in connection with the Related Transactions; (iii) any change in the management or board of directors of Walnut, except as otherwise agreed to, in writing, by Tower Hill; (iv) any material change in the present capitalization or dividend policy of Walnut, except as provided in the Merger Agreement or effected in connection with the Related Transactions; or (v) any other material change in Walnut's corporate structure or business, except as provided in the Merger Agreement or effected in connection with the Related Transactions.

              Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

                      (a) Each Stockholder hereby irrevocably grants to, and appoints, Joseph D. Mark and Adi Raviv, or either of them, in their respective capacities as officers or directors of Tower Hill, and any individual who shall hereafter succeed to any such office or directorship of Tower Hill, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote the Walnut Shares and New Shares in favor of the Mergers and the Related Transactions and against each matter contemplated by Sections 1.1(b) and (c) hereof.

                      (b) Each Stockholder represents and warrants that any proxies heretofore given in respect of the Walnut Shares are revocable, and that any such proxies are hereby revoked.

                      (c) Each Stockholder understands and acknowledges that Tower Hill is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the ir-revocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 16-10a-722 of the Revised Business Corporation Act of the State of Utah.

              Section 1.3 No Inconsistent Arrangements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (a) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Walnut Shares or any interest therein, (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Walnut Shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization in or with respect to the Walnut Shares, (d) deposit the Walnut Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Walnut Shares or (e) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of such Stockholder hereunder untrue or incorrect.

              Section 1.4 Additional Walnut Shares. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Tower Hill of the number of any new shares of equity securities of Walnut acquired by such Stockholder, if any, after the date hereof and prior to the Expiration Date ("New Shares"), other than New Shares a Stockholder may receive in connection with the Related Transactions. Each Stockholder agrees that such New Shares shall be voted in the same manner and subject to the same conditions as the Walnut Shares as provided for in this Agreement.

              Section 1.5 Expiration. Article I hereof and each Stockholder's obligations under such Article I shall terminate and shall no longer be in effect on the earlier of the First Effective Time or the termination of the Merger Agreement in accordance with its terms (such date, the "Expiration Date").

                                   ARTICLE II

                     RESTRICTIONS ON TRANSFER OF THCG SHARES

              Section 2.1 Restriction on Transfers. Except as permitted by
Section 2.2 hereof, no Stockholder shall, directly or indirectly, Transfer any THCG Shares or any interest therein during the twelve (12) month period following the Second Effective Time to any other Person (including, without limitation, by operation of law), except as expressly permitted by this Agreement. Any attempt to Transfer any THCG Shares not in accordance with this Agreement shall be null and void and THCG shall not give any effect to any such attempted Transfer on its stock records. For the purposes of this Article II, "Transfer" means any transfer, sale, assignment, exchange, mortgage, pledge, encumbrance, hypothecation or other disposition of any THCG Shares or any interest therein.

              Section 2.2 Permitted Transfers.

                      (a) If the Average Closing Bid Price of the THCG Common Stock is greater than $4.00 per share, then the Stockholders shall be permitted to Transfer any of their THCG Shares; provided, however, that if the closing price of the THCG Common Stock on any trading day thereafter is $2.00 or less, the Stockholders shall no longer be permitted to Transfer any of their THCG Shares pursuant to this Section 2.2, unless and until the Average Closing Bid Price thereafter is greater than $4.00 per share. For the purposes of this
Section 2.2(a), "Average Closing Bid Price" shall mean the average of the last sale prices of the THCG Common Stock for twenty consecutive trading days, as reported on the Nasdaq National Market, or the closing bid prices as reported in the over-the-counter market if the THCG Common Stock is not traded on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the THCG Common Stock occurring after the Closing Date).

                      (b) Notwithstanding anything to the contrary contained in this Article II, any Stockholder may freely Transfer its THCG Shares, provided that each such transferee shall first (i) execute and deliver to the transferring Stockholder a written consent (in the form attached hereto as Exhibit A) to be bound by all of the provisions of this Article II as though such transferee were the transferring Stockholder, and (ii) give a duplicate original of such consent to THCG. The provisions of this Section 2.2(b) shall not apply if the Board of Directors of THCG so consents.

                      (c) Notwithstanding anything to the contrary contained in this Article II, (i) if any of the Walnut Common Stock issued pursuant to
Section 5.6(A) of the Merger Agreement and converted into THCG Common Stock pursuant to Section 2.1(a) of the Merger Agreement is covered by an effective registration statement under the Securities Act, then the Walnut Stockholders may freely Transfer, in the aggregate, a percentage of their THCG Shares equal to the percentage of the shares of such THCG Common Stock covered by such registration statement, or (ii) if any of the THCG Common Stock issued to the stockholders of Tower Hill pursuant to the Merger Agreement is subsequently covered by an effective registration statement under the Securities Act, then the Walnut Stockholders may freely Transfer, in the aggregate, a number of their THCG shares equal to such number of shares of THCG Common Stock covered by such registration statement.

              Section 2.3 Legend. The following statement shall be inscribed on all certificates representing the THCG Shares held by the Stockholders so long as this Agreement is in effect with respect to the shares represented by such certificates:

              THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT DATED AS OF AUGUST __, 1999 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY, AND THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                   ARTICLE III

                          CERTAIN ADDITIONAL COVENANTS

              Section 3.1 Covenant to Effect the Related Transactions. Each of the Stockholders hereby covenants and agrees to use its commercially reasonable efforts to approve and to effect the Related Transactions provided for in
Section 5.6 of the Merger Agreement.

              Section 3.2 Non-solicitation. Each of the Stockholders hereby covenants and agrees to immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, Walnut or any of its Subsidiaries or any business combination with Walnut or any of its Subsidiaries, except that any Stockholder may continue any existing discussions or negotiations with respect to the acquisition by Walnut of other factoring businesses in exchange for assets of, or an equity interest in, Walnut. Each of the Stockholders hereby covenants and agrees that, prior to the Effective Time of the Mergers, it shall not, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving Walnut or its Subsidiaries or acquisition of any capital stock or any material portion of the assets of Walnut and its Subsidiaries, or any combination of the foregoing (an "ACQUISITION TRANSACTION"), or negotiate, explore or otherwise engage in discussion with any Person (other than Tower Hill or its directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, except in accordance with Section 5.14 of the Merger Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

              Section 4.1 Representation and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Tower Hill as follows:

                          (a) Title. Such Stockholder has good and valid title
                      to the Walnut Shares listed next to such Stockholder's name on the signature page hereto, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature.

                          (b) Ownership of Shares. On the date hereof, the
                      Walnut Shares listed next to such Stockholder's name on the signature page hereto, are owned of record or beneficially by such Stockholder and, on the date hereof, such Walnut Shares constitute all of the shares or equity securities of Walnut owned of record or beneficially by such Stockholder. Such Stockholder has sole voting power and sole power of disposition with respect to all of the Walnut Shares listed next to such Stockholder's name on the signature page hereto, with no restrictions, subject to applicable federal securities laws, on such Stockholder's rights of disposition pertaining thereto.

                          (c) Power; Binding Agreement. Such Stockholder has the
                      legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been, assuming the due authorization, execution and delivery of the same by each of the other parties hereto, duly and validly executed and delivered by such Stockholder and constitutes a valid, legal and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

              Section 4.2 Representations and Warranties of Tower Hill. Tower Hill hereby represents and warrants to the Stockholders as follows:

                      (a) Organization; Qualification. Tower Hill has been duly organized and is validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Tower Hill is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                      (b) Authority Relative to this Agreement. Tower Hill has all necessary corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. The execution and delivery by Tower Hill of this Agreement and the consummation by Tower Hill of the transactions contemplated by this Agreement have been duly authorized and approved by the board of directors of Tower Hill, and no other corporate proceedings on the part of Tower Hill are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement has been, assuming the due authorization, execution and delivery of the same by each of the other parties hereto, duly and validly executed and delivered by Tower Hill and constitutes a valid, legal and binding agreement of Tower Hill, enforceable against Tower Hill in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                                    ARTICLE V

                                  MISCELLANEOUS

              Section 5.1 Further Assurances. From time to time, at Tower Hill's request and without further consideration, the Stockholders shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

              Section 5.2 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

              Section 5.3 Parties in Interest. Except for THCG, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assignees, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

              Section 5.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

              Section 5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

              If to the Stockholders:

                       at the respective addresses and telecopier numbers set forth opposite their names on
                       Schedule I to this Agreement:


              With a copy to:

                       Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 West Wacker Drive, Suite 2700
                       Chicago, Illinois 60606
                       Attention: Gretchen Anne Trofa, Esq.
                       Telecopier No.: (312) 984-3150

              If to Tower Hill:

                       Tower Hill Securities, Inc.

                       650 Madison Ave.
                       New York, New York  10022
                       Attention: Joseph D. Mark, President
                       Telecopier No.: (212) 223-0161

              With a copy to:

                       Kramer Levin Naftalis & Frankel LLP
                       919 Third Avenue
                       New York, New York 10022
                       Attention:  Peter S. Kolevzon, Esq.
                       Telecopier No.:  (212) 715-8000

or to such other address, person's attention or telecopier number as the person to whom notice is given may have previously furnished to the others, in writing, in the manner set forth above.

              Section 5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

              Section 5.7 Specific Performance. Each Stockholder recognizes and acknowledges that a breach by him of any covenants or agreements contained in this Agreement will cause Tower Hill to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each Stockholder agrees that in the event of any such breach Tower Hill shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

              Section 5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

              Section 5.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              Section 5.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              SECTION 5.11 WAIVER OF JURY TRIAL. EACH OF TOWER HILL AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

              IN WITNESS WHEREOF, Tower Hill and each Stockholder and Seller have caused this Agreement to be duly executed as of the day and year first above written.


                                  TOWER HILL SECURITIES, INC.

                                  By:
                                           ------------------------------
                                           Name:
                                           Title:


                                  WINDY CITY, INC.

                                  By:
                                           ------------------------------
                                           Name:
                                           Title:

                                  Shares owned:

                                               shares of Common Stock
                                  ------------

                                  THE HOLDING COMPANY

                                  By:
                                           ------------------------------
                                           Name:
                                           Title:


                                  Shares owned:

                                               shares of Common Stock
                                  ------------

                                  THE KANTER FAMILY FOUNDATION

                                  By:
                                           ------------------------------
                                           Name:
                                           Title:


                                  Shares owned:

                                               shares of Common Stock
                                  ------------

                                   SCHEDULE I

Windy City, Inc.
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182
Attention:  Joel Kanter

The Holding Company
c/o Neal Gerber & Eisenberg
2 N. LaSalle Street
22nd Floor
Chicago, Illinois 60602
Attention: Burton W. Kanter

copy to:

The Holding Company
c/o Linda Diane Enterprises
N8939 Waterpower Road
Deerbrook, Wisconsin 54424-9635
Attention: Linda Gallenberger


The Kanter Family Foundation
8000 Towers Crescent Drive
Suite 1070
Vienna, Virginia 22182
Attention:  Joel Kanter

                                    EXHIBIT A

                          Form of Transferee's Consent


                                     CONSENT

TO:               THCG, Inc.
                  650 Madison Avenue
                  21st Floor
                  New York, New York 10022
                  Attention: Joseph D. Mark

                  The undersigned transferee (the "Transferee") of the Stockholder of THCG, Inc., a Delaware corporation ("THCG"), named below (the "Transferring Stockholder") hereby agrees to be bound by all the provisions of
Article II of that certain Voting Agreement dated as of August , 1999 by and among Tower Hill Securities, Inc., a New York corporation, and certain stockholders of Walnut Financial Services, Inc., a Utah corporation, as though the undersigned were an original signatory to said Voting Agreement.



                                           ------------------------------
                                           Transferee:



Name of
Transferring
Stockholder:
            ------------------

GENERAL SCHEDULES TO EXHIBIT 2.1



                                    SCHEDULES
                                     TO THE
                          AGREEMENT AND PLANS OF MERGER
                                 BY AND BETWEEN
                        WALNUT FINANCIAL SERVICES, INC.,
                                       AND
                                   THCG, INC.
                                       AND
                                  BY AND AMONG
                                   THCG, INC.,
                          TOWER HILL ACQUISITION CORP.,
                                       AND
                           TOWER HILL SECURITIES, INC.

                           DATED AS OF AUGUST 5, 1999

SCHEDULE 1.6(a)     OFFICERS OF SURVIVING CORPORATION 1

   Joseph D. Mark   -  Co-Chief Executive Officer
   Adi Raviv        -  Co-Chief Executive Officer
   Shai Novik       -  Chief Operating Officer/Chief Financial Officer/Secretary


SCHEDULE 2.1(b)(i)     WALNUT OPTIONS NOT CANCELLED


HOLDER                 PLAN      NUMBER OF OPTIONS    EXERCISE PRICE     EXPIRATION DATE
------                 ----      -----------------    --------------     ---------------
Jeffrey Pyatt           (1)      16,667               $7.8750            1/27/08
Eugene Scalercio        (1)      13,334               $10.86             2/28/03
Jeremy Shamos           (1)      1,000                $13.50             1/1/06
Various                 (3)      633,334              $9.00              10/15/02
Linda Gallenberger      (2)      4,871                $10.80             9/6/04
Victoria Ross           (2)      7,306                $10.80             9/6/04
Jeremy Shamos           (2)      5,585                $10.80             9/6/04
James A. Weisgal        (2)      1,397                $10.80             9/6/04
Lawrence J. Weisgal     (2)      1,397                $10.80             9/6/04
Richard P. Weisgal      (2)      1,397                $10.80             9/6/04
Lee W. Weisgal          (2)      1,397                $10.80             9/6/04

(1) Amended and Restated NFS Services, Inc. (Utah) 1994 Incentive Stock Option Plan
(2)  Walnut Capital Corporation 1987 Stock Option Plan, as amended
(3) Class A Warrants issued subject to the Class A Warrant Agreement dated October 15, 1997 by and between Walnut and Corporate Stock Transfer, Inc.

SCHEDULE 2.1(b)(ii)    WALNUT OPTIONS TO BE REPURCHASED


============================================================================================
           HOLDER      NUMBER OF OPTIONS     BLACK-SCHOLES VALUE       TOTAL PURCHASE PRICE
                        TO BE PURCHASED          PER OPTION
--------------------------------------------------------------------------------------------
Robert F. Mauer                  16,667                    $0.14                $2,333.38
--------------------------------------------------------------------------------------------
                                  4,167                    $0.30                $1,250.10
--------------------------------------------------------------------------------------------
Burton W. Kanter                 41,655                    $0.09                $3,748.95
--------------------------------------------------------------------------------------------
Joel S. Kanter                   33,324                    $0.09                $2,999.16
============================================================================================


SCHEDULE 5.1(b)(xi)    TRANSFER OF ASSETS PRE-CLOSING

         Sale of 58,633 shares of Vidikron of America, Inc. by Tower Hill to Hambro America, Inc. for a purchase price of $49,837.63.

         Sale of stock receivable in the amount of 58,633 shares of Common Stock of Vidikron by Tower Hill to Hambro America, Inc. for a purchase price of $49,837.63.

         Sale of doubtful receivables, owed to Tower Hill, by Tower Hill to Hambro America, Inc. for a purchase price equal to fair market value.

         Transfer of $90,000 by Tower Hill to Hambro America, Inc.

SCHEDULE 5.1(b)(xii)   CANCELLATION OF CERTAIN INDEBTEDNESS PRE-CLOSING

         Promissory Note, dated December 26, 1998, executed by Joseph Mark in the principal amount of $50,000. This Promissory Note will be forgiven pre-Closing.

         Promissory Note, dated December 26, 1998, executed by Adi Raviv in the principal amount of $50,000. This Promissory Note will be either repaid or forgiven pursuant to Section 5.26 of the Merger Agreement.

         In December 1998, Tower Hill loaned an aggregate of $219,299.16 to Joseph D. Mark, Adi Raviv and Yoav Bitter. These loans are noninterest-bearing and have no specified maturity date. The loan to Mr. Mark, in the amount of $82,237.185, will be forgiven pre-Closing. The loan to Mr. Raviv, in the amount of $82,237.185, will be either repaid or forgiven pursuant to Section 5.26 of the Merger Agreement. The loan to Mr. Bitter, in the amount of $54,824.79, will not be forgiven pre-Closing, but is expected to be resolved in the NASD arbitration proceeding referred to in Schedule 3.9(b).

SCHEDULE 5.1(b)(xiii)  ACQUISITIONS OF SECURITIES

         Stock Purchase Agreement, dated July 29, 1999, between Tower Hill and Carnegie Partners, pursuant to which Carnegie Partners will sell 57,381 shares of Series B Preferred Stock of RTImage Ltd. and a warrant to purchase 7,371 shares of Series B Preferred Stock of RTImage Ltd. to Tower Hill for a purchase price of $64,751 plus interest thereon. Adi Raviv owns 50% of Carnegie Partners.

         Stock Purchase Agreement, dated July 29, 1999, between Tower Hill and HTI Ventures LLC, pursuant to which HTI Ventures LLC will sell 200 shares of Convertible Preferred Class B Stock of Sunshine Media Corporation to Tower Hill for a purchase price of $25,000 plus interest. Adi Raviv holds a 99% interest in HTI Ventures LLC.

SCHEDULE 5.2(b)(ix)    CERTAIN PERMITTED INDEBTEDNESS

         Walnut is permitted to increase its indebtedness by $2,000,000 provided such loan proceeds are used to repay the outstanding $2,000,000 debenture issued by Walnut Capital Corporation to SBIC Funding Corp.

SCHEDULE 5.2(b)(x)     CERTAIN PERMITTED PAYMENTS

         Payment of $2,000,000, plus accrued interest, to SBIC Funding Corp. in accordance with the terms of the outstanding $2,000,000 debenture issued by Walnut Capital Corporation to SBIC Funding Corp. and any debt incurred pursuant to Schedule 5.2(b)(ix).

SCHEDULE 5.6(B) CERTAIN DEBTS/LIABILITIES OF WALNUT FINANCIAL SERVICES, INC. AND ITS SUBSIDIARIES


         ========================================================================
         The Holding Company                                            $200,000
         ------------------------------------------------------------------------
         William J. Von Liebig 1994 Charitable                          $600,000
         Remainder Unitrust
         ------------------------------------------------------------------------
         Kanter Family Foundation                                       $250,000
         ------------------------------------------------------------------------
         Windy City, Inc.                                                $43,000
         ------------------------------------------------------------------------
         TOTAL                                                        $1,093,000
         ========================================================================

SCHEDULE 5.20(a)       THCG OPTIONS

                                                   (A)               (B)
         Joseph D. Mark                            250,000           200,000(1)
         Adi Raviv                                 250,000           200,000(1)

         Joel S. Kanter                    90,000(1)
         Burton W. Kanter                          70,000(1)
         Robert F. Mauer                           50,000(1)
         Joshua S. Kanter                          25,000(1)
         Solomon A. Weisgal                        20,000(1)
         William F. Burge III                      20,000(1)
         Albert  Morrison                          20,000(1)
         Earl Chapman                      20,000(1)
         Gene E. Burleson                          20,000(1)
         Shea Cordell                              15,000(1)

         Total                                     1,250,000



(1)      The terms of such options shall be as follows:

         (i) The options shall have an exercise price of $2.00 per share or such other higher or lower exercise price as is equal to the exercise price of the 500,000 options to be issued to Joseph
                  D. Mark and Adi Raviv as contemplated by column (A) of this Schedule (the "Mark/Raviv Options").

         (ii) The options shall have a term of five (5) years or such longer term as is equal to the term of the Mark/Raviv Options.

         (iii)    The options shall be immediately exercisable.

         (iv)     The options shall not be subject to forfeiture.

         (v)      The options shall be non-transferable.